                      U.S. $71,000,000


                      CREDIT AGREEMENT


               dated as of November 19, 1999


                           among


                  ZOLTEK COMPANIES, INC.,
                    ZOLTEK CORPORATION,
             ZOLTEK INTERMEDIATES CORPORATION,
                  ZOLTEK PROPERTIES, INC.,
                CAPE COMPOSITES, INC., AND
            ENGINEERING TECHNOLOGY CORPORATION,
                     as the Borrowers,

                        THE LENDERS
          and any other lenders hereafter becoming
                 a party to this Agreement

                            and

           MERCANTILE BANK NATIONAL ASSOCIATION,
                          as Agent

                        TABLE OF CONTENTS
                        -----------------
                                                                  PAGE
                                                                  ----

SECTION 1. TERM                                                      5

SECTION 2. DEFINITIONS                                               5

SECTION 3. THE LOANS                                                26
      3.1 Revolving Credit Commitment of Lenders                    26
      3.2 Swingline Facility                                        28
      3.3 Acquisition Revolving Credit Facility                     29
      3.4 Term Loan Commitment of Lenders                           31
      3.5 Procedure for Borrowing.                                  32
            (a) Revolving Credit Loan Advances                      32
            (b) Swingline Loan Advances                             34
            (c) Acquisition Revolving Credit Loan Advances          34
            (d) Disbursement of Term Loan                           36
            (e) Interest Rate Conversions                           37
      3.6 Minimum Draw-Down                                         39
      3.7 Letters of Credit                                         39
      3.8 Interest Rates and Payments.                              42
      3.9 Prepayment; Funding Losses                                43
      3.10 Basis for Determining Interest Rate Inadequate or Unfair 44
      3.11 Illegality                                               45
      3.12 Requirements of Law: Increased Costs                     45
      3.13 Prime Loans Substituted for Affected LIBOR Loans         46
      3.14 Arrangement Fee; Agent's Fee                             46
      3.15 Commitment Fee                                           46
      3.16 Place and Manner of Payment                              47
      3.17 Maturity                                                 47
      3.18 Prepayments                                              47
            (a) Voluntary Prepayments                               47
            (b) Mandatory Prepayments                               48
            (c) Notice of Payment                                   49
      3.19 Discretion of Lenders as to Manner of Funding            49
      3.20 Reduction of Loan Commitments                            50
      3.21 Interest Rate Protection                                 50
      3.22 Utilization of Commitments in Optional Currencies        50
            (a) Periodic Computations of Dollar Equivalent Amounts
                  of Loans and Letters of Credit Outstanding        50
            (b) Notices from Lenders That Optional Currencies Are
                  Unavailable to Fund New Loans                     50
            (c) Notices From Lenders That Optional Currencies Are
                  Unavailable to Fund Renewals of the LIBOR Loans   51

      3.23 Currency Repayments                                      51
      3.24 Optional Currency Amounts                                52
      3.25 European Monetary Union                                  52
      3.26 Judgment Currency                                        53

SECTION 4. PRECONDITIONS TO LOANS                                   54
      4.1 Initial Loan                                              54
      4.2 Subsequent Revolving Credit Loans                         58
      4.3 Subsequent Acquisition Revolving Credit Loans             58

SECTION 5. COLLATERAL                                               60
      5.1 Security Agreement                                        60
      5.2 Additional Collateral                                     60
            (a) Domestic Subsidiaries                               60
            (b) Foreign Subsidiaries                                60
      5.3 Release                                                   61

SECTION 6. REPRESENTATIONS AND WARRANTIES                           61
      6.1 Corporate Existence and Power                             61
      6.2 Corporate Authorization                                   61
      6.3 Binding Effect                                            61
      6.4 Financial Statements; Financial Condition                 62
      6.5 Litigation                                                62
      6.6 Pension and Welfare Plans                                 62
      6.7 Returns and Payment                                       63
      6.8 Subsidiaries                                              63
      6.9 Compliance With Other Instruments; None Burdensome        63
      6.10 Other Loans and Guarantees                               64
      6.11 Labor Matters                                            64
      6.12 Title to Property                                        64
      6.13 Regulation U                                             64
      6.14 Multi-Employer Pension Plan Amendments Act of 1980       64
      6.15 Investment Company Act of 1940: Public Utility Holding
             Company Act of 1935                                    64
      6.16 Patents, Licenses, Trademarks, Etc.                      65
      6.17 Environmental and Health and Safety Matters              65
      6.18 Corporate or Fictitious Names                            65
      6.19 Year 2000 Compliance                                     65
      6.20 The Collateral Documents                                 66
      6.21 SPHL Acquisition                                         66

SECTION 7. COVENANTS.                                               66
      7.1 Affirmative Covenants of Borrowers                        66
            (a) Information                                         67
            (b) Payment of Indebtedness                             68
            (c) Consultations and Inspections                       68

            (d) Payment of Taxes; Corporate Existence; Maintenance
                  of Properties; Insurance                          69
            (e) Accountants                                         70
            (f) ERISA Compliance                                    70
            (g) Maintenance of Books and Records                    71
            (h) Further Assurances                                  71
            (i) Financial Covenants                                 71
            (j) Compliance with Law                                 72
            (k) Notices                                             72
            (l) Protection of Collateral                            74
            (m) Compliance with Environmental Laws                  74
      7.2 Negative Covenants of Borrowers                           75
            (a) Limitations on Liens                                75
            (b) Sale of Property                                    75
            (c) Mergers and Consolidations                          75
            (d) Acquisitions                                        76
            (e) Fiscal Year                                         76
            (f) Stock Redemptions and Distributions                 76
            (g) Transactions with Related Parties                   76
            (h) Loans and Investments                               76
            (i) Dissolution or Liquidation                          77
            (j) Change in Nature of Business                        77
            (k) Pension Plans                                       77
            (l) Limitation on Indebtedness                          77
            (m) Limitation on Stock Offerings                       78
      7.3 Use of Proceeds                                           78

SECTION 8. EVENTS OF DEFAULT                                        78

SECTION 9. THE AGENT                                                81
      9.1 Appointment and Authorization                             81
      9.2 Agent and Affiliates                                      81
      9.3 Action By Agent                                           82
      9.4 Consultation with Experts                                 82
      9.5 Liability of Agent                                        82
      9.6 Indemnification                                           82
      9.7 Credit Decision                                           82
      9.8 Resignation of Agent                                      83
      9.9 Removal of Agent                                          83

SECTION 10. GENERAL                                                 83
      10.1 No Waiver                                                83
      10.2 Right of Setoff                                          84
      10.3 Cost and Expenses                                        84
      10.4 Environmental Indemnity                                  84
      10.5 General Indemnity                                        85

      10.6 Authority to Act                                         85
      10.7 Capital Adequacy                                         86
      10.8 Notices                                                  86
      10.9 Consent to Jurisdiction                                  86
      10.10 Agent's and Lenders' Books and Records                  87
      10.11 Governing Law: Amendments                               87
      10.12 Participations and Assignments                          87
      10.13 [Reserved.]                                             88
      10.14 References:  Headings for Convenience                   89
      10.15 Subsidiary Reference                                    89
      10.16 No Oral Agreements: Entire Agreement                    89
      10.17 Severability                                            89
      10.18 Counterparts                                            89
      10.19 Resurrection of Obligations                             89
      10.20 U.S. Dollars                                            90
      10.21 Subordination of Intercompany Indebtedness              90
      10.22 Post Closing Actions                                    91

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Swingline Note
Exhibit C         Form of Acquisition Revolving Credit Note
Exhibit D         Form of Term Note
Exhibit E         Form of Borrowing Notice
Exhibit F         Form of Borrowing Base Certificate
Exhibit G         Form of Standby Letter Credit Application
Exhibit H         Form of Commercial Letter of Credit Application
Exhibit I         Form of Participation Certificate
Exhibit J         Form of Borrower's Counsel Opinion
Exhibit K         Form of Officer's Certificate
Exhibit L         Form of Assignment Agreement
Exhibit M         Form of Joinder Agreement

Schedule 6.5      Litigation
Schedule 6.6      Pension and Welfare Plans
Schedule 6.8      Subsidiaries of the Borrowers
Schedule 6.10     Other Loans and Guarantees
Schedule 6.11     Labor Matters
Schedule 6.12     Liens
Schedule 6.18     Corporate or Fictitious Names

                         CREDIT AGREEMENT
                         ----------------

     THIS CREDIT AGREEMENT (this "Agreement") is made and entered into this 19th day of November, 1999, by and among ZOLTEK COMPANIES, INC., a Missouri corporation ("Parent"), ZOLTEK CORPORATION, a Missouri corporation ("ZC"), ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation, ("ZIC"), ZOLTEK PROPERTIES, INC., a Missouri corporation ("ZPI"), CAPE COMPOSITES, INC., a California corporation ("CCI"), and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation ("ETC") (each, individually a "Borrower" and, collectively, the "Borrowers"), the undersigned lenders and any other lenders hereafter becoming a party to this Agreement (the "Lenders"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as agent on behalf of the Lenders (in such capacity, the "Agent").

                            WITNESSETH:

     WHEREAS, the Borrowers desire a credit facility to finance the acquisition of Structural Polymer (Holdings) Limited and future acquisitions purposes, to fund working capital requirements, to refinance existing indebtedness, and for those other corporate purposes expressly permitted hereunder; and

     WHEREAS, ZC, ZIC, ZPI, CCI, and ETC are wholly-owned Subsidiaries of Parent, and each Borrower will receive direct and indirect economic, financial and other benefits from the credit facilities provided under this Agreement;

     WHEREAS, the Lenders, severally and not jointly, are willing, upon the terms and subject to the conditions set forth in this Agreement, to make loans and otherwise provide credit facilities to the Borrowers for the purposes described;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree and promise as follows:

SECTION 1.  TERM.
-----------------

     The "Term" of this Agreement shall commence on the date hereof and shall end on November 18, 2005, unless earlier terminated by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement, in which event the Term hereof shall end on such earlier date.

SECTION 2.  DEFINITIONS.
------------------------

     In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

     Abilene Facility means the manufacturing facility of the
     ----------------
Borrowers in Abilene, Texas, including, without limitation, the real estate, buildings, improvements, fixtures, machinery, equipment, and other tangible and certain intangible personal property and all accessories and parts relating thereto.

     Account Debtor shall mean any Person who is and/or may become
     --------------
obligated to any Borrower or Structural Polymer (Holdings) Limited or its Subsidiaries under or on account of an Account.

     Accounts shall mean all trade accounts receivable of any
     --------
Borrower which have been invoiced by such Borrower or Structural Polymer (Holdings) Limited or its Subsidiaries, as the case maybe.

     Acceptable Acquisition shall mean any Acquisition of an ongoing
     ----------------------
business similar to or consistent with the Borrowers' current (as of the date hereof) lines of business: (a) which has been: (i) in the event a corporation or its assets is the subject of such Acquisition, either (x) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (y) recommended by such Board of Directors to the shareholders of such corporation, (ii) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (iii) in the event a limited liability company is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the members of the limited liability company which is the subject of such Acquisition, (iv) in the event an organization or entity other than a corporation, partnership or limited liability company is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (v) in the event the corporation, partnership, limited liability company or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction; (b) which Borrowers shall have given Agent and Lenders at least twenty (20) Business Days prior written notice; (c) if such Acquisition involves a merger or consolidation, shall result in a Borrower or a wholly-owned Subsidiary of a Borrower being the surviving corporation; (d) if the portion of the purchase price for such Acquisition payable by Borrowers in cash exceeds $10,000,000.00 or if the aggregate of the cash portion of the purchase price for all Acquisitions during the Term hereof exceeds $15,000,000.00, then Borrowers shall have obtained the prior written consent of the Required Lenders; (e) at least ten (10) Business Days prior to the consummation of the Acquisition, Borrowers have given pro
                                                                   ---
forma financial statements of Borrowers giving effect to the
-----
Acquisition which demonstrate, in the Agent's sole discretion (exercised in good faith), that Borrowers will be in pro forma compliance with
                                          ---------
the financial covenants set forth in Section 7.1(i) of this Agreement to Agent and Lenders; provided, however, that no Acquisition shall be an
                   --------
Acceptable Acquisition unless both as of the date of any such Acquisition and immediately following such Acquisition the Borrowers are (and on a pro forma basis the Borrowers project that they will continue to be) in compliance with the terms, covenants and conditions contained in this Agreement and the other Transaction Documents.

     Acknowledgment Agreement shall mean any acknowledgment agreement
     ------------------------
required to be delivered by any of the Borrowers to Agent pursuant to which any mortgagee other than

Agent, lessor of property on which Collateral is stored or otherwise located or any warehouseman, filler, processor or packer of any Inventory acknowledges the liens and security interests of Agent and, in the case of any real property leased by any Borrower or subject to a mortgage executed by any Borrower other than a mortgage executed by any Borrower in favor of Agent, provides Agent access to such real property for a reasonable period of time to assemble, complete and sell any Collateral located thereon.

     Acquisition shall mean any transaction or series of related
     -----------
transactions, consummated on or after the date of this Agreement, by which any Borrower (a) acquires any ongoing business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least
(i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company, or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

     Acquisition Revolving Credit Commitment shall mean for each
     ---------------------------------------
Lender the amount set forth as the Acquisition Revolving Commitment of such Lender next to its name on the signature pages hereof or on the signature pages of any subsequent Assignment Agreement to which such Lender is a party.

     Acquisition Revolving Credit Loan and Acquisition Revolving
     ---------------------------------     ----------------------
Credit Loans shall have the meanings ascribed thereto in Section
------------
3.3(a).

     Acquisition Revolving Credit Notes shall mean each of the
     ----------------------------------
Acquisition Revolving Credit Notes of the Borrowers to be executed and delivered to each of the Lenders pursuant to Section 3.3(a), as the same may from time to time be amended, modified, extended or renewed.

     Agent shall have the meaning ascribed thereto in the preamble.
     -----

     Agent's Fees shall have the meaning assigned to such term in
     ------------
Section 3.14(b).

     Applicable Margin shall mean (a) with respect to each type of
     -----------------
Loan, the rate per annum listed in the applicable column below for the type of Loan specified for each such column and (b) with respect to the Commitment Fee, the rate per annum listed in the applicable column below:

-----------------------------------------------------------------------------------------------
If the Leverage Ratio is:  <1.50:1    >=1.50:1    >=2.00:1    >=2.50:1    >=3.00:1      >3.5:1
                                       <2.00:1     <2.50:1     <3.00:1    <=3.50:1
-----------------------------------------------------------------------------------------------
LIBOR Loans                  1.00%       1.25%       1.75%       2.00%       2.25%       2.50%
Denominated in Dollars
-----------------------------------------------------------------------------------------------
LIBOR Loans                 1.125%      1.375%      1.875%      2.125%      2.375%      2.625%
Denominated in
Optional Currency
-----------------------------------------------------------------------------------------------
Prime Loans                  0.00%       0.00%       0.00%       0.25%       0.50%       0.75%
-----------------------------------------------------------------------------------------------
Commitment Fee               0.35%       0.35%       0.40%       0.40%       0.50%       0.50%
-----------------------------------------------------------------------------------------------

The determination of the Applicable Margin as of any date shall be based on the Leverage Ratio as of the end of the most recently ended fiscal quarter of Parent for which consolidated financial statements of Parent and its Consolidated Subsidiaries have been delivered to the Lenders pursuant to Section 7.1(a), and shall be effective for purposes of determining the Applicable Margin from and after the first day of the Parent's fiscal quarter immediately following the date on which such delivery of financial statements is required until the first day of the Parent's fiscal quarter immediately following the next such date on which delivery of consolidated financial statements of Parent and its Consolidated Subsidiaries is so required. For example, the Leverage Ratio as of the end of the fiscal quarter of Parent ending December 31, 1999 would be determined from the consolidated financial statements of Parent and its Consolidated Subsidiaries as of and for the Parent's fiscal quarter ending December 31, 1999 (which are required to be delivered to Agent on or before February 14, 2000), and would be used in determining the Applicable Margin from and after April 1, 2000. Notwithstanding the above, until such date as Parent has delivered to Agent consolidated and consolidating balance sheets as of the end of the Parent's fiscal year 1999 and the related consolidated and consolidating statements of income, the Applicable Margin applicable to each Loan shall be Two and One-Quarter Percent (2.25%) per annum for LIBOR Loans with Interest Periods commencing on or before such date and One Half of One Percent (.5%) per annum for all Prime Loans outstanding on or before such date, and in accordance with the terms of Section 3.15 of this Agreement, the Commitment Fee shall be calculated at the rate of One Half of One Percent (0.5%) for all fiscal quarters or portions thereof ending on or before such date. All such adjustments shall become effective as to LIBOR Loans outstanding on the first day of any quarter upon the expiration of the then current applicable Interest Period for such Loans.

     Arrangement Fee shall have the meaning ascribed thereto in
     ---------------
Section 3.14(a).

     Asset Disposition shall mean any sale or other disposition
     -----------------
(including by way of merger, consolidation or condemnation and whether by operation of law or otherwise), or series of sales or other dispositions made on or after the date hereof by the Parent or any Subsidiary of the Parent to any Person (other than the Parent or any Subsidiary of the Parent) of any asset or assets which yields Net Cash Proceeds in excess of $500,000 in any period of twelve (12) consecutive months, other than (i) sales of inventory in the ordinary course of business or (ii) a sale or disposition of the assets of a foreign (non-U.S.) business unit of the Parent or of a foreign (non-U.S.) Subsidiary or foreign (non-U.S.) business unit of any Subsidiary of the Parent, direct or indirect, which yields Net Cash Proceeds of less than $5,000,000.

     Assignment Agreement has the meaning ascribed thereto in Section
     --------------------
10.12(b).

     Attorneys' Fees shall mean:  (a) the reasonable value of the
     ---------------
services (and reasonable costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other experts and professionals employed by such attorneys) employed by Agent (including, without limitation, attorneys and paralegals who are employees of Agent or any affiliate of Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and/or any of the other Transaction Documents; (b) the reasonable value of the services (and reasonable costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other experts and professionals employed by such attorneys) employed by Agent (including, without limitation, attorneys and paralegals who are employees of Agent or of any direct or indirect parent corporation, subsidiary or affiliate of Agent) from time to time (i) in connection with the amendment, modification, extension and/or renewal of this Agreement and/or any of the other Transaction Documents and/or (ii) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement or any of the other Transaction Documents; and
(c) the reasonable value of the services (and reasonable costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other experts and professionals employed by such attorneys) employed by Agent or any of the Lenders (including, without limitation, attorneys and paralegals who are employees of Agent or any of the Lenders or of any direct or indirect parent corporation, subsidiary or affiliate of Agent or any of the Lenders) from time to time (i) in connection with the enforcement of this Agreement and/or any of the other Transaction Documents, (ii) to represent Agent or any of the Lenders in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent or any of the Lenders, Borrower or any other Person and whether in bankruptcy or otherwise but excluding any of the foregoing involving a dispute between the Agent and any one or more of the Lenders or a dispute among the Lenders) in any way or respect relating to this Agreement or any of the other Transaction Documents, Borrowers or any Subsidiary of Borrowers, (iii) to protect, collect, lease, sell, take possession of or liquidate any collateral, (iv) to attempt to enforce any security interest in or other Lien upon any collateral or to give any advice with respect to such enforcement and (v) to enforce any of Agent's or any Lender's rights to collect any of Obligations. The Agent or the applicable Lender, as the case may be, shall provide Borrowers with reasonable detail for all such Attorneys' Fees.

     BBA means the British Bankers' Association.
     ---

     Borrowers shall have the meaning ascribed thereto in the
     ---------
preamble and shall include any Subsidiary which shall become a party to the Transaction Documents as a "Borrower" thereunder.

     Borrowing Base shall have the meaning ascribed thereto in
     --------------
Section 3.1(b).

     Borrowing Base Certificate shall have the meaning ascribed
     --------------------------
thereto in Section 3.1(c).

     Borrowing Notice shall have the meaning ascribed thereto in
     ----------------
Section 3.5(a).

     Business Day shall mean any day other than a Saturday or Sunday
     ------------
or a legal holiday on which commercial banks are closed for business in St. Louis, Missouri, and (a) if the applicable Business Day relates to any LIBOR Loan, such day must also be a day on which dealings are carried on in the London interbank market, and (b) with respect to advances or payments of Loans or any other matters relating to Loans denominated in an Optional Currency, such day also shall be a day on which (i) deposits in the relevant Optional Currency are carried on in the applicable interbank market, and (ii) all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in the principal financial center of the country of such Optional Currency.

     Capital Expenditure shall mean any expenditure which, in
     -------------------
accordance with generally accepted accounting principles, is or should be capitalized on the balance sheet of the Person making the same.

     Capitalized Lease shall mean any lease which, in accordance with
     -----------------
generally accepted accounting principles, is or should be capitalized on the balance sheet of the lessee.

     Capitalized Lease Obligations of any Person shall mean, as of
     -----------------------------
the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with generally accepted accounting principles.

     Change of Control shall mean (a) Parent shall at any time cease
     -----------------
to own 100% of the capital stock of any Subsidiary, other than Zoltek RT, (b) Parent shall at any time cease to own at least 98% of the capital stock of Zoltek RT, (c) individuals who are members of the board of directors of the Parent on the date of this Agreement or individuals nominated by such individuals or by their successors so nominated shall cease to constitute a majority of the directors of the Parent, (d) any Person, entity or "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (other than Zsolt Rumy (together with any trust or partnership or other entity over which he has voting control)) is or becomes the beneficial owner of more than Twenty Five Percent (25%) of the outstanding Voting Stock of Parent, or
(e) Zsolt Rumy (together with any trust or partnership or other entity over which he has voting control) ceases to own in the aggregate Ten Percent (10%) of the outstanding Voting Stock of Parent.

     Code shall mean the Internal Revenue Code of 1986, as amended,
     ----
and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

     Collateral means all "Collateral" referred to in the Collateral
     ----------
Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to secure the payment on performance of any of the Obligations.

     Collateral Documents means, collectively, the Security
     --------------------
Agreement, the Pledge Agreement, the Deed of Trust and each other agreement that creates or purports to create or perfect a Lien in favor of the Agent for the benefit of the Lenders.

     Commitment Fee has the meaning ascribed thereto in Section 3.15.
     --------------

     Computation Date shall have the meaning assigned to that term in
     ----------------
Section 3.22(a).

     Consolidated Net Income shall mean the net income (or loss) of
     -----------------------
Parent and its Consolidated Subsidiaries for the period in question on a consolidated basis, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles, after eliminating all intercompany items, all determined in accordance with generally accepted accounting principles.

     Consolidated Net Worth shall mean, at any date, total
     ----------------------
stockholders' equity of Parent and its Consolidated Subsidiaries as determined in accordance with generally accepted accounting principles.

     Consolidated Subsidiary shall mean with respect to any Person at
     -----------------------
any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with generally accepted accounting principles.

     Conversion Notice shall have the meaning ascribed thereto in
     -----------------
Section 3.5(e).

     Debt Offering means any issuance, sale or other offering by the
     -------------
Parent or any Subsidiary of the Parent of debt instruments or debt securities to any Person (other than the Parent or any Subsidiary of the Parent), other than any purchase money debt and any issuance, sale or other offering of debt instruments or debt securities by a foreign (non-U.S.) Subsidiary of the Parent, direct or indirect, which yields Net Cash Proceeds of less than $10,000,000 in any single transaction or series of related transactions (including a Stock Offering by a foreign (non-U.S.) Subsidiary of any Borrower).

     Deed of Trust shall mean that certain Deed of Trust, Assignment
     -------------
of Rents and Leases, and Fixture Filing of even date herewith by ZPI to a trustee for the benefit of Agent and creating a Lien on the Abilene Facility, as the same may be amended, restated, modified or supplemented from time to time.

     Default shall mean an event or condition the occurrence of which
     -------
would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 8 hereof.

     Distribution in respect of any corporation shall mean:
     ------------

     (a) dividends or other distributions on capital stock of the corporation (other than stock dividends); and

     (b) the redemption, repurchase or other acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock).


     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful
     ----------------------------------------------
money of the United States of America.

     Dollar Equivalent shall mean, with respect to any amount of any
     -----------------
currency, the Equivalent Amount of such currency expressed in Dollars.

     Dow Jones Markets Page 3750 shall mean the display designated as
     ---------------------------
"Page 3750" on the Dow Jones Markets Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying BBA's Interest Settlement Rates for deposits in U.S. Dollars or Optional Currencies, as the case may be).

     EBITDA shall mean with respect to the four consecutive fiscal
     ------
quarter period ending on the date of such calculation, Consolidated Net Income, plus, without duplication and to the extent deducted in
        ----
determining such Consolidated Net Income, the sum of (a) Interest Expense for such period, (b) income tax expense for such period, (c) the aggregate amount attributable to depreciation and amortization for such period, (d) the aggregate amount of extraordinary losses during such period, (e) the aggregate amount of non-cash expenses during such period, and (f) the aggregate amount of losses on the sale or other disposition of assets other than in the ordinary course of business during such period, and minus, without duplication and to the extent
                        -----
added in determining such Consolidated Net Income for such period, (x) the aggregate amount of extraordinary gains during such period and (y) the aggregate amount of gains on the sale or other disposition of assets other than in the ordinary course of business during such period, all determined in accordance with generally accepted accounting principles. For the purposes of calculating EBITDA for the Parent's fiscal quarters ending December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000 in order to determine compliance with Section 7.1(i)(i), EBITDA for such period shall be calculated after giving pro forma effect
                                                 --- -----
thereto as if the SPHL Acquisition occurred on the first day of such period. For the purposes of calculating EBITDA for any period in connection with any determination of the ratio of Total Funded Debt to EBITDA pursuant to Section 7.1(i)(ii), (i) if at any time during such period the Parent or any of its Consolidated Subsidiaries shall have made any Material Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such period and (ii) if during such period the Parent or any of its Consolidated Subsidiaries shall have made a Material Acquisition, EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition
       --- -----
occurred on the first day of such period. As used in this definition, "Material Acquisition" and "Material Disposition" mean, respectively, any acquisition or disposition of property or series of related acquisitions or dispositions of property that comprise all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

     EBITDAR shall mean with respect to the four quarter period
     -------
ending on the date of such calculation, the sum of EBITDA plus Rent Expense for the Parent and its Consolidated Subsidiaries, determined in accordance with generally accepted accounting principles.

     Eligible Accounts shall mean all Accounts other than:  (a)
     -----------------
Accounts which remain unpaid for more than ninety (90) days after their original invoice dates or past due more than thirty (30) days after their original due dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts with respect to which the Account Debtor is a partner of any Borrower or a Related Party of the Borrowers, (d) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as bill and hold accounts or Accounts of a similar or like arrangement; (e) Accounts (other than Accounts of Structural Polymer (Holdings) Limited or its Subsidiaries) with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the United States of America, unless the Account is backed by a commercial letter of credit in form and substance acceptable to Agent and issued or confirmed by a domestic bank acceptable to Agent; (f) Accounts with respect to which the Account Debtor is the United States of America, any state of the United States or any other governmental body or any department, agency or instrumentality of any of the foregoing, unless such Accounts are duly assigned to Agent for the benefit of each of the Lenders in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that Agent is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (g) Accounts with respect to which any Borrower is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to any Borrower, but only to the extent of the then aggregate liability of such Borrower to such Account Debtor (i.e. the excess of the aggregate face amount of Accounts of such Account Debtor to Borrower over the aggregate liability of Borrower to such Account Debtor shall constitute an Eligible Account),
(h) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (i) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than ten (10) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (j) Accounts with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Borrower (or by any agent or custodian of any Borrower) for the account of or subject to further and/or future direction from the Account Debtor thereof; (k) Accounts arising from a "sale on approval" or a "sale or return;" (l) Accounts as to which Agent or the Required Lenders, at any time or times hereafter, reasonably determine by written notice to the Borrowers, that the prospects of payment or performance by the Account Debtor is or will be impaired in any material respect; (m) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit reasonably determined by Agent or Required Lenders, by written notice to Borrowers, at any time or times hereafter;
(n) Accounts (other than Accounts of Structural Polymer (Holdings) Limited or its Subsidiaries) which are not subject to a first priority perfected security interest in favor of Agent for the benefit of each of the Lenders; and (o) Accounts with respect to which the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered in respect to the Account Debtor in an involuntary case under the federal bankruptcy laws. In addition to the foregoing, Eligible Accounts shall include such Accounts for which Borrowers shall request approval and that Agent approves in advance, in writing, and in its reasonable discretion, which approval shall not prevent Agent from time to time from revoking such approval in the exercise of its reasonable discretion.

     Eligible Inventory shall mean all Inventory of Borrowers or
     ------------------
Structural Polymer (Holdings) Limited which consists of raw materials or finished goods (specifically excluding any Inventory of Borrowers which consists of modified raw materials or work-in-process) other than: (a) any Inventory which is damaged, obsolete or unsaleable; (b) any Inventory which Agent reasonably determines to be ineligible due to age, type, category, quality and/or quantity; (c) any Inventory which consists of packaging and/or shipping supplies and/or materials; (d) any Inventory which consists of consigned raw materials or consigned finished goods; (e) any Inventory (other than Inventory of Structural Polymer (Holdings) Limited) which is not located in the continental United States of America; (f) any Inventory of a Borrower which is not located at the chief executive office of such Borrower, one of the locations listed on Exhibit A to the Security Agreement or another
                    ---------
location with respect to which the applicable Borrower has complied with all of the requirements of the Security Agreement; and (g) any Inventory (other than Inventory owned by Structural Polymer (Holdings) Limited or its Subsidiaries) which is not subject to a first priority perfected security interest in favor of Agent.

     Environmental Laws shall mean the Resource Conservation and
     ------------------
Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, whether solid, liquid or gas, as now or at any time hereafter in effect.

     Environmental Lien shall have the meaning ascribed thereto in
     ------------------
Section 7.1(k)(vii).

     Equivalent Amount shall mean, at any time, as determined by the
     -----------------
Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"): (i) if the Reference Currency and the Equivalent Currency are the same, the amount of such Reference Currency, or (ii) if the Reference Currency and the Equivalent Currency are not the same, the amount of such Equivalent Currency converted from such Reference Currency at the Agent's spot selling rate (based on the market rates then prevailing and available to the Agent) for the sale of such Equivalent Currency for such Reference Currency at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

     Equivalent Currency shall have the meaning assigned to that term
     -------------------
in the definition of Equivalent Amount.

     ERISA shall mean the Employee Retirement Income Security Act of
     -----
1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     ERISA Affiliate shall mean any corporation, trade or business
     ---------------
that is, along with any Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     Event of Default shall have the meaning ascribed thereto in
     ----------------
Section 8.

     Fee Letter means that certain letter agreement, dated as of
     ----------
November 12, 1999, among the Agent and the Borrowers, as amended, modified, restated or supplemented from time to time.

     Fixed Charges shall mean for the period in question the sum of
     -------------
(a) Interest Expense for the applicable period, (b) income tax expense for the applicable period, (c) Rent Expense for the applicable period,
(d) scheduled principal installments on Indebtedness (as adjusted for prepayments, and including payments under Capitalized Leases but excluding principal payments on the Revolving Credit Loans and the Acquisition Revolving Credit Loans other than principal payments of Acquisition Revolving Credit Loans resulting from the reduction of such Facility pursuant to Section 3.3(a) of this Agreement) due during the applicable period, (e) Capital Expenditures during the applicable period, and (f) dividends or other distributions on capital stock of the Parent, in each case of the Parent and its Consolidated Subsidiaries during the applicable period, all as determined in accordance with generally accepted accounting principles.

     Flood Hazard Property shall have the meaning ascribed thereto in
     ---------------------
Section 4.1(a)(xvii)(D).

     Funded Debt of any Person shall mean, as of the date of
     -----------
determination thereof, the sum of (without duplication): (a) all Indebtedness of such Person for borrowed money; plus (b) all Capitalized Lease Obligations of such Person; plus (c) all Guarantees by such Person of Funded Debt of others.

     Funding Office shall mean, with respect to Loans denominated in
     --------------
Dollars, the lending office of the Agent at its address specified in or pursuant to Section 10.8 and, with respect to Loans denominated in Optional Currencies, such lending office, affiliate or correspondent bank of the Agent as may be designated by the Agent with respect to any Optional Currency.

     Guarantee by any Person shall mean any obligation, contingent or
     ---------
otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

     Hazardous Materials shall mean any hazardous substance or
     -------------------
pollutant or contaminant defined as such in (or for the purposes of) any Environmental Law and shall include, without limitation, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, without limitation, any source, special nuclear or byproduct material as defined in 42 U.S.C. Section 2011 et seq., as amended or hereafter
                                  -- ----
amended, and asbestos in any form or condition.

     Hedging Fee shall have the meaning ascribed thereto in Section 3.8.
     -----------

     Indebtedness of any Person shall mean and include, without
     ------------
duplication, any and all indebtedness, liabilities and obligations of such Person which in accordance with generally accepted accounting principles are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or obligations which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited to repossession or sale of such Property such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person whether or not reflected on the balance sheet of such Person (including, without limitation, reimbursement obligations in respect of letters of credit) and (v) all Capitalized Lease Obligations of such Person. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person.

     Indemnitees shall have the meaning ascribed thereto in Section 10.5.
     -----------

     Intercompany Indebtedness shall have the meaning ascribed thereto
     -------------------------
in Section 10.21.

     Interest Expense shall mean, on any date, for the period for
     ----------------
which such calculation is being made, total interest expense on any Indebtedness of the Parent and/or its Consolidated Subsidiaries, including, without limitation, the interest component on any Capitalized Lease

Obligations, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

     Interest Period means with respect to each LIBOR Loan, the
     ---------------
period beginning on, as the case may be, the borrowing date or conversion date of, or on the date of expiration of the then current Interest Period with respect to, such LIBOR Loan and extending one, two, three or six months thereafter (to the extent funds are available to the Lenders for such period), as selected by the Borrowers, as the case may be, in the notice of borrowing as provided in Section 3.5 or its notice of conversion as provided in Section 3.5 or by irrevocable notice to the Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Loan if the Loan is to be continued as such; provided that:
                            --------

     (a) subject to paragraph (b) below, if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day is in a different calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b)  any Interest Period that would otherwise extend beyond
   November 18, 2005 shall end on November 18, 2005; and

     (c) if the Borrowers shall fail to give notice as provided above, the affected LIBOR Loan shall automatically be converted to a Prime Loan at the end of the Interest Period therefor.

     Inventory shall mean all inventory of the Borrowers and
     ---------
Structural Polymer (Holdings) Limited valued at the lower of cost or market in accordance with generally accepted accounting principles.

     Joinder Agreement means a Joinder Agreement substantially in the
     -----------------
form of Exhibit M hereto, executed and delivered by a Subsidiary in
        ---------
accordance with the terms of Section 5.2.

     Letter of Credit shall have the meaning ascribed thereto in
     ----------------
Section 3.7.

     Letter of Credit Application shall have the meaning ascribed
     ----------------------------
thereto in Section 3.7.

     Letter of Credit Commission Fee shall have the meaning ascribed
     -------------------------------
thereto in Section 3.7.

     Letter of Credit Issuance Fee shall have the meaning ascribed
     -----------------------------
thereto in Section 3.7.

     Letter of Credit Negotiation Fee shall have the meaning ascribed
     --------------------------------
thereto in Section 3.7.

     Leverage Ratio shall mean, on any date, the ratio of (a) Total
     --------------
Funded Debt on such date less the amount of cash held by Parent and its Consolidated Subsidiaries on such date in excess of $2,500,000.00 to (b) EBITDA on such date.

     LIBOR Base Rate shall mean, with respect to the applicable
     ---------------
Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, or (b) if the LIBOR Index Rate is not available, the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars or the Optional Currency, as the case may be, in immediately available funds are offered to Agent in the London interbank market by two (2) or more major banks selected by Agent in its sole discretion, at such time on the date two (2) Business Days before the first day of such Interest Period as Agent in its sole discretion elects, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

     LIBOR Index Rate shall mean, with respect to the applicable
     ----------------
Interest Period, (a) with respect to LIBOR Loans denominated in Dollars, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) for deposits in Dollars for a period equal to such Interest Period, quoted by the BBA which appears on the Dow Jones Markets Page 3750 as of 9:00 a.m. (St. Louis time) on the day two (2) Business Days before the commencement of such Interest Period, and (b) with respect to LIBOR Loans denominated in an Optional Currency, the rate per annum (rounded upwards, if necessary to the next higher 1/100 of 1%) for deposits in the relevant Optional Currency for a period equal to such Interest Period, quoted by the BBA, which appears on the Dow Jones Markets Page 3750 as of 9:00 a.m. (St. Louis time) on the day two (2) Business Days before the commencement of such Interest Period.

     LIBOR Loan shall mean a Loan bearing interest based on the LIBOR
     ----------
Rate.

     LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base
     ----------
Rate divided by (ii) one minus the applicable Reserve Percentage. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     Lien shall mean any interest in Property securing an obligation
     ----
owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

     Loan shall mean each Revolving Credit Loan, each Swingline Loan,
     ----
each Acquisition Revolving Credit Loan, and each Term Loan, in each case whether a Prime Loan or a LIBOR Loan, and Loans shall mean any or all
                                          -----
of the foregoing.

     Loan Commitments shall mean the total of the Revolving Credit
     ----------------
Commitments, the Acquisition Revolving Credit Commitments, and the Term Loan Commitment of all of the Lenders.

     Mandatory Prepayment means any prepayment required by Section
     --------------------
3.18(b)(i) or (ii).

     Material Adverse Change as used herein shall mean any event
     -----------------------
which, if immediately taken into account on Parent's (or any of its Subsidiaries', as the case may be) financial statements prepared in accordance with generally accepted accounting principles, would have the likely effect of causing Borrowers to be in default under any of the financial covenants contained in Section 7.1(i).

     Material Adverse Effect shall mean a material adverse effect on
     -----------------------
the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole.

     Maximum Swingline Amount means Five Million Dollars
     ------------------------
($5,000,000.00).

     Mercantile means Mercantile Bank National Association (or its
     ----------
successor) in its individual capacity.

     Mortgagee Policy shall have the meaning ascribed thereto in
     ----------------
Section 4.1(a)(xvii)(C).

     Multiemployer Plan shall mean a "multi-employer plan" as defined
     ------------------
in Section 4001(a)(3) of ERISA which is maintained for employees of Parent, any ERISA Affiliate or any Subsidiary of Parent.

     Net Cash Proceeds shall mean the proceeds of any Asset
     -----------------
Disposition, Stock Offering, or Debt Offering net of (a) brokerage commissions and other commissions, fees and expenses (including fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition, Stock Offering, or Debt Offering, and (b) a reserve for taxes payable as a result of any such Asset Disposition and (c) in the case of Asset Dispositions, (i) net of any Indebtedness secured by a Permitted Lien on any of the assets being sold and which is paid off in connection with such Asset Disposition and (ii) net of any amount expended by Borrowers within 120 days after the applicable Asset Disposition to replace any assets sold or otherwise disposed of in connection with such Asset Disposition.

     Notes shall mean the Revolving Credit Notes, the Swingline Note,
     -----
the Acquisition Revolving Credit Notes, and the Term Notes, as the same may from time to time be amended, restated, modified, extended or renewed.

     Obligations shall mean any and all indebtedness (principal,
     -----------
interest, fees and other amounts), liabilities and obligations owing to Agent or any of the Lenders under the Notes, this Agreement, the Security Agreement, the Letter of Credit Applications (including any unreimbursed amounts with respect to the Letters of Credit) or any of the other Transaction Documents and any extensions, renewals, amendments or replacements thereof, in each case whether absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

     Occupational Safety and Health Laws shall mean the Occupational
     -----------------------------------
Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

     Optional Currency shall mean, subject to availability, any of
     -----------------
the following currencies: British Pounds Sterling ("GBP"), Deutsche Mark ("DEM"), and the European common currency ("Euro").

     Original Currency shall have the meaning assigned to such term
     -----------------
in Section 3.26.

     Other Currency shall have the meaning assigned to such term in
     --------------
Section 3.26.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any
     ----
entity succeeding to any or all of its functions under ERISA.

     Pension Plan shall mean a "pension plan," as such term is
     ------------
defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA and which is established or maintained by Parent, any ERISA Affiliate or any Subsidiary of Parent, other than a Multiemployer Plan.

     Permitted Liens shall mean any of the following:
     ---------------

     (a) Liens in favor of Agent or any of the Lenders arising under any of the Collateral Documents.

     (b) Liens existing as of the date of this Agreement and listed on Schedule 6.12 attached hereto and any extensions, renewals or
      -------------
   replacements of any Lien listed on Schedule 6.12, provided that
                                      -------------  --------
   no additional property shall be encumbered by such Liens and the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any such extension, renewal or replacement;

     (c) incipient Liens for property taxes and assessments or governmental charges or levies not yet due and payable or Liens for property taxes and assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

     (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Parent and its Subsidiaries or which customarily exist on the properties of corporations engaged in similar activities and similarly situated and which do not in any event materially interfere with or impair the use of such real properties in the operation of the business of the Parent and its Subsidiaries;

     (e) Liens to secure claims for labor, materials or supplies in respect of obligations not overdue or being contested in good faith by appropriate proceedings in connection with the ownership of its property (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlords' liens) which are not incurred in connection with the incurrence of Indebtedness and which do not in the aggregate materially interfere with or impair the use of such property in the operation of the business of the Parent and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

     (f) Liens in respect of deposits or pledges made in the ordinary course of business to secure performance in connection with bids or contracts (other than for the payment of borrowed money) or to secure surety, stay, appeal or customs bonds or other similar Liens, pledges or deposits, provided that the aggregate amount of deposits or
                --------
   pledges at any time pursuant to this subparagraph (f) shall not exceed $500,000;

     (g) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens incurred in the ordinary course of business, in existence less than sixty (60) days (or in the case of any Lien with respect to which the underlying claim shall currently be contested by the Parent or the applicable Subsidiary in good faith by appropriate proceedings, the period of time during which such Lien is being contested) from the date of creation thereof in respect of obligations not overdue or deposits to obtain the release of such Liens, which Liens do not in the aggregate materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business of the Parent or such Subsidiary;

     (h)  Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.9, provided
                                                           --------
   that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by preceding subparagraph (e));

     (i) Liens of commercial depository institutions, arising in the ordinary course of business and not securing Funded Debt, constituting a statutory or common law right of setoff against amounts on deposit with such institution;

     (j) purchase money Liens granted to a Person financing a Capital Expenditure, and any extensions, renewals or replacements thereof, so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (ii) the Lien secures only the Indebtedness incurred to acquire such asset(s), (iii) the aggregate principal amount of Indebtedness secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted, (iv) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this subparagraph (j) does not exceed the amount permitted by Section 7.2(l), and (v) the transaction does not violate any other provision of this Agreement; and

     (k) Capitalized Leases entered into by Parent or any Subsidiary of Parent to the extent permitted by Section 7.2(l), provided that
                                                        --------
   (i) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease and (ii) the Lien encumbering the asset subject to such Capitalized Lease does not encumber any other asset of Parent or any Subsidiary of Parent.

     Person shall mean any individual, sole proprietorship,
     ------
partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     Pledge Agreement shall mean the Pledge Agreement to be executed
     ----------------
by the Parent and delivered to the Agent for the benefit of each of the Lenders pledging sixty-five percent (65%) of its interests in the common stock or ownership interests of Zoltek Rt., a Hungarian corporation and Structural Polymer (Holdings) Limited, a United Kingdom private limited company, as the same may from time to time be amended, restated or modified.

     Prime Loan shall mean a Loan bearing interest based on the Prime
     ----------
Rate.

     Prime Rate shall mean the interest rate announced from time to
     ----------
time by Agent as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change).

     Property shall mean any interest in any kind of property or
     --------
asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this
----------
Agreement, Parent and each Subsidiary of Parent shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     Pro Rata Share shall mean, with respect to each Lender, such
     --------------
Lender's percentage of the aggregate amount of Loans (other than Swingline Loans) then outstanding, determined by dividing the aggregate principal amount of all Loans (other than Swingline Loans) of such Lender then outstanding by the aggregate amount of all Loans (other than Swingline Loans) of all Lenders then outstanding, or, if no Loans are then outstanding, such Lender's percentage of the total Loan Commitments of all of the Lenders, determined by dividing the sum of such Lender's Revolving Credit Commitment, Acquisition Revolving Credit Commitment and Term Loan Commitment by the aggregate Loan Commitments.

     Real Property shall mean any interest in and to land,
     -------------
improvements and fixtures, including any interest arising out of a lease or license of land, improvements and/or fixtures.

     Reference Currency shall have the meaning assigned to that term
     ------------------
in the definition of Equivalent Amount.

     Regulatory Change shall have the meaning ascribed thereto in
     -----------------
Section 3.12.

     Related Party shall mean any Person (other than a Consolidated
     -------------
Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Parent or any Subsidiary of Parent, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of Parent or
(iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by Parent or a Subsidiary of Parent. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Rent Expense shall mean all fixed rents payable by the Parent
     ------------
and its Consolidated Subsidiaries, as lessee or sublessee under a lease of Property. Fixed rents under any so-called "percentage leases" shall be computed based on the actual amount of rent paid, and not on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. The term Rent Expense shall exclude any payments made in respect of any Capitalized Lease.

     Reportable Event shall have the meaning given to such term in
     ----------------
ERISA.

     Required Lenders shall mean, at any time, Lenders having at
     ----------------
least 67% of the aggregate amount of the Loans (other than Swingline Loans) then outstanding, or, if no Loans are then outstanding, at least 67% of the Loan Commitments.

     Reserve Percentage shall mean for any day the percentage
     ------------------
(including any supplemental percentage applied on a marginal basis or any other reserve requirement having a similar effect), expressed as a decimal, which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements for Agent as a member bank of the Federal Reserve System in St. Louis, Missouri, in respect to new eurocurrency liabilities having a maturity comparable to the related Interest Period. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     Responsible Officer shall mean the chief executive officer,
     -------------------
chief operating officer, chief financial officer, chief accounting officer or any other officer of Borrowers at or above the level of Vice President.

     Revolving Credit Commitment shall mean, subject to reduction as
     ---------------------------
set forth in Section 3.20, for each Lender the amount set forth as the Revolving Credit Commitment of such Lender next to its name on the signature pages hereof or on the signature pages of any subsequent Assignment Agreement to which such Lender is a party.

     Revolving Credit Loan and Revolving Credit Loans shall have
     ---------------------     ----------------------
the meanings ascribed thereto in Section 3.1(a).

     Revolving Credit Notes shall mean each of the Revolving Credit
     ----------------------
Notes of the Borrowers to be executed and delivered to each of the Lenders pursuant to Section 3.1(a), as the same may from time to time be amended, modified, extended or renewed.

     SPHL Acquisition shall have the meaning ascribed thereto in
     ----------------
Section 4.1(b).

     SPHL Acquisition Documents shall have the meaning ascribed
     --------------------------
thereto in Section 4.1(b).

     Security Agreement shall mean the Security Agreement to be
     ------------------
executed by each of the Borrowers and delivered to Agent for the benefit of each of the Lenders pursuant to Section 5.1, as the same may from time to time be amended, restated, or modified.

     Stated Amount of each Letter of Credit shall, at any time, mean
     -------------
the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     Stock Offering means any issuance, sale or other offering by the
     --------------
Parent or any Subsidiary of the Parent of any shares of stock or other equity securities to any Person (other than the Parent or any Subsidiary of the Parent), other than (a) any issuance, sale or other offering of stock or other equity securities by a foreign (non-U.S.) Subsidiary of the Parent, direct or indirect, which yields Net Cash Proceeds of less than $10,000,000 in any single transaction or series of related transactions (including a Debt Offering by a foreign (non-U.S.) Subsidiary of any Borrower), (b) any issuance of stock or other equity securities as all or part of the purchase price for any Acceptable Acquisition and (c) any issuance of stock as the result of the exercise of any stock option.

     Subsidiary shall mean, with respect to any Person, any
     ----------
corporation, partnership, joint venture, or limited liability company of which more than fifty percent (50%) of (i) the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) or (ii) the interest in the capital profits of such partnership, joint venture, or limited liability company is at the time owned or controlled, directly or indirectly, by such Person.

     Swingline Expiry Date shall mean the date which is two (2)
     ---------------------
Business Days prior to the expiration of the Term of this Agreement.

     Swingline Loan and Swingline Loans shall have the meanings
     --------------     ---------------
ascribed thereto in Section 3.2(a).

     Swingline Note shall mean the Swingline Note to be executed by
     --------------
Borrowers and delivered to Mercantile pursuant to Section 3.2(a), as the same may from time to time be amended, restated, modified, extended or renewed.

     Term shall have the meaning ascribed thereto in Section 1.
     ----

     Term Loan Commitment shall mean, for each Lender the amount set
     --------------------
forth as the Term Loan Commitment of such Lender next to its name on the signature pages hereof or the signature pages of any subsequent
Assignment Agreement to which such Lender is a party.

     Term Loan and Term Loans shall have the meanings ascribed
     ---------     ----------
thereto in Section 3.4.

     Term Notes shall mean each of the Term Notes of the Borrowers to
     ----------
be executed and delivered to each of the Lenders pursuant to Section 3.4, as the same may from time to time be amended, restated, modified, extended or renewed.

     Title Insurance Company shall have the meaning ascribed thereto
     -----------------------
in Section 4.1(a)(xvii)(F).

     Total Funded Debt shall mean as of any date, without
     -----------------
duplication, the sum of (a) the outstanding principal amount of all Revolving Credit Loans on such date (inclusive of any Revolving Credit Loans deemed to be requested by Borrowers pursuant to Section 3.7(c)), plus (b) the outstanding principal amount of all Acquisition Revolving Credit Loans on such date, plus (c) the Stated Amount of all Letters of Credit issued for the account of Borrowers or their Subsidiaries on such date (net of any Revolving Credit Loans deemed to be requested by Borrowers pursuant to Section 3.7(c)), plus (d) all other Funded Debt of the Parent and its Consolidated Subsidiaries on such date.

     Total Revolving Credit Usage shall mean at any time the sum of
     ----------------------------
(a) the aggregate Dollar Equivalent principal amount of all outstanding Revolving Credit Loans (inclusive of any Revolving Credit Loans deemed to be requested by Borrowers pursuant to Section 3.7(c)), (b) the aggregate principal amount of all outstanding Swingline Loans, and (c) the Stated Amount of all outstanding Letters of Credit (net of any Revolving Credit Loans deemed to be requested by Borrowers pursuant to
Section 3.7(c)).

     Transaction Documents shall mean this Agreement, the Notes, the
     ---------------------
Security Agreement, the Pledge Agreement, the Deed of Trust, the Letter of Credit Applications and all other agreements, documents and instruments heretofore, now or hereafter delivered to Agent or any of the Lenders with respect to or in connection herewith or therewith, any Loans made hereunder, any Letters of Credit issued hereunder or any other of Obligations, and executed by or on behalf of Borrowers, all as the same may from time to time be amended, modified, extended or renewed.

     Voting Stock shall mean, as to any Person, any class or classes
     ------------
of capital stock of a corporation and any and all equivalent ownership interests in any Person (other than a corporation) pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors or the like of such Person.

     Year 2000 Compliant shall mean, with respect to any Person, that
     -------------------
all software, embedded microchips and/or other computer and/or processing capabilities utilized by such Person, and/or included in any software, products, goods and/or services sold and/or leased by such Person, are able to correctly and properly recognize, interpret, process, calculate, compare, sequence and manipulate data and date-sensitive functions on and involving all calendar dates (including, without limitation, dates in and after the year 2000).

     Accounting Terms and Determinations.  Except as otherwise
     -----------------------------------
specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes approved by Borrowers' independent certified public accountants) with the most recent audited financial statements of Borrowers delivered to the Lenders. Notwithstanding the foregoing, Borrowers may from time to time change their accounting methods, either at their option or in order to comply with generally accepted accounting principles, provided that (a) any such change(s) are in accordance with generally accepted accounting principles and are approved by the independent certified public accountants of Borrowers and (b) if Borrowers or the Required Lenders, in good faith, determine that any such accounting change(s), individually or in the aggregate, have any significant effect on any of the financial covenants contained in this Agreement (i) with respect to those financial covenant(s) upon which the effect of such accounting change(s) can be determined with mathematical certainty, such financial covenant(s) shall be amended to reflect the effect of such accounting change(s) (and Borrowers, the Agent and each of the Lenders shall be obligated to promptly execute an amendment to such effect) and (ii) with respect to those financial covenant(s) upon which the effect of such accounting change(s) cannot be determined with mathematical certainty, Borrowers and the Lenders shall, in good faith, negotiate and use their best efforts to agree upon new financial covenant(s) reasonably acceptable to Borrowers and the Lenders to replace the affected financial covenant(s) (which new financial covenant(s) shall, to the extent reasonably possible, approximate the effect of such accounting change(s) on the existing financial covenant(s)), and if Borrowers and the Lenders cannot, in good faith, agree on said new financial covenant(s), the existing financial covenant(s) shall remain in full force and effect and shall be computed using the accounting methods in effect prior to the applicable change in accounting methods. Each such amendment shall be evidenced by an instrument in writing signed by Borrowers, the Agent and each of the Lenders and until such amendment has been fully executed the existing financial covenant(s) shall remain in full force and effect and shall be computed using the accounting methods in effect prior to the applicable change in accounting methods.

SECTION 3.  THE LOANS.
----------------------

     3.1  Revolving Credit Commitment of Lenders.
          --------------------------------------

     (a) Subject to the terms and conditions hereof, during the Term of this Agreement, each Lender hereby severally agrees to make such loans in either Dollars or one or more Optional Currencies (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") to Borrowers as Borrowers may from time to time request pursuant to Section 3.5(a). The Total Revolving Credit Usage hereunder at any one time shall not exceed the lesser of (i) the Borrowing Base; or (ii) Twenty Six Million Dollars ($26,000,000.00), and the Dollar Equivalent amount each Lender shall be required to have outstanding hereunder as Revolving Credit Loans plus their undivided Pro Rata Share participation interest in the Stated

Amount of each Letter of Credit issued by Agent under Section 3.7 shall not exceed, in the aggregate at any one time outstanding, the lesser of
(x) the amount of such Lender's Revolving Credit Commitment or (y) such Lender's Pro Rata Share of the then current Borrowing Base. Each Revolving Credit Loan under this Section 3.1(a) shall be made from the several Lenders ratably in proportion to their respective Revolving Credit Commitments. The Revolving Credit Loans from Lenders to the Borrowers shall be evidenced by Revolving Credit Notes of the Borrowers dated the date hereof and payable to the order of each of the Lenders in the respective principal amounts of each such Lender's Revolving Credit Commitment and in the form attached hereto as Exhibit A and
                                              ---------
incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Notes"). Subject to the terms and conditions hereof, Borrowers may borrow, repay and reborrow such sums from Lenders. Notwithstanding the foregoing, the aggregate amount of Revolving Credit Loans outstanding under this Agreement at any time which are denominated in an Optional Currency shall not exceed Sixteen Million Dollars ($16,000,000.00).

     (b) For purposes of computing the amount of Revolving Credit Loans and Letters of Credit available under the Revolving Credit Commitment, the "Borrowing Base" shall mean the sum of (i) Eighty percent (80%) of the then face amount of Eligible Accounts of the Borrowers, plus (ii) the lesser of (A) Fifty percent (50%) of the then
           ----
Eligible Inventory or (B) Fifteen Million Dollars ($15,000,000.00).

     (c)  Parent shall deliver to Agent on the date of execution hereof (with respect to the month ended October 31, 1999) and thereafter within fifteen (15) days after the end of each month, a borrowing base certificate in the form of Exhibit F attached hereto and incorporated
                           ---------
herein by reference (a "Borrowing Base Certificate") setting forth:

          (i) the Borrowing Base and its components as of the end of the immediately preceding month;

          (ii) the calculation of the Total Revolving Credit Usage then outstanding;

          (iii) the difference, if any, between the Borrowing Base and the Total Revolving Credit Usage.

The Borrowing Base shown in such Borrowing Base Certificate shall be and remain the Borrowing Base hereunder until the next Borrowing Base Certificate is delivered to Agent and each of the Lenders, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified (subject to normal year-end adjustments) as to truth and accuracy by the President, the principal financial officer or the principal accounting officer of the Parent.

     (d) If as of any date the Total Revolving Credit Usage should exceed the lesser of the then current Borrowing Base or the aggregate Revolving Credit Commitments of all Lenders, whether by reduction of the maximum aggregate Revolving Credit Commitments of all Lenders available under Section 3.1(a) pursuant to Section 3.20, reduction of the Borrowing Base, or otherwise, the Borrowers shall be automatically required (without demand or notice of any kind by Agent or any of the Lenders, all of which are hereby expressly waived by the Borrowers) to immediately repay the Swingline Loans until they are reduced to zero, and, if necessary, to repay the Revolving Credit Loans in amounts sufficient to reduce such Total Revolving Credit Usage to an amount equal to the lesser of the Borrowing Base or the aggregate Revolving Credit Commitments of all Lenders. If the Stated Amount of all Letters of Credit still exceeds the lesser of the then current Borrowing Base or the aggregate Revolving Credit Commitments of all Lenders after repayment in full of all Swingline Loans and Revolving Credit Loans under the preceding sentence, Borrowers agree to provide cash collateral in form and substance acceptable to Agent in an amount sufficient to reduce the sum of (A) the Stated Amount of outstanding Letters of Credit minus (B) the amount of such cash collateral, to an amount which is not in excess of the lesser of the then current Borrowing Base or the aggregate Revolving Credit Commitments in the manner required under Section 3.7(f).

     (e) Each Lender shall record in its books and records, and prior to any transfer of its Revolving Credit Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Term hereof, whether such Revolving Credit Loan is then a Prime Loan or a LIBOR Loan, and the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto. Each Lender is hereby irrevocably authorized by Borrowers to so endorse its Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided,
                                                          --------
however that the obligation of Borrowers to repay each Revolving
-------
Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to their respective Revolving Credit Notes. The books and records of each Lender (including, without limitation, the schedules attached to the Revolving Credit Notes) showing the account between such Lender and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth absent manifest error.

     3.2  Swingline Facility.
          ------------------

     (a) Subject to the terms and conditions hereof, Mercantile, for itself alone, agrees from time to time on any Business Day during the Term of this Agreement prior to the Swingline Expiry Date, to make such loans (individually, a "Swingline Loan" and collectively, the "Swingline Loans") to the Borrowers as the Borrowers may from time to time request pursuant to Section 3.5(b). The aggregate principal amount of Swingline Loans outstanding at any one time shall not exceed the Maximum Swingline Amount and the Total Revolving Credit Usage shall not at any one time exceed the lesser of (i) the Borrowing Base or (ii) the Revolving Credit Commitment. The Swingline Loans from Mercantile to the Borrowers shall be evidenced by a single Swingline Note of the Borrowers dated the date hereof and payable to the order of Mercantile in the amount of the Maximum Swingline Amount and in the form attached hereto as Exhibit B
                                                            ---------
and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Swingline Note"). Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow such Swingline Loans from Mercantile.

     (b) On any Business Day, Mercantile may, in its sole discretion, give notice to the Lenders that its outstanding Swingline Loans shall be funded with a borrowing of Revolving Credit Loans (provided that such
                                                   --------
notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Sections 8.6 or 8.7, upon the termination of the obligations of the Lenders to make Loans and for Agent to issue Letters of Credit after the occurrence of an Event of Default, or upon the acceleration of all of the Obligations after the occurrence of an Event of Default), in which case a borrowing of Revolving Credit Loans constituting Prime Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding
   -------------------
Business Day by all Lenders with a Revolving Credit Commitment pro
                                                               ---
rata based on each Lender's Pro Rata Share and the proceeds thereof
----
shall be paid directly to Mercantile to repay Mercantile for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Credit Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Mercantile notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in
Section 4 are then satisfied, (iii) whether a Default or an Event of
---------
Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the aggregate Revolving Credit Commitment at such time; provided that, in no event shall such Lender be required to make
--------
Revolving Credit Loans in excess of such Lender's Revolving Credit Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any of the Borrowers), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from Mercantile such participations in the outstanding Swingline Loans as shall be necessary to cause such Lender to share in such Swingline Loans ratably based upon its respective Pro Rata Share, provided that (x) all interest payable on the Swingline Loans shall be
--------
for the account of Mercantile until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay Mercantile interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the effective rate charged to the Agent for overnight federal funds transactions with members of the Federal Reserve System for each day as determined by the Agent for the first three days and at the rate otherwise applicable to Revolving Credit Loans maintained as Prime Loans hereunder for each day thereafter.

     3.3  Acquisition Revolving Credit Facility.
          -------------------------------------

     (a)  Subject to the terms and conditions hereof, during the Term of this Agreement, each Lender hereby severally agrees to make such loans (individually, an "Acquisition Revolving Credit Loan," and collectively, the "Acquisition Revolving Credit Loans"), to Borrowers as Borrowers may from time to time request pursuant to Section 3.5(c). The aggregate principal amount of Acquisition Revolving Credit Loans which Lenders shall be required to have outstanding hereunder at any one time shall not exceed Ten Million Dollars ($10,000,000.00), and the amount each Lender shall be required to have outstanding hereunder as Acquisition Revolving Credit Loans shall not exceed the amount of such Lender's Acquisition Revolving Credit Commitment. Each Acquisition Revolving Credit Loan under this Section 3.3 shall be made from the several Lenders ratably in proportion to their respective Acquisition Revolving Credit Commitments. The Acquisition Revolving Credit Loans from Lenders to the Borrowers shall be evidenced by the Acquisition Revolving Credit Notes of the Borrowers, each dated the date hereof and payable by the Borrowers to the order of each of the Lenders in the respective principal amounts of each such Lender's Acquisition Revolving Credit Commitment and in the form attached hereto as Exhibit C and
                                                     ---------
incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the "Acquisition Revolving Credit Notes"). The Acquisition Revolving Credit Notes shall mature on November 18, 2005, unless earlier terminated by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement. Subject to any such earlier maturity by reason of acceleration or otherwise, the aggregate Acquisition Revolving Credit Commitments of the Lenders shall be reduced by the amount of Five Hundred Thousand Dollars ($500,000.00) on the first day of each March, June, September, and December during the Term hereof commencing on March 1, 2003 and continuing on the first day of each fiscal quarter of the Borrowers thereafter during the Term hereof, with such reductions being applied to the respective Acquisition Revolving Credit Commitments of the Lenders in accordance with their Pro Rata Shares thereof. In the event any such quarterly reduction in the aggregate Acquisition Revolving Credit Commitments of all of the Lenders is to be decreased below the then outstanding principal amount of all Acquisition Revolving Credit Loans to Borrowers, Borrowers agree to pay to Agent for distribution to the Lenders in accordance with their respective Pro Rata Shares of the Acquisition Revolving Credit Commitments, the amount by which the aggregate outstanding Acquisition Revolving Credit Loans then exceeds the then available Acquisition Revolving Credit Commitments. To the extent such sums have not been previously repaid pursuant to the preceding sentence, the entire outstanding and unpaid principal balance of the Acquisition Revolving Credit Loans shall be due and payable on November 18, 2005. Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow the amounts available under this Section 3.3.

     (b) Each Lender shall record in its books and records, and prior to any transfer of its Acquisition Revolving Credit Notes shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Acquisition Revolving Credit Loan made by its during the term hereof, whether such Acquisition Revolving Credit Loan is then a Prime Loan or a LIBOR Loan, and the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto. Each Lender is hereby irrevocably authorized by Borrowers so to endorse its Acquisition Revolving Credit Note and to attach and to make a part of any such Acquisition Revolving Credit Note a continuation of any such schedule as and when required; provided,
                                                          --------
however that the obligation of Borrowers to repay each Acquisition
-------
Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to their respective Acquisition Revolving Credit Notes. The books and records of each Lender (including, without limitation, the schedules attached to the Acquisition Revolving Credit Notes) showing the account between such Lender and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth absent manifest error.

     3.4  Term Loan Commitment of Lenders.
          -------------------------------

     (a)  Subject to the terms and conditions hereof, each Lender hereby severally agrees to make a term loan (collectively, the "Term Loan") to the Borrowers. The aggregate principal amount of the Term Loan which the Lenders shall be required to make shall not exceed Thirty Five Million Dollars ($35,000,000.00) (the "Term Loan Commitment"), and the amount of the Term Loan which each Lender shall be required to make shall be the amount of such Lender's Term Loan Commitment. The Term Loan from the Lenders to the Borrowers shall be evidenced by Term Notes of the Borrowers dated the date hereof and payable to the order of each of the Lenders in the respective original principal amounts of each such Lender's Term Loan Commitment and in the form attached hereto as
Exhibit D and incorporated herein by reference (as the same may from
---------
time to time be amended, modified, extended or renewed, the "Term Notes"). The Term Notes shall mature on November 18, 2005, unless earlier terminated by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement. Subject to any such earlier maturity by reason of acceleration or otherwise, Borrowers shall, on the first day of each March, June, September and December during the Term hereof, and on November 18, 2005, make a scheduled repayment of the outstanding principal amount of the Term Loan in the amount set forth opposite each such date:


                                               AMOUNT OF REQUIRED
DATE                                           PRINCIPAL PAYMENT
----                                           ------------------

March 1, 2000                                      $875,000
June 1, 2000                                       $875,000
September 1, 2000                                  $875,000
December 1, 2000                                   $875,000

March 1, 2001                                      $1,250,000
June 1, 2001                                       $1,250,000
September 1, 2001                                  $1,250,000
December 1, 2001                                   $1,250,000

March 1, 2002                                      $1,500,000
June 1, 2002                                       $1,500,000
September 1, 2002                                  $1,500,000
December 1, 2002                                   $1,500,000

March 1, 2003                                      $1,625,000
June 1, 2003                                       $1,625,000
September 1, 2003                                  $1,625,000
December 1, 2003                                   $1,625,000

March 1, 2004                                      $1,750,000
June 1, 2004                                       $1,750,000

September 1, 2004                                  $1,750,000
December 1, 2004                                   $1,750,000

March 1, 2005                                      $1,750,000
June 1, 2005                                       $1,750,000
September 1, 2005                                  $1,750,000
November 18, 2005                                  $1,750,000


     (b) Each Lender shall record in its books and records, and prior to any transfer of its Term Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of its Pro Rata Share of the Term Loan made by the Lenders, whether the Term Loan is then a Prime Loan or a LIBOR Loan, and the date and amount of each payment of principal and/or interest made by Borrowers with respect thereto. Each Lender is irrevocably authorized by Borrowers so to endorse its Term Note and to attach to and make a part of any such Term Note a continuation of any such schedule as and when required; provided, however, that the obligation of Borrowers to repay the
--------  -------
Term Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to their respective Term Notes. The books and records of each Lender (including, without limitation, the schedules attached to the Term Notes) showing the account between such Lender and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth absent manifest error.

     3.5  Procedure for Borrowing.
          -----------------------

     (a)  Revolving Credit Loan Advances.
          ------------------------------

          (i) Subject to the terms and conditions hereof, Lenders shall cause the Revolving Credit Loans to be made to Borrowers at any time and from time to time during the Term of this Agreement, upon timely prior oral or written notice ("Borrowing Notice") to Agent specifying: (A) the currency in which such Revolving Credit Loan shall be funded by Agent to Borrowers, (B) the desired amount of the new Revolving Credit Loan (expressed in the currency in which such Revolving Credit Loan shall be funded and also as a Dollar Equivalent if such Revolving Credit Loan shall be funded in an Optional Currency), (C) the date on which the Revolving Credit Loan proceeds are to be made available to Borrowers, which shall be a Business Day, and (D) whether such Revolving Credit Loan is to be a Prime Loan or a LIBOR Loan, and if a LIBOR Loan, the applicable Interest Period therefor. Each Borrowing Notice, if in writing, shall be in the form of the notice attached hereto as Exhibit E, and any oral request
                                    ---------
   made by the Borrowers shall be confirmed by the Borrowers by the delivery of a written Borrowing Notice in the form of Exhibit E to
                                                         ---------
   Agent not later than the close of business on the next succeeding Business Day. Each Borrowing Notice for a Prime Loan must be received by Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which a Prime Loan is to be made. Each Borrowing Notice for a LIBOR Loan in Dollars must be received by Agent not later than 11:00 a.m. (St. Louis time) three (3) Business Days in advance of the Business Day on which such LIBOR Loan is to be made. Each Borrowing Notice for a LIBOR Loan in an Optional Currency must be received by the Agent not later than 11:00 a.m. (St. Louis time) four (4) Business Days in advance of the Business Day on which such LIBOR Loan in an Optional Currency is to be made.

          (ii)  Upon receipt of a Borrowing Notice, Agent shall
   promptly notify each Lender on the date of receipt of such Borrowing Notice by Agent specifying (A) the proposed date of borrowing and the time and method of disbursement of such Revolving Credit Loans, (B) the aggregate amount, type and currency of such Revolving Credit Loan and the applicable Interest Period (if any), (C) if the Revolving Credit Loan is to be denominated in an Optional Currency, the designated Funding Office for such Revolving Credit Loans, and (D) such Lender's Pro Rata Share (in Dollars, as calculated by Agent) of the Revolving Credit Loan. A Borrowing Notice shall not be revocable by Borrowers. Subject to the provisions of Section 3.22(b), each Lender shall make available its Pro Rata Share of such Revolving Credit Loan in Dollars in immediately available funds to Agent at the designated Funding Office not later than 1:30 p.m. (St. Louis time) on the date of each new Revolving Credit Loan such that the Agent is able to fund such Revolving Credit Loans (in the requested currency) to Borrowers. Agent shall not be required to make any amount available to Borrowers hereunder except to the extent it shall have received such amount from the Lenders as set forth herein, provided, however, that unless Agent shall have been notified by
   --------  -------
   a Lender prior to the time a Revolving Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Revolving Credit Loan available to Agent, Agent may assume that such Lender has made such Pro Rata Share available to Agent on such date, and Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender and Agent has made such amount available to the Borrowers, Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on but excluding the date Agent recovers such amount from the Lender at a rate per annum equal to the effective rate charged to Agent for overnight federal funds transactions with members of the Federal Reserve System for each day as determined by Agent (or in the case of a day which is not a Business Day, then for the preceding day). Subject to the terms and conditions hereof, provided that Agent has received a timely Borrowing Notice, Agent shall (unless Agent determines that any applicable conditions specified in Section 4 have not been satisfied) make the funds so received from the Lenders available to Borrowers at the designated Funding Office not later than 2:00 p.m. (local time with respect to such Funding Office) on the Business Day specified in said Borrowing Notice in accordance with any instructions for such disbursement received from the Borrowers.

          (iii) The Borrowers hereby authorize Agent and Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of any Person identifying himself or herself as Zsolt Rumy, Daniel Greenwell or James Burch (or any other individual from time to time authorized to act on behalf of the Borrowers pursuant to a resolution adopted by the Board of Directors of the respective Borrowers and certified by the Secretary of each such Borrower and delivered to Agent) with respect to any request to make a Loan or a repayment hereunder, and on any signature which Agent or any of the Lenders in good faith believe to be genuine, and the Borrowers shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Borrowers also hereby agree, jointly and severally, to indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys'
   Fees) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or making repayments hereunder unless such acceptance results from the gross negligence or willful misconduct of Agent or a Lender, as determined by a court of competent jurisdiction.

     (b)  Swingline Loan Advances
          ------------------------

          (i) Whenever the Borrowers desire to make a borrowing of Swingline Loans hereunder, the Borrowers shall deliver to Mercantile not later than 1:00 P.M. (St. Louis time) on the date that a Swingline Loan is to be made, a Borrowing Notice for each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loan to be made pursuant to such borrowing. In the event of a Swingline Borrowing, Mercantile will make funds in an amount equal to the applicable Swingline Loan available to the Borrowers at Mercantile's address.

          (ii) Mandatory Borrowings shall be made upon the notice specified in Section 3.2(b), with the Borrowers irrevocably agreeing, by their incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 3.2(b).

     (c)  Acquisition Revolving Credit Loan Advances.
          ------------------------------------------

          (i) Subject to the terms and conditions hereof, Lenders shall cause the Acquisition Revolving Credit Loans to be made to the Borrowers at any time and from time to time during the Term of this Agreement upon Borrowers' application to Agent in writing signed by the authorized representative of the Borrowers and received by Agent not later than 11:00 a.m. (St. Louis time) ten (10) Business Days prior to the date on which such Acquisition Revolving Credit Loan is being borrowed, specifying: (A) the target business to be acquired by Borrowers in a proposed Acceptable Acquisition with the proceeds of such Acquisition Revolving Credit Loan, (B) a certificate of a Responsible Officer of the Parent attesting that the Acceptable Acquisition contemplated will not cause the Parent or any of its Subsidiaries to violate any provision of the Transaction Documents and including Parent's financial projections showing that post-acquisition Parent and its Subsidiaries will be in pro forma compliance with the financial covenants set forth in Section 7.1(i) of this Agreement, (C) the approximate amount of the new Acquisition Revolving Credit Loan, which shall not exceed the cash purchase price for the target business, and (D) the date on which the Loan proceeds are to be made available to the Borrowers, which shall be a Business Day, and not later than three (3) Business Days prior to the date funding of any such requested Acquisition Revolving Credit Loan, Borrowers shall further notify Agent in writing: (1) of the exact amount of the new Acquisition Revolving Credit Loan, (2) whether such Acquisition Revolving Credit Loan is a Prime Loan or LIBOR Loan and (2) if a LIBOR Loan is requested, the Interest Period, which in no event shall extend beyond the last day of the Term hereof. Each application for an Acquisition Revolving Credit Loan hereunder shall include a copy of the letter of intent, purchase agreement or other documents signed by and between Borrowers and the target business disclosing the terms of the Acceptable Acquisition. Acquisition Revolving Credit Loans made hereunder to fund Acceptable Acquisitions shall not require the prior written consent of the Agent or the Required Lenders except as required in subpart (d) of the definition of Acceptable Acquisition. An Acquisition Revolving Credit Loan requested to fund any Acceptable Acquisition shall be funded in a single advance.

          (ii) Upon receipt of an application for an Acquisition Revolving Credit Loan, the Agent shall deliver a copy of such information to each Lender on the date of receipt and shall notify each Lender of such Lender's Pro Rata Share of such new Acquisition Revolving Credit Loan. An application for an Acquisition Revolving Credit Loan, once issued, shall not be revocable by the Borrowers unless the proposed Acceptable Acquisition fails to close. Under such circumstances, the Borrowers shall reimburse each of the Lenders and the Agent on demand for any resulting losses and expenses incurred by the Agent or any such Lender, including, without limitation any losses incurred in obtaining, liquidating or employing deposits from third parties. No later than 1:30 p.m. (St. Louis time) on the date of each new Acquisition Revolving Credit Loan, each Lender shall make available its Pro Rata Share of such Acquisition Revolving Credit Loan, in federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 10.8. Agent shall not be required to make any amount available to Borrowers hereunder except to the extent it shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Agent shall
                     --------  -------
   have been notified by a Lender prior to the time an Acquisition Revolving Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata share of such Acquisition Revolving Credit Loan available to the Agent, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrowers, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on but excluding the date the Agent recovers such amount from the Lender at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). Subject to the terms and conditions hereof, provided that Agent has received a timely application from Borrowers as required in this Section 3.5(c), Agent shall (unless Agent determines that any applicable condition specified in Sections 4.1 or 4.3 has not been satisfied) make the funds so received from the Lenders available to Borrowers by wiring or otherwise transferring the proceeds of such Loan not later than 2:00 p.m. (St. Louis time) on the Business Day specified by Borrowers in their application in accordance with any instructions for such disbursement received from the Borrowers.

          (iii) The Borrowers hereby authorize Agent and Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of any Person identifying himself of herself as Zsolt Rumy, Daniel Greenwell or James Burch (or any other individual from time to time authorized to act on behalf of the Borrowers pursuant to a resolution adopted by the Board of Directors of the respective Borrowers and certified by the Secretary of each such Borrower and delivered to the Agent) with respect to any request to make a Loan or a repayment hereunder, and on any signature which Agent or any of the Lenders in good faith believe to be genuine, and the Borrowers shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Borrowers also hereby agree, jointly and severally, to indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for making Acquisition Revolving Credit Loans or making repayments hereunder unless such acceptance results from the gross negligence or willful misconduct o the Agent or a Lender, as determined by a court of competent jurisdiction.

     (d)  Disbursement of Term Loan.  On or prior to the date
          -------------------------
hereof, Borrowers shall provide a Borrowing Notice to Agent specifying whether the Term Loan is to be a Prime Loan or a LIBOR Loan. If the Term Loan is to be a LIBOR Loan, the Borrowers shall have provided such Borrowing Notice at least two (2) Business Days prior to the date hereof and shall have specified the applicable Interest Period therefor. The Term Loan shall be disbursed, in full, on the date hereof. Each Lender shall make available the proceeds of its Pro Rata Share of the Term Loan, in federal or other funds immediately available in St. Louis, Missouri, to Agent at its address specified in or pursuant to Section
10.8. Agent shall not be required to make any amount available to Borrowers hereunder except to the extent it shall have received such amount from the Lenders as set forth herein, provided, however, that
                                             --------  -------
unless Agent shall have been notified by a Lender prior to the date hereof that such Lender does not intend to make its Pro Rata Share of the Term Loan available to Agent, Agent may assume that such Lender has made such Pro Rata Share available to Agent on such date, and Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender and Agent has made such amount available to the Borrowers, Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on but excluding the date Agent recovers such amount from the Lender at a rate per annum equal to the effective rate charged to Agent for overnight federal funds transactions with members of the Federal Reserve System for each day as determined by Agent (or in the case of a day which is not a Business Day, then for the preceding day). Agent shall (unless Agent determines that any applicable conditions specified in Section 4 have not been satisfied) make the funds so received from the Lender available to Borrowers by wiring or otherwise transferring the proceeds of such Term Loan on the date hereof in accordance with any instructions for such disbursement received from the Borrowers. The Borrowers hereby authorize

Agent and Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of any Person identifying himself or herself as Zsolt Rumy, Daniel Greenwell or James Burch (or any other individual from time to time authorized to act on behalf of the Borrowers pursuant to a resolution adopted by the Board of Directors of the respective Borrowers and certified by the Secretary of the Borrowers and delivered to Agent) to furnish such instructions or to make a repayment hereunder, and on any signature which Agent or any of the Lenders in good faith believe to be genuine, and the Borrowers shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Borrowers also hereby agree, jointly and severally, to indemnify Agent and the Lenders and hold Agent and the Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys'
Fees) relating to or arising out of or in connection with the acceptance of instructions for making the Term Loan or repayments or for converting the Term Loan hereunder, unless such acceptance results from the gross negligence or willful misconduct of Agent or a Lender, as determined by a court of competent jurisdiction.

     (e)  Interest Rate Conversions.
          -------------------------

          (i) Subject to the terms and conditions hereof, Lenders shall permit the Borrowers to convert all or any portion of the outstanding Loans (other than Loans denominated in an Optional Currency and Swingline Loans) from a Prime Loan to a LIBOR Loan or from a LIBOR Loan to a Prime Loan, and Lenders shall permit the Borrowers to request a new Interest Period for any existing LIBOR Loan (including Loans denominated in an Optional Currency) at the end of its then current Interest Period, upon timely oral or written notice ("Conversion Notice") to Agent, in writing signed by the authorized representative of the Borrowers (including any such notice by facsimile transmission) specifying: (A) the amount of the outstanding Loan being converted to a new interest rate basis, or the amount of the LIBOR Loan being continued as a LIBOR Loan for a new Interest Period, (B) the applicable interest rate option being selected, (C) if a LIBOR Loan is requested, the Interest Period, which in no event shall extend beyond the last day of the Term hereof, and (D) the effective date, which shall be a Business Day, and if pertaining to an existing LIBOR Loan, shall also be the last day of the then current Interest Period. Each Conversion Notice must be received by Agent not later than 11:00 a.m. (St. Louis time) on the Business Day on which a conversion to a Prime Loan is to be made, and not later than 11:00 a.m. (St. Louis time) on the third (3rd) Business Day prior the Business Day on which a conversion to a LIBOR Loan denominated in Dollars is to be made. Each Conversion Notice for extension of an existing LIBOR Loan denominated in Dollars for a new Interest Period must be received by Agent not later than 11:00 a.m. (St. Louis time) on the third (3rd) Business Day prior to the last day of the then current Interest Period and for an extension of an existing LIBOR Loan denominated in an Optional Currency for a new Interest Period must be received by the Agent not later than 11:00 a.m. (St. Louis time) on the fourth (4th) Business Day prior to the last day of the then current Interest Period. Any oral notice furnished by the Borrowers shall be confirmed by the Borrowers by the delivery of a written Conversion Notice to Agent (at its request) not later than the close of business on the next succeeding Business Day. Upon receipt of a Conversion Notice given to it, Agent shall notify each Lender by 12:00 noon (St. Louis time) on the date of receipt of such Conversion Notice by Agent of the contents thereof. Unless the Borrowers shall have otherwise requested Agent to notify the Lenders to continue an existing LIBOR Loan denominated in Dollars for a new Interest Period in a timely Conversion Notice, upon the expiration of the current Interest Period any LIBOR Loan denominated in Dollars made in relation to such Interest Period and then outstanding shall bear interest at the Prime Rate plus the Applicable Margin from and after the expiration of such Interest Period unless and until subsequently converted in accordance with the terms of this Section 3.5(e).
   Unless the Borrowers shall have otherwise requested Agent to notify Lenders to continue an existing LIBOR Loan denominated in an Optional Currency for a new interest period in a timely Conversion Notice, upon expiration of the current Interest Period, any LIBOR Loan denominated in an Optional Currency made in relation to such Interest Period and then outstanding shall be redenominated into a Prime Loan in Dollars and shall bear interest at the Prime Rate plus the Applicable Margin from and after the expiration of such Interest Period. A Conversion Notice shall not be revocable by the Borrowers.

          (ii)  Subject to Section 3.22(c) and to the other terms
   and conditions hereof, provided that Agent has timely received the Conversion Notice, Lenders shall (unless Agent determines that any applicable condition specified in Section 4 has not been satisfied) convert the interest rate on the portion of the outstanding Loan (other than a Loan denominated in an Optional Currency and a Swingline Loan) as directed by the Borrowers in the Conversion Notice, or Lenders shall extend any LIBOR Loan for a new Interest Period as directed by the Borrowers in the Conversion Notice, at 2:00 p.m. (St. Louis time) on the Business Day specified in said Conversion Notice; provided, however, that notwithstanding the
                      --------  -------
   foregoing, in addition to and without limiting the rights and remedies of Agent and the Lenders under Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrowers shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Prime Loan into a LIBOR Loan.

          (iii) The Borrowers hereby authorize Agent and the Lenders to rely on telephonic, telegraphic, telecopy, telex or written instructions of Zsolt Rumy, Daniel Greenwell or James Burch (or any other individual from time to time authorized to act on behalf of the Borrowers pursuant to a resolution adopted by the Board of Directors of the respective Borrowers and certified by the Secretary of each such Borrower and delivered to Agent) to request a conversion of a Loan (other than a Loan denominated in an Optional Currency and a Swingline Loan), or to continue a LIBOR Loan hereunder, and on any signature which Agent or any of the Lenders in good faith believe to be genuine, and the Borrowers shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. The Borrowers also hereby agree, jointly and severally, to indemnify Agent and the Lenders and hold Agent and the Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys' Fees) relating to or arising out of or in connection with the acceptance of instructions for converting Loans to a new interest rate basis or continuing LIBOR Loans hereunder unless such acceptance results from the gross negligence or willful misconduct of Agent or a Lender as determined by a court of competent jurisdiction. A Conversion Notice shall not be required in connection with a Prime Loan made pursuant to Sections 3.10, 3.11 or 3.12.

     3.6  Minimum Draw-Down.  Each LIBOR Loan denominated in Dollars
          -----------------
shall be for an aggregate principal amount of not less than $1,000,000.00 and shall be in multiples of $250,000.00, and each LIBOR Loan denominated in an Optional Currency shall be in an amount of such Optional Currency reasonably comparable to the minimum amount specified for Revolving Credit Loans denominated in Dollars as shall be advised by the Agent in light of the prevailing market conditions and conventions at the time such Revolving Credit Loan proceeds are to be made available to the Borrowers. Except for Swingline Loans, each Prime Loan shall be for an aggregate principal amount of not less than $100,000.00 and shall be in multiples of $50,000.00. Each Swingline Loan shall be a Prime Loan, shall be for an aggregate principal amount of not less than $50,000.00 and shall be in multiples of $10,000.00 (except that any Swingline Loan may be in the aggregate amount of the unused portion of the Maximum Swingline Amount).

     3.7  Letters of Credit.
          -----------------

     (a)  Subject to the terms and conditions of this Agreement, during the Term of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Agent shall have no liability to any of the Lenders for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless Agent has previously received notice in writing to Agent by Borrowers or any of the Lenders of the occurrence of such Default or Event of Default), Agent hereby agrees to issue irrevocable standby and commercial letters of credit for the account of Borrowers (individually, a "Letter of Credit" and collectively, the "Letters of Credit") in an amount and for the term specifically requested by Borrowers by application in writing to Agent in the form of Exhibit G in the case of a standby Letter of Credit or
               ---------
in the form of Exhibit H in the case of a commercial Letter of Credit,
               ---------
each as attached hereto and incorporated herein by reference (a "Letter of Credit Application") at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:
                            --------  -------

          (i) Borrowers shall have executed and delivered to Agent a Letter of Credit Application with respect to such Letter of Credit;

          (ii)  the term of any such Letter of Credit shall not
   extend beyond the earlier of (A) the last day of the Term hereof, or
   (B) the date one (1) year after the date of issuance thereof, provided, however, that any such Letter of Credit may be
   --------  -------
   renewable on terms satisfactory to Agent; and

          (iii) the aggregate Stated Amount of all outstanding Letters of Credit shall not at any one time exceed Five Million Dollars ($5,000,000.00) (or the Equivalent Amount in another currency) and the amount of the Total Revolving Credit Usage shall not at any one time exceed the lesser of (a) the Borrowing Base or
   (b) the Revolving Credit Commitment; and

          (iv) the text of any such Letter of Credit is provided to Agent no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to Agent in its sole and absolute good faith discretion.

     (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Agent shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed in good faith by Agent to be genuine. Agent shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Agent shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay such draft.

     (c) In the event of any payment by Agent of a draft presented or accepted under a Letter of Credit, Borrowers agree to pay to Agent in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Agent's customary processing and other
                           ----
fees related thereto. Borrowers hereby authorize Agent to charge or cause to be charged to Borrowers' bank accounts at Agent to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Agent's customary processing and
                                 ----
other fees related thereto, and Borrowers agree to pay the amount of any such drawing (and/or Agent's negotiation, processing and other fees related thereto) not so charged prior to the close of business of Agent on the day of such drawing. In the event any payment under a Letter of Credit is made by Agent prior to receipt of payment from Borrowers, such payment by Agent shall constitute a request by Borrowers for a Revolving Credit Loan as a Prime Loan under Section 3.1(a) above.

     (d)  (i)   Borrowers shall also pay to Agent, for its own
   account, with respect to each Letter of Credit, a nonrefundable issuance fee in the amount of Forty Dollars ($40.00) for each commercial Letter of Credit and One Hundred Twenty Five Dollars ($125.00) for each standby Letter of Credit, (collectively, the "Letter of Credit Issuance Fee"), which Letter of Credit Issuance Fee shall be due and payable on the date of issuance of each Letter of Credit, and such other fees as Agent may from time to time customarily charge in accordance with Agent's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Agent;

          (ii) Borrowers shall pay to Agent for the ratable account of the Lenders with respect to each standby Letter of Credit, for the period during which such standby Letter of Credit is outstanding, a nonrefundable Letter of Credit commission fee at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect for each such fiscal quarter (calculated on an actual day, 360-day year basis) times the Stated Amount (taking into account any scheduled increases or decreases therein during the fiscal quarter in question) of each standby Letter of Credit issued hereunder ("Letter of Credit Commission Fee"), which Letter of Credit Commission Fee shall be due and payable on the date of issuance for each standby Letter of Credit issued hereunder, in each case prorated for the remainder of the then current quarter, and such Letter of Credit Commission Fee shall also be payable thereafter for all outstanding standby Letters of Credit quarterly in advance on each March 1, June 1, September 1 and December 1 during the Term hereof; and

          (iii) Borrowers shall pay to Agent for the ratable account of the Lenders with respect to each commercial Letter of Credit a nonrefundable Letter of Credit negotiation fee in an amount equal to Three Eighths of One Percent (0.375%) of each draw on such commercial Letter of Credit ("Letter of Credit Negotiation Fee"), which fee shall not be less than Seventy Five Dollars ($75.00) per individual drawing under each commercial Letter of Credit, and which Letter of Credit Negotiation Fee shall be due and payable upon the presentation of documents to the Agent by the beneficiary of such commercial Letter of Credit (or its agent) in connection with a request for payment under such commercial Letter of Credit (whether or not such requested payment is made by the Agent). Accrued Letter of Credit Negotiation Fees paid by Borrowers shall be distributed to the Lenders on each March 1, June 1, September 1 and December 1, beginning March 1, 2000.

     (e)  Upon the issuance of a Letter of Credit by Agent, an
undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit and in all payments and Revolving Credit Loans made in connection with such Letter of Credit) shall automatically be granted by Agent to and accepted by each of the Lenders in an amount based on each Lender's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a single Letter of Credit Participation Certificate executed by Agent in favor of such Lender in the form attached hereto as Exhibit I and incorporated
                                      ---------
herein by reference. Agent agrees to provide each Lender with a copy of each Letter of Credit issued hereunder. If Agent shall make payment on any draft presented or accepted under a Letter of Credit, Agent shall give notice of such payment to the Lenders, and each of the Lenders hereby authorizes and requests Agent to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If a Default or Event of Default has occurred hereunder and if such drawing is not paid by Borrowers in immediately available funds prior to the close of business of Agent on the date of such drawing, Agent shall promptly so notify the Lenders and each of the Lenders agrees to immediately reimburse Agent in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the effective rate charged to Agent for overnight federal funds transactions with member banks of the Federal Reserve System calculated from the date of such payment by Agent to but excluding the date of reimbursement by such other Lender and on an actual-day, 360-day year basis. Each of the Lenders will be entitled to its Pro Rata Share of any Letter of Credit Commission Fees and Letter of Credit Negotiation Fees paid by Borrowers.

     (f) Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary: (i) if any of the Letters of Credit remain outstanding on the last day of the Term of this Agreement, Borrowers shall, on or before 12:00 noon (St. Louis time) on the last day of the Term of this Agreement, (A) surrender the originals of the applicable Letter(s) of Credit to Agent for cancellation or (B) provide Agent with cash collateral (or other collateral acceptable to the Required Lenders in their sole and absolute discretion) in an amount at least equal to the aggregate Stated Amount of all Letter(s) of Credit which remain outstanding at such time and execute and deliver to Agent such agreements as the Required Lenders may reasonably require to grant Agent a first priority perfected security interest in such cash or other collateral; and (ii) upon the occurrence of any Event of Default under this Agreement (including, without limitation, Borrower's failure to comply with the requirements of clause
(i) above), at Agent's option and without demand or further notice to Borrowers, an amount equal to the aggregate Stated Amount of all Letter(s) of Credit then outstanding shall be deemed (as between Agent and Borrowers) to have been paid or disbursed by Agent (notwithstanding that such amounts may not in fact have been so paid or disbursed by Agent), and a Revolving Credit Loan to Borrowers in such amount to have been made and accepted by Borrowers, which Revolving Credit Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Agent, Borrowers shall, upon Agent's demand, deliver to Agent cash, or other collateral acceptable to the Required Lenders in their sole and absolute discretion, having a value, as determined by the Required Lenders, at least equal to the aggregate Stated Amount of all outstanding Letters of Credit and execute and deliver to Agent such agreements as the Required Lenders may reasonably require to grant Agent a first priority perfected security interest in such cash or other collateral. Any such collateral and/or any amounts received by Agent in payment of the Revolving Credit Loan made pursuant to this Section 3.7(f) shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of the Obligations. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section 3.7(f) shall be invested, at the request and for the account of Borrowers, in investments of a type and nature and with a term reasonably acceptable to the Required Lenders. Such amount, including in the case of cash amounts invested in the manner set forth above, any interest realized thereon may be applied to reimburse Agent for drawings or payments under or pursuant to the Letters of Credit which Agent has paid, or if no such reimbursement is required, to the payment of such other of Obligations as Agent shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 3.7(f) after payment in full of all of the Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrowers (after deduction of Agent's reasonable expenses, if any).

     (g) In the event of any inconsistency or conflict between this Agreement and any of the Letter of Credit Applications, the terms and provisions of this Agreement shall govern and control.

     3.8  Interest Rates and Payments.
          ---------------------------

     (a) Each Loan (other than a Loan to be made in an Optional Currency or a Swingline Loan) shall bear interest prior to maturity at a rate per annum equal to such of the following as the Borrowers, at their option, shall select in accordance with Section 3.5: (i) the Prime Rate plus the Applicable Margin, which rate shall fluctuate as and when said Prime Rate or said Applicable Margin shall change, or (ii) the LIBOR Rate plus the Applicable Margin, determined in the case of LIBOR Loans as of the date of the commencement of the applicable Interest Period. Each LIBOR Loan made in an Optional Currency shall bear interest prior to maturity at a rate per annum equal to the LIBOR Rate plus the Applicable Margin, determined as of the date of the commencement of the applicable Interest Period. Each Swingline Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus the Applicable Margin, which rate shall fluctuate as and when said Prime Rate or Applicable Margin shall change. Accrued interest on all Prime Loans shall be payable monthly in arrears on the first day of each calendar month during the Term, commencing on the first such date after such Loan is made. Accrued interest on all LIBOR Loans shall be payable in arrears on the last day of the Interest Period applicable to each such LIBOR Loan, and if any such Interest Period exceeds three months, all accrued and unpaid interest shall be due and payable on the date three months following the commencement of such Interest Period as well. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. In addition, all accrued interest on all Loans shall be payable on the last day of the Term hereof, whether by reason of acceleration or otherwise.

     (b) Upon the occurrence and during the continuance of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any Prime Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Two Percent (2.00%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change. Upon the occurrence and during the continuance of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any LIBOR Loan shall bear interest, payable on demand, for each day during the applicable Interest Period until paid, at a rate per annum equal to the sum of Two Percent (2.00%) plus the LIBOR Rate plus the Applicable Margin for such LIBOR Loan, and after the expiration of such Interest Period, such Loan shall thereafter bear interest at the default rate applicable to Prime Loans under the preceding sentence. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, the unpaid principal balance of each Loan shall bear interest until paid, payable on demand, at a rate per annum equal to Two Percent (2.00%) over and above the Prime Rate, fluctuating as aforesaid.

     (c) Interest shall be computed with respect to all Loans on an actual day, 360-day year basis. The Borrowers shall be permitted to have no more than six (6) LIBOR Loans outstanding at any one time, whether such LIBOR Loans shall constitute Revolving Credit Loans or Acquisition Revolving Credit Loans.

     (d) Agent (or Mercantile, in the event of Swingline Loans) shall determine each interest rate applicable to the Loans hereunder as selected by Borrowers pursuant to Section 3.5. Agent shall give prompt notice to Borrowers and the Lenders by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the computations used by Agent in determining the LIBOR Rate.

     (e) A portion of the interest payable by the Borrowers in respect of each LIBOR Loan denominated in an Optional Currency in an amount equal to the amount of interest which would have accrued on such Loan had such Loan been a LIBOR Loan denominated in Dollars shall be deemed to be paid by the Borrowers to Agent for the account of each Lender, to be distributed ratably to the Lenders on the date of such interest payment. The balance of such interest payment (the "Hedging Fee") shall be retained by the Agent as compensation to the Agent for the cost of such foreign currency hedging mechanisms it may elect to utilize, if any, from time to time in connection with Loans denominated in an Optional Currency.

     3.9  Prepayment; Funding Losses.  Borrowers shall be privileged
          --------------------------
to prepay all at any time or any portion from time to time of the unpaid principal balance of any Loan in accordance with the terms of Section
3.18. If the Borrowers make any payment with respect to any LIBOR Loan on any day other than the last of the Interest Period applicable thereto (whether by reason of acceleration, a voluntary prepayment, a required prepayment under this Agreement or otherwise), or if the Borrowers convert any LIBOR Loan or portion thereof to a Prime Loan on any day other than the last day of the Interest Period applicable thereto (whether by reason of Section 3.11, 3.12 or otherwise), or if the Borrowers fail to borrow any LIBOR Loan after the request of such a loan has been given to Agent pursuant hereto, the Borrowers shall reimburse each of the Lenders on demand for any resulting losses and expenses incurred by any such Lender, including, without limitation any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or conversion, provided that such Lender
                                             --------
shall have delivered to the Borrowers a certificate, with supporting calculations, as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

     3.10 Basis for Determining Interest Rate Inadequate or Unfair.
          --------------------------------------------------------
If with respect to any Interest Period:

     (a) By reason of circumstances affecting the London interbank eurocurrency market, adequate and fair means do not exist for ascertaining the rate of interest payable pursuant to Section 3.8 in respect of a LIBOR Loan for such Interest Period, or

     (b) any Lender determines that deposits in the relevant amount of Dollars or in the relevant amount of the Optional Currency (as applicable) are not being offered to such Lender in the relevant London interbank eurocurrency market for such Interest Period, or

     (c) any Lender determines that the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding the LIBOR Loans for such Interest Period, or

     (d) with respect to a LIBOR Loan denominated in an Optional Currency, appropriate hedging instruments designed to protect the Agent and the Lenders from foreign currency exchange risk are unavailable to the Agent at a cost equal to or less than the Hedging Fee with respect to such Loan,

Agent or such Lender shall forthwith give notice thereof to Borrowers, whereupon until such Lender notifies Borrowers that the circumstances giving rise to such unavailability or suspension no longer exist, (a) the obligations of such Lender to make LIBOR Loans, to convert Prime Loans to LIBOR Loans or to fund Loans denominated in an Optional Currency (as applicable) shall be suspended, and (b) Borrowers shall repay in full the then outstanding principal amount of each of its LIBOR Loans, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such LIBOR Loan pursuant to this Section, Borrowers shall borrow a Prime Loan in an equal principal amount from such Lender, and such Lender shall make such a Prime Loan unless Borrowers notify such Lender at least one Business Day before the date of such repayment that it elects not to borrow any Prime Loans on such date. The parties recognize that the introduction of the Euro at the start of the third stage of European monetary union may result in (i) the disappearance of certain published or displayed rates for deposits in a national currency unit used to determine LIBOR or a base currency rate or (ii) changes in the way those rates are quoted and published or displayed. In such an event, all references to LIBOR Index Rate with respect to a Currency shall be replaced with references to

Euro BBA LIBOR as it appears on or in any successor page or publication officially designated by the sponsor of the dedicated page or publication.

     3.11 Illegality.  If, after the date of this Agreement, the
          ----------
adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, the Board of Governors of the Federal Reserve System or any comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, the Board of Governors of the Federal Reserve System or comparable agency shall make it unlawful or impossible for such Lender to make, maintain or fund its LIBOR Loans to the Agent and the Borrowers, such Lender shall forthwith give notice thereof to the Borrowers. Upon receipt of such notice, the Borrowers shall convert all of their then outstanding LIBOR Loans from such Lender on either (a) the last day of the then current Interest Period applicable to such LIBOR Loans if such Lender may lawfully continue to maintain and fund such LIBOR Loans to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Loan to such day, to a Prime Loan of the same type if (i.e., as a Revolving Credit Loan, an Acquisition Revolving Credit Loan, or a Term Loan) in an equal principal amount. Interest accrued on such LIBOR Loan prior to such conversion shall be due and payable on the date of such conversion together with such other amounts due under
Section 3.9.

     3.12 Requirements of Law:  Increased Costs. If (a) Regulation D
          -------------------------------------
of the Board of Governors of the Federal Reserve System, as amended or
(b) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

          (i) shall subject any Lender to any tax, duty or other charge with respect to its LIBOR Loans, its Notes or its obligations to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligations to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, any Lender or shall, with respect to any Lender or the London interbank market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, and to impose a cost on or increase the cost
to) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, and if such Lender is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "Reserve Percentage" in the calculation of the interest rate applicable to LIBOR Loans, then upon notice by such Lender to Borrowers together with a work sheet showing how the increase in cost or reduction in the amount received or receivable was calculated and details of the Regulatory Change (with a copy to Agent), Borrowers shall pay for the account of such Lender as additional interest, such additional amount or amounts as will compensate such Lender for such increased cost or reduction. The determination by any Lender under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amounts or amounts, the Lenders may use any reasonable averaging and attribution methods. If the Lender demands additional compensation under this Section, at the option of the Borrowers and upon five (5) Business Days' prior telecopy notice (to be confirmed promptly by letter) given by the Borrowers to such Lender, the Commitment of such Lender to make LIBOR Loans shall forthwith be canceled and all loans by such Lender then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Loans. If any such conversion of a LIBOR Loan is made on a day which is not the last day of an Interest Period therefor, the Borrowers shall pay to such Lender upon such Lender's request, such amount or amounts as may be necessary to compensate such Lender for such increased cost in respect of such LIBOR Loan or as a result of such conversion.

     3.13 Prime Loans Substituted for Affected LIBOR Loans.  If
          ------------------------------------------------
notice has been given by any Lender pursuant to Section 3.10 or 3.11 or by the Borrowers pursuant to Section 3.12 requiring LIBOR Loans to be repaid or converted, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment or conversion no longer apply, all Loans which would otherwise be made by such Lender to the Borrowers as LIBOR Loans shall be made instead as Prime Loans. Any such Lender shall promptly notify the Borrowers if and when the circumstances giving rise to such repayment no longer apply. All indemnities and all provisions relating to reimbursement to any Lender of amounts sufficient to protect the yield to such Lender with respect to the Loans, including, without limitation, Sections 3.9, 3.10,
3.11 and 3.12 hereof, shall survive the payment of the Notes and the termination of this Agreement.

     3.14 Arrangement Fee; Agent's Fee.
          ----------------------------

     (a)  Arrangement Fee.  The Borrowers shall pay to Agent on the
          ---------------
date hereof, for its own account, a nonrefundable arrangement fee (the "Arrangement Fee") in Dollars in the amount set forth in the Fee Letter.

     (b)  Agent's Fee.  The Borrowers agree to pay to the Agent, for
          -----------
its own account, a nonrefundable Agent's fee (collectively, the "Agent's Fee") in Dollars in the amount set forth in the Fee Letter.

     3.15 Commitment Fee.  From the date of this Agreement to but
          --------------
excluding the last day of the Term of this Agreement, Borrowers shall pay to Agent, in Dollars, for the account of each Lender in accordance with its respective Pro Rata Share, a quarterly nonrefundable commitment fee equal to (a) One-Half of One Percent (.50%) per annum for all fiscal quarters ending on or before December 31, 1999, or (b) the percentage per annum equal to the then current

Applicable Margin for all times after December 31, 1999, multiplied by the average daily unused portion of the Loan Commitments (excluding the Term Loan Commitment). The unused portion of the aggregate Revolving Credit Commitments shall be calculated as (i) the sum of the amounts each day during any such fiscal quarter equal to the aggregate Revolving Credit Commitments minus (x) the outstanding principal balance of all Revolving Credit Loans, (y) the outstanding principal balance of all Swingline Loans, and (z) the Stated Amount of all issued and outstanding Letters of Credit on each such day, divided by (ii) 90, or by such lesser number of days in any partial fiscal quarter for which such Revolving Credit Commitment was available. The unused portion of the aggregate Acquisition Revolving Credit Commitments shall be calculated as (i) the sum of the amounts each day during any such fiscal quarter equal to the aggregate Acquisition Revolving Credit Commitments minus the outstanding principal balance of all Acquisition Revolving Credit Loans on each such day, divided by (ii) 90, or by such lesser number of days in any partial fiscal quarter for which such Acquisition Revolving Credit Commitment was available. Such commitment fee shall be payable quarterly in arrears on each March 1, June 1, September 1 and December 1 during the Term of this Agreement commencing March 1, 2000, and on the last day of the Term of this Agreement, and shall be calculated on an actual day, 360-day year basis.

     3.16 Place and Manner of Payment.  Both principal and interest
          ---------------------------
on the Loans and all fees due hereunder and under any of the other Transaction Documents payable to any Lender shall be paid in Dollars, in federal or other immediately available funds, at Agent's banking office at One Mercantile Center, 7th and Washington, St. Louis, Missouri 63101, except that payments of principal and interest by Borrowers to Agent on Loans made in Optional Currencies shall be made in the applicable Optional Currency to the designated Funding Office and in immediately available funds. Agent will promptly distribute to each Lender in Dollars in immediately available funds its ratable share of each such payment received by Agent pursuant to the terms of this Agreement for the account of such Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, except as required by clauses (a) or (b) of the definition of Interest Period. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

     3.17 Maturity.  All Loans not paid prior to the last day of the
          --------
Term hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the last day of the Term hereof, whether by reason of the expiration thereof, acceleration or otherwise.

     3.18 Prepayments.
          -----------

     (a)  Voluntary Prepayments.
          ---------------------

          (i) Borrowers may, upon notice to Agent specifying that the Borrowers are paying Prime Loans and specifying whether the Borrowers are paying a portion of the Swingline Loans, Term Loans, Acquisition Revolving Credit Loans, and/or Revolving Credit Loans, pay Prime Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000.00 or any larger multiple of $500,000.00 (or aggregating $50,000.00 or any larger multiple of $10,000.00 in the case of Swingline Loans), by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment. All such prepayments that are made on the Term Loan will be applied by Lenders to reduce their Pro-Rata Shares, and consequently the aggregate amounts, of the repayment installments required under Section 3.4(a) in the inverse order of their due dates.

          (ii) Borrowers may, upon at least two (2) Business Days notice to Agent specifying (A) that the Borrowers are paying LIBOR Loans, (B) whether the Borrowers are paying a portion of its Term Loans, Acquisition Revolving Credit Loans and/or its Revolving Credit Loans, and (C) the total amount and currency of such prepayment, and the Dollar Equivalent of such prepayment, pay to the designated Funding Office in the currency in which such Loan was made the LIBOR Loans to which a given Interest Period applies, in whole, or in part in Dollar Equivalent amounts aggregating $1,000,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and all amounts owed under Section 3.9. All such prepayments that are made on the Term Loan will be applied by Lenders to reduce their Pro Rata Shares, and consequently the aggregate amounts, of the repayment installments required under
   Section 3.4(a) in the inverse order of their due dates.

     (b)  Mandatory Prepayments.
          ---------------------

          (i)   Currency Fluctuation.  If on any Computation Date
                --------------------
   the Total Revolving Credit Usage is equal to or greater than the lesser of (A) the aggregate Revolving Credit Commitment or (B) the Borrowing Base, as a result of a change in exchange rates between one
   (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay Loans within one (1) Business Day after receiving such notice such that the Total Revolving Credit Usage shall not exceed the lesser of
   (A) the aggregate Revolving Credit Commitment or (B) the Borrowing Base after giving effect to such payments or prepayments. All prepayments required pursuant to this Section 3.18(b)(i) shall first be applied among the Prime Loans, then to LIBOR Loans denominated in Dollars, and then to LIBOR Loans denominated in Optional Currencies. In accordance with Section 3.9, the Borrowers shall indemnify the Lenders and any Funding Office for any loss or expense, excluding loss of margin, incurred with respect to any such prepayments applied against LIBOR Loans on any day other than the last day of the applicable Interest Period.

          (ii)  Asset Disposition.  In the event of receipt by the
                -----------------
   Parent or any Subsidiary of the Parent of Net Cash Proceeds from an Asset Disposition that are not used by the Parent or such Subsidiary to purchase replacement assets within 120 days of such Asset Disposition, the Parent shall or shall cause such Subsidiary to prepay the Loans in an amount equal to all such proceeds not so used, and such proceeds shall be applied to the Loans in accordance with
   Section 3.18 (b)(iv).

          (iii) Debt Offering; Stock Offering.  Upon receipt by the
                -----------------------------
      Parent or any Subsidiary of the Parent of Net Cash Proceeds from a Debt Offering, the Parent shall or shall cause such Subsidiary to prepay the Loans in an amount equal to 100% of such Net

   Cash Proceeds and such proceeds shall be applied to the Loans in accordance with Section 3.18 (b)(iv). Upon receipt by the Parent or any Subsidiary of the Parent of Net Cash Proceeds from a Stock Offering, the Parent shall or shall cause such Subsidiary to prepay the Loans in an amount equal to 50% of such Net Cash Proceeds and such proceeds shall be applied to the Loans in accordance with
   Section 3.18 (b)(iv).

          (iv)  Application of Payment.  Any prepayment pursuant to
                ----------------------
   Sections 3.18(b)(ii) or 3.18 (b)(iii) shall first be applied to the then outstanding principal amount of all Term Loans and to all accrued and unpaid interest thereon to and including the date of payment and shall reduce the repayment installments required under
   Section 3.4(a) in the inverse order of the respective due dates. If the Term Loans shall have been paid in full by application of the prepayment or otherwise, then the balance of such prepayment shall be applied to the then outstanding principal amount of all Acquisition Revolving Credit Loans and to all accrued and unpaid interest thereon to and including the date of payment. If the Acquisition Revolving Credit Loans shall have been paid in full by application of the prepayment or otherwise, then the balance of such prepayment shall be applied to the then outstanding principal amount of all Swingline Loans and to all accrued and unpaid interest thereon to and including the date of payment. If the Swingline Loans shall have been paid in full by application of the prepayment or otherwise, then the balance of such prepayment shall be applied to the then outstanding principal amount of all Revolving Credit Loans and to all accrued and unpaid interest thereon to and including the date of payment.

          (v) If on any Computation Date the aggregate amount of Loans outstanding under this Agreement which are denominated in an Optional Currency shall exceed Sixteen Million Dollars ($16,000,000.00) as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay Loans within one (1) Business Day after receiving such notice such that the principal amount of such Loans shall not exceed Sixteen Million Dollars ($16,000,000.00). All prepayments shall be applied to LIBOR Loans denominated in Optional Currencies. In accordance with Section 3.9, the Borrowers shall indemnify the Lenders and any Funding Office for any loss or expense, excluding loss of margin, incurred with respect to any such prepayments applied against LIBOR Loans on any day other than the last day of the applicable Interest Period.

     (c)  Notice of Payment.  Upon receipt of a notice of payment
          -----------------
pursuant to Section 3.18, Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrowers.

     3.19 Discretion of Lenders as to Manner of Funding.
          ---------------------------------------------
Notwithstanding any provision contained in this Agreement to the contrary, each of the Lenders shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Lender's funding losses and expenses under Section 3.9) shall be made as if such Lender had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Base Rate. Each Lender may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 10.12(b) hereof or at such other of its branches or offices as such Lender may from time to time elect, provided that the Borrowers shall not be required to reimburse
       --------
any Lender under any of the provisions of this Agreement for any cost which such Lender would not have incurred but for changing its lending or funding branch unless Borrowers consent to such change.

     3.20 Reduction of Loan Commitments.  The Borrowers may, upon at
          -----------------------------
least ten (10) Business Days prior written notice to Agent, proportionately reduce among the Lenders, based on the Lenders' respective Pro Rata Shares, the unused portions of the aggregate Revolving Credit Commitments of the Lenders and/or the aggregate Acquisition Revolving Credit Commitments of all Lenders as specified by Borrowers in such notice to Agent, by an aggregate amount of $1,000,000.00 or any larger multiple of $500,000.00; provided,
                                                     --------
however, that at no time shall (i) the aggregate Revolving Credit
-------
Commitments of the Lenders be reduced to an amount less than the Total Revolving Credit Usage or (ii) the aggregate Acquisition Revolving Credit Commitments of all Lenders be reduced to an amount less than the total of the outstanding principal amount of all Acquisition Revolving Credit Loans.

     3.21 Interest Rate Protection.  Not later than ninety (90) days
          ------------------------
after the date of this Agreement, the Borrowers shall purchase interest rate protection from the Agent in the form of either an interest rate cap or an interest rate swap, covering a mutually agreed upon notional amount of not less than fifty percent (50%) of the Term Loan for a period of not less than three (3) years, upon such terms and conditions as the Borrowers and the Agent may agree in writing.

     3.22 Utilization of Commitments in Optional Currencies.
          -------------------------------------------------

     (a)  Periodic Computations of Dollar Equivalent Amounts of Loans
          -----------------------------------------------------------
and Letters of Credit Outstanding.  The Agent will determine the Dollar
---------------------------------
Equivalent amount of (i) proposed Revolving Credit Loans to be denominated in an Optional Currency as of the requested date of borrowing, (ii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the last Business Day of each month, and (iii) outstanding Revolving Credit Loans denominated in an Optional Currency as of the end of each Interest Period (each such date under clauses (i) through (iii), a "Computation Date").

     (b)  Notices from Lenders That Optional Currencies Are
          -------------------------------------------------
Unavailable to Fund New Loans.  The Lenders shall be under no
-----------------------------
obligation to make the Revolving Credit Loans requested by the Borrowers which are denominated in an Optional Currency if the Agent determines in its own good faith discretion by 5:00 p.m. (St. Louis time) four (4) Business Days prior to the date of borrowing for such Revolving Credit Loans that the Optional Currency requested by the Borrowers is not available to fund such Revolving Credit Loans. In the event the Agent makes such determination pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 10:00 a.m. (St. Louis time) three (3) Business Days prior to the date of borrowing for such Revolving Credit Loans that the Optional Currency is not then available for such Revolving Credit Loans, and the Agent shall promptly thereafter notify the Lenders of the same. If the Borrowers receive a notice described in the preceding sentence, the Borrowers may, by notice to the Agent not later than 5:00 p.m. (St. Louis time) three (3) Business Days prior to the date of borrowing for such Revolving Credit Loans, withdraw the Borrowing Notice for such Revolving Credit Loans.
If the Borrowers withdraw such Borrowing Notice, the Agent will promptly notify each Lender of the same and the Lenders shall not make such Revolving Credit Loans. If the Borrowers do not withdraw such Borrowing Notice before such time, (i) the Borrowers shall be deemed to have requested that the Revolving Credit Loans referred to in the Borrowing Notice shall be made in Dollars in an amount equal to the Dollar Equivalent of such Revolving Credit Loans and shall be Prime Loans, and
(ii) the Agent shall promptly deliver a notice to each Lender stating:
(A) that such Revolving Credit Loans shall be made in Dollars and shall be Prime Loans, (B) the aggregate amount of such Revolving Credit Loans, and (C) such Lender's Pro Rata Share of such Revolving Credit Loans.

     (c)  Notices From Lenders That Optional Currencies Are
          -------------------------------------------------
Unavailable to Fund Renewals of the LIBOR Loans.  If the Borrowers
-----------------------------------------------
deliver a Conversion Notice requesting that the Lenders renew LIBOR Loans denominated in an Optional Currency, the Lenders shall be under no obligation to renew such LIBOR Loans if the Agent determines in its own good faith discretion by 5:00 p.m. (St. Louis time) four (4) Business Days prior to effective date of such renewal that the Optional Currency requested by the Borrowers is not available to fund Revolving Credit Loans in such Optional Currency. In the event the Agent makes such determination pursuant to the preceding sentence, the Agent will notify the Borrowers no later than 10:00 a.m. (St. Louis time) three (3) Business Days prior to the renewal date that the renewal of such Revolving Credit Loans in such Optional Currency is not then available, and the Agent shall promptly thereafter notify the Lenders of the same. If the Agent shall have so notified the Borrowers that any such continuation of Optional Currency Loans is not then available, any notice of renewal with respect thereto shall be deemed withdrawn, and such Optional Currency Loans shall be redenominated into Prime Loans in Dollars with effect from the last day of the Interest Period with respect to any such Optional Currency Loans. The Agent will promptly notify the Borrowers and the Lenders of such redenomination, and in such notice, the Agent will state the aggregate Dollar Equivalent amount of the redenominated Optional Currency Loans as of the Computation Date with respect thereto and such Lender's Pro-Rata Share.

     3.23 Currency Repayments.  Notwithstanding anything contained
          -------------------
herein to the contrary, the entire amount of principal of and interest on any Loan made in an Optional Currency shall be repaid in the same Optional Currency in which such Loan was made, provided, however, that if it is impossible or illegal for the Borrowers to effect payment of a Loan in the Optional Currency in which such Loan was made, or if the Borrowers default on their obligation to do so, the Agent may at its option permit such payment to be made (i) at and to a different location, subsidiary, affiliate or correspondent of the Agent, or (ii) in the Equivalent Amount of Dollars or (iii) in an Equivalent Amount of such other currency (freely convertible into Dollars) as the Agent may designate. Upon any events described in clauses (i) through (iii) of the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold Agent and each Lender harmless from and against any loss incurred by Agent or any Lender arising from the cost to Agent or such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such

Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of any Borrower hereunder, such Borrower's obligation under this Section 3.23 shall survive termination of this Agreement.

     3.24 Optional Currency Amounts.  Notwithstanding anything
          -------------------------
contained herein to the contrary, the Agent may, with respect to notices by the Borrowers for Loans in an Optional Currency or voluntary prepayments of less than the full amount of an Optional Currency Loan, engage in reasonable rounding of the Optional Currency amounts requested to be loaned or repaid; and, in such event, Agent shall promptly notify the Borrowers and the Lenders of such rounded amounts and the Borrowers' request or notice shall thereby be deemed to reflect such rounded amounts.

     3.25 European Monetary Union
          -----------------------

     (a) If, as a result of the implementation of the European monetary union, (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent shall so request in a notice delivered to the Borrowers, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate recognized on the date of such request by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clauses (i) or (ii) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided in this Agreement, continue to be payable only in that Optional Currency.

     (b) The Borrowers agree, at the request of Agent or any Lender, to compensate Agent or such Lender for any loss, cost, expense or reduction in return that Agent or such Lender shall reasonably determine shall be incurred or sustained by Agent or such Lender as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of Agent or any Lender setting forth Agent's or such Lender's determination of the amount or amounts necessary to compensate Agent or such Lender shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     (c) The parties hereto agree, at the time of or at any time following the implementation of in European monetary union, to use reasonable efforts to enter into an agreement amending this Agreement in order to reflect the implementation of such monetary union, to place the parties hereto in the position with respect to the settlement of payments in the Euro as they would have been with respect to the settlement of payments in the currencies it replaced.

     (d) Each of the Borrowers, the Agent and the Lenders confirm that the occurrence or non-occurrence of an event associated with economic and monetary union in the European Community will not have the effect of altering any term of, or discharging or excusing performance under, this Agreement or any Transaction Document, give a party the right unilaterally to alter or terminate this Agreement or any Transaction Document or, in and of itself, give rise to an Event of Default.

          An event associated with the economic and monetary union in the European Community includes, without limitation, each (and any combination) of the following:

          (i) the introduction of, changeover to, operation of, or the ceasing of the operation of a single or unified European currency;

          (ii) the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

          (iii) the introduction of that new currency as lawful currency in a member state;

          (iv) the withdrawal from legal tender of any currency that, before the introduction of the new currency, was lawful currency in one of the member states;

          (v) the disappearance or replacement of a relevant rate option or other price source for the Euro or the national currency of any member state, or the failure of the agreed sponsor (or successor sponsor) to publish or display a relevant rate, index, price, page or screen; or

          (vi) the failure of the monetary union and return by a member state to its own separate currency or any other currency recognized by such member state as lawful currency.

     (e) If for any reason following the implementation of European monetary union and the replacement of lawful currencies of nations issuing the same, the Euro ceases to be recognized as lawful currency, then any amount payable by Borrowers which would otherwise be denominated in Euros shall be payable by Borrowers in accordance with the provisions of Section 3.23.

     3.26 Judgment Currency.  If for the purposes of obtaining a
          -----------------
judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
The obligation of the Borrowers in respect of any sum due from Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Agent or by any Lender of any sum adjudged to be so due in such Other Currency, such Agent or Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Agent or Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Agent or Lender against such loss. If the amount of the Original Currency so purchased is more than the sum originally due to such Agent or Lender in the Original Currency, the Agent or such Lender, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment or payment, to credit such excess for the account of Borrowers.

     3.27 Substitution of Bank. If (a) the obligation of any Lender
          --------------------
to make and/or convert LIBOR Loans has been suspended pursuant to Sections 3.10, 3.11 and/or 3.22 or (b) any Lender has demanded compensation under Sections 3.12, 3.25 and/or 10.7 (in each case, an "Affected Lender"), Borrowers shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute lender or lenders (which may be one or more of the Lenders) (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Notes and assume the Loan Commitments of such Affected Lender. The Affected Lender shall be obligated to sell its Notes and assign its Loan Commitments to such Purchasing Lender or Purchasing Lenders within fifteen (15) days after receiving notice from Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of sale. In connection with any such sale, and as a condition thereof, Borrowers shall pay to the Affected Lender the sum of (a) all fees accrued for its account under this Agreement to but excluding the date of such sale,
(b) the amount of any compensation which would be due to the Affected Lender under Section 3.9 if Borrowers had prepaid the outstanding LIBOR Loans of the Affected Lender on the date of such sale and (c) any additional compensation accrued for its account under Sections 3.12,
3.25 and/or 10.7 to but excluding said date. Upon such sale, (a) the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's Loan Commitments and the Affected Lender shall be released from its obligations under this Agreement to a corresponding extent and (b) the Affected Lender, as assignor, such Purchasing Lender, as assignee, Borrowers and the Agent shall enter into an Assignment Agreement in accordance with Section 10.12, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an Assignee under this Agreement and shall have all the rights and obligations of a Lender with Loans Commitments equal to its ratable share of the Loan Commitments of the Affected Bank. Upon the consummation of any sale pursuant to this Section 3.27, the Affected Lender, the Agent and the Borrowers shall make appropriate arrangements so that, if required, each Purchasing Lender receives new Notes.

SECTION 4.  PRECONDITIONS TO LOANS.
-----------------------------------

     4.1  Initial Loan.  Notwithstanding any provision contained
          ------------
herein to the contrary, Lenders shall have no obligation to make any Loan hereunder and Agent shall have no obligation to issue any Letter of Credit, unless on or prior to November 30, 1999:

     (a) Agent shall have first received on or prior to November 30, 1999, for itself and on behalf of the Lenders:

          (i) this Agreement and the Notes, each executed by a duly authorized officer of each Borrower;

          (ii) the Security Agreement, financing statements, and such other documents as Agent shall require under Section 5.1, each executed by a duly authorized officer of each Borrower;

          (iii) copies of resolutions of the Board of Directors of each Borrower, duly adopted, which authorize the execution, delivery and performance of each Transaction Document to which such Borrower is a party, certified by the Secretary of such Borrower;

          (iv) copies of the certificate or articles of incorporation of the Parent and each Subsidiary of Parent, including any amendments thereto, certified by the Secretary of State (or other appropriate government official) of their respective jurisdictions of incorporation;

          (v) a copy of the bylaws of the Parent and each Subsidiary of Parent, including any amendments thereto, certified by the Secretary of the Parent or the respective Subsidiary;

          (vi) incumbency certificates, executed by the Secretary of each Borrower, which shall identify by name and title and bear the signatures of all of the officers of each Borrower;

          (vii) good standing certificates from the Secretary of State (or other appropriate government official) of the respective jurisdictions of incorporation of the Parent and each Subsidiary, and each other jurisdiction in which the Parent or any Subsidiary is qualified as a foreign corporation;

          (viii) an opinion of counsel of Thompson Coburn LLP,
   counsel to the Borrowers, substantially in the form of Exhibit J
                                                          ---------
   attached hereto and incorporated herein by reference, and an opinion of Texas local counsel to the Borrowers relating to the Deed of Trust in form and substance, and from counsel, reasonably satisfactory to the Agent;

          (ix) the Borrowing Notices required by Sections 3.5(a), 3.5(b), 3.5(d) and/or the initial application for an Acquisition Revolving Credit Loan required by Section 3.5(c);

          (x) a pro-forma consolidated balance sheet for the Parent and its Consolidated Subsidiaries giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents including, without limitation, the SPHL Acquisition, accompanied by a solvency certificate of the chief financial officer of the Parent;

          (xi) payment by Borrowers of all costs and expenses currently payable by Borrowers pursuant to Sections 7.1(c) and 10.3;

          (xii)  the initial Borrowing Base Certificate;

          (xiii) the policies or certificates of insurance required by
   Section 7.1(d) hereof;

          (xiv)  the Fee Letter;

          (xv) such Acknowledgment Agreements as may be required in order for Borrowers to comply with the provisions of Section 2(d) of the Security Agreement with respect to the locations listed on
   Exhibit A to the Security Agreement;
   ---------

          (xvi) the Pledge Agreement executed by a duly authorized officer of Parent and share certificates and duly executed instruments of transfer for the stock pledged by the Parent pursuant to the Pledge Agreement; and

          (xvii) The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

                 (A) the Deed of Trust, fully executed and notarized, encumbering the fee interest ZPI in the Abilene Facility;

                 (B) a title report obtained by ZPI in respect of the Abilene Facility;

                 (C) an ALTA mortgagee title insurance policy (the "Mortgagee Policy"), in an amount not less than the amount designated in Schedule 4.1(a)(xvii) with respect to the Abilene
                     ---------------------
       Facility, assuring the Agent that the Deed of Trust creates a valid and enforceable first priority mortgage lien on the Abilene Facility, free and clear of all defects and encumbrances except Permitted Liens, which Mortgagee Policy shall be in form and substance satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance satisfactory to the Agent;

                 (D) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether
       (a) the Abilene Facility is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                 (E) If the Abilene Facility is a Flood Hazard
       Property, ZPI's written acknowledgment of receipt of written notification from the Agent (a) as to the existence of each such Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                 (F) Maps or plats of an as-built survey of the site of the Abilene Facility certified to the Agent and the title insurance company issuing the policy referred to in Section 4.1(a)(xvii)(C) (the "Title Insurance Company") in a manner reasonably satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land survey or reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (1) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (2) the lines of streets abutting the sites and width thereof; (3) all access and other easements appurtenant to the sites necessary to use the sites; (4) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (5) any encroachments on any adjoining property by the building structures and improvements on the sites; and (6) if the site is described as being on a filed map, a legend relating the survey to said map; and

                 (G) Evidence satisfactory to the Agent that the Abilene Facility, and the uses of the Abilene Facility, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Real Property, the permitted uses of the Real Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

          (xviii) such other agreements, documents, instruments and certificates as Agent may reasonably request.

     (b)  On or prior to the funding of the initial Loans hereunder,
(i) Parent or a Subsidiary of Parent shall have acquired 100% of the capital stock or ownership interests of Structural Polymer (Holdings) Limited (the "SPHL Acquisition") and (ii) the Agent and the Lenders shall have received true and correct copies of all agreements and other documents relating to such acquisition (the "SPHL Acquisition Documents"), all of which shall be in form and substance satisfactory to the Agent and the Lenders. All conditions precedent to the obligations of Parent or such Subsidiary of Parent in respect of the SPHL Acquisition as set forth in the SPHL Acquisition Documents shall have been satisfied and not waived (unless waived with the consent of the Agent and the Lenders) and the SPHL Acquisition shall have been consummated in accordance with all applicable law and with the SPHL Acquisition Documents.

     In the event the foregoing conditions precedent shall not have been satisfied on or prior to November 30, 1999, Lenders shall have no obligation to make any Loan hereunder and Agent shall have no obligation to issue any Letter of Credit.

     4.2  Subsequent Revolving Credit Loans.  Notwithstanding any
          ---------------------------------
provision contained herein to the contrary, Lenders shall have no obligation to make any subsequent Revolving Credit Loan hereunder, and Agent shall have no obligation to issue any subsequent Letter of Credit under any Letter of Credit Application, unless:

     (a) Agent and each of the Lenders shall have received a current Borrowing Base Certificate as required by Section 3.1(c);

     (b) Agent shall have received a Borrowing Notice or Conversion Notice for such Loan as required by Section 3.5(e), or the Letter of Credit Application as required by Section 3.7;

     (c) On the date of and immediately after such Loan, Loan conversion or Letter of Credit issuance, no Default or Event of Default under this Agreement shall have occurred and be continuing;

     (d) On the date of and immediately after such Loan, Loan conversion or Letter of Credit issuance, no Material Adverse Change shall have occurred since the date of this Agreement and be continuing; and

     (e) All of the representations and warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects on and as of the date of such Loan, Loan conversion or Letter of Credit issuance as if made on the date of such Loan, the date of such Loan conversion or the issuance date of such Letter of Credit, as the case may be, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall remain true and correct in all material respects on and as of such earlier date (and for purposes of this Section 4.2(e), the representations and warranties made by Borrowers in Section 6.4 shall be deemed to refer to the most recent financial statements of Parent delivered to the Lenders pursuant to Section 7.1(a)).

     Each request for a Loan, for conversion of a Loan or application for a Letter of Credit by the Borrowers hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Loan, Loan conversion or Letter of Credit issuance as to the facts specified in clauses (c), (d) and (e) of this Section 4.3.

     4.3  Subsequent Acquisition Revolving Credit Loans.
          ---------------------------------------------
Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make any subsequent Acquisition Revolving Credit Loan hereunder unless:

     (a) Agent and each of the Lenders shall have received the current quarter-end financial statements and compliance certificate as required by Sections 7.1(a)(ii) and (iii);

     (b) Agent shall have received a complete application for such Acquisition Revolving Credit Loan as required by Section 3.5(c);

     (c) Any Subsidiary created or acquired by Borrowers in connection with the Acceptable Acquisition which is to be funded with the proceeds of such Acquisition Revolving Credit Loan shall have executed and delivered:

          (i) A Joinder Agreement (if required by Section 5.2(a)) executed and delivered by a duly authorized officer of such new Subsidiary;

          (ii) A pledge agreement (if required by Section 5.2(b)), along with share certificates and duly executed instruments of transfer, executed and delivered by the applicable Borrower;

          (iii) A copy of the resolutions of the Board of Directors of such new Subsidiary, duly adopted, authorizing the execution, delivery and performance by such Subsidiary of the Joinder Agreement and any other Transaction Documents to be executed by such Subsidiary, certified by the Secretary of such Subsidiary;

          (iv) An incumbency certificate, executed by the Secretary of such new Subsidiary, which shall identify by name and title and bear the signatures of all of the officers of such Subsidiary executing any of the Transaction Documents;

          (v) A copy of the certificate or articles of incorporation (or other comparable organic document) of such new Subsidiary, certified by the Secretary of State of its state of organization;

          (vi) A copy of the bylaws (or other comparable organic document) of such new Subsidiary, certified by the corporate secretary of such Subsidiary;

          (vii) A certificate of corporate, limited partnership, or limited liability company good standing of such Subsidiary, issued by the Secretary of State of its state of organization and each other jurisdiction in which such Subsidiary is qualified as a foreign entity; and

          (viii) If requested by the Agent, an opinion of independent counsel to the Borrowers and such Subsidiary in form and substance reasonably satisfactory to Agent and the Lenders.

     (d)  On the date of and immediately after such Acquisition
Revolving Credit Loan, no Default or Event of Default under this
Agreement shall have occurred and be continuing;

     (e)  On the date of and immediately after such Acquisition
Revolving Credit Loan, no Material Adverse Change shall have occurred since the date of this Agreement and be continuing; and

     (f) All of the representations and warranties of the Borrowers contained in this Agreement, including any pertaining to the new Subsidiary created or acquired as a result of the Acceptable Acquisition, shall be true and correct in all material respects on and as of the date of such Acquisition Revolving Credit Loan, as if made on the date of such Acquisition Revolving Credit Loan, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall remain true and correct in all material respects on and as of such earlier date (and for purposes of this Section 4.3(f), the representations and warranties made by Borrowers in
Section 6.4 shall be deemed to refer to the most recent financial statements of Parent delivered to the Lenders pursuant to Section 7.1(a).

SECTION 5.  COLLATERAL.
-----------------------

     5.1  Security Agreement.  In order to secure the payment when
          ------------------
due of the Obligations, the Borrowers shall convey to Agent for the benefit of each of the Lenders a security interest in, among other things, all Collateral, which security interest shall be a first and prior interest in all such items except for Permitted Liens. Said security interest shall be evidenced by a Security Agreement dated the date hereof and executed by the Borrowers in favor of Agent for the benefit of each of the Lenders in the form attached hereto as Exhibit M (as the same may from time to time be amended, the "Security Agreement"). The Borrowers further covenant and agree to execute and deliver to Agent for the benefit of each of the Lenders any and all financing statements, continuation statements and such other documentation as may be requested by Agent from time to time in order to create, perfect and continue said security interests. Upon demand, the Borrowers shall pay all Attorneys Fees and all filing fees and expenses incurred by Agent in the preparation of the foregoing documents and perfection of the security interests contemplated thereby. Lenders shall have no obligation to make any Loan or convert the interest rate on any Loan hereunder unless and until the Borrowers have fully satisfied these requirements.

     5.2  Additional Collateral.
          ---------------------

     (a)  Domestic Subsidiaries.  With respect to any new Subsidiary
          ---------------------
created or acquired after the date hereof by the Borrowers (other than a foreign (non-U.S.) Subsidiary), Borrowers will promptly cause such new Subsidiary (i) to become a party to this Agreement and the Security Agreement by executing a Joinder Agreement, (ii) to take such actions as the Agent deems reasonably necessary or advisable to grant to the Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral with respect to such new Subsidiary, including the filing of all financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Agent, and (iii) if requested by the Agent, deliver to the Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

     (b)  Foreign Subsidiaries.  With respect to any new foreign
          --------------------
(non-U.S.) Subsidiary created or acquired after the date hereof by the Borrowers, Borrowers (i) will promptly cause sixty-five percent (65%) of the common stock or other ownership interests of such foreign (non-U.S.) Subsidiary to be pledged to the Agent, as pledgee, for the benefit of the Lenders, pursuant to a pledge agreement in substantially the same form as the Pledge Agreement and otherwise in substance reasonably acceptable to the Agent and the Lenders, and (ii) will take all other steps necessary to perfect the Agent's interests therein pursuant to the laws of such Subsidiary's jurisdiction of organization.

     5.3  Release.  Promptly after such date, if any, when Parent
          -------
shall have delivered financial statements to Agent pursuant to Section 7.1(a) of this Agreement, together with a certificate of Parent's chief financial officer setting forth the appropriate calculations, which demonstrate that Parent and its Consolidated Subsidiaries have generated EBITDA of not less than Twenty Four Million Dollars ($24,000,000) as of the end of two consecutive fiscal quarters of Parent, and provided that no Default or Event of Default shall then have occurred and be continuing, Agent shall release the security interests granted for the benefit of the Lenders in the Collateral created under any Collateral Document (other than Collateral pledged pursuant to the Pledge Agreement or any other pledge agreement). The Agent shall execute and deliver to the Borrowers (at the Borrowers' expense) such release documentation as the Borrowers shall reasonably require to effect such release.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.
-------------------------------------------

     Each of the Borrowers represents and warrants to Agent and the Lenders that:

     6.1  Corporate Existence and Power.  Each of the Borrowers and
          -----------------------------
each of their respective Subsidiaries: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted, except such licenses, authorizations, consents and approvals the failure to obtain would not have a Material Adverse Effect; and (d) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

     6.2  Corporate Authorization.  Each Borrower has the corporate
          -----------------------
power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party. Each Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.

     6.3  Binding Effect.  Each of the Transaction Documents
          --------------
executed contemporaneously with the execution of this Agreement to which any of the Borrowers is a party has been duly executed and delivered by each such Borrower and constitutes the legal, valid and binding obligations of each such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Transaction Documents not executed contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of each Borrower which is a party thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.4  Financial Statements; Financial Condition.
          -----------------------------------------

     The Borrowers have furnished Agent and the Lenders with the following financial statements, identified by the chief financial officer of Parent: (a) a balance sheet and income statement of Parent and its Consolidated Subsidiaries for each of the five fiscal years ended September 30, 1994, 1995, 1996, 1997, and 1998, all certified by Parent's independent certified public accountants, which financial statements have been prepared in accordance with generally accepted accounting principles; (b) an unaudited balance sheet and income statement of Parent and its Consolidated Subsidiaries as of June 30, 1999 certified (subject to normal adjustments and the absence of footnotes and other disclosures) as to fairness of presentation, generally accepted accounting principles by the principal financial officer of Parent; and (c) a pro forma balance sheet and income
                             ---------
statement of Parent and its Consolidated Subsidiaries after giving effect to the consummation of the SPHL Acquisition and to the incurrence of the initial Loans by the Borrowers hereunder. The Borrowers further represent that: (a) said balance sheets and their accompanying notes fairly present in all material respects the condition of Parent and its Consolidated Subsidiaries as of the dates thereof; (b) there has been no Material Adverse Change since September 30, 1998; and (c) neither Parent nor any of its Consolidated Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements (to the extent disclosure thereof would be required under generally accepted accounting principles); (d) on and as of the date hereof, after giving effect to the consummation of the SPHL Acquisition and to the incurrence of the initial Loans by the Borrowers hereunder, (i) the sum of the assets, at a fair valuation, of the Parent and its Consolidated Subsidiaries will exceed their debts; (ii) the Borrowers have not incurred and do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature, (iii) the Borrowers will have sufficient capital with which to conduct their businesses, and (iv) the Borrowers are is in pro forma compliance with
                                             ---------
the financial covenants set forth in Section 7.1(i) of this Agreement.

     6.5  Litigation.  Except as disclosed on Schedule 6.5
          ----------                          ------------
attached hereto, there is no action or proceeding pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any Subsidiary of a Borrower before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could reasonably be expected to have a Material Adverse Effect, and neither any Borrower nor any Subsidiary of a Borrower is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which would have a Material Adverse Effect.

     6.6  Pension and Welfare Plans.  Each Pension Plan
          -------------------------
substantially complies with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither any Borrower nor any ERISA Affiliate nor any Subsidiary of a Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by any Borrower, any ERISA Affiliate or any Subsidiary of a Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by any Borrower, any ERISA Affiliate or any Subsidiary of a Borrower of any material liability, fine or penalty; and neither any Borrower nor any ERISA Affiliate nor any Subsidiary of a Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 6.6
                                                           ------------
attached hereto, neither any Borrower nor any Subsidiary of a Borrower has any contingent liability with respect to any "employee welfare benefit plan" as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

     6.7  Returns and Payment.  Each of the Borrowers and each of
          -------------------
their respective Subsidiaries has (a) filed or caused to be filed all tax reports and returns that are required to have been filed by it with any governmental authority, except for state (other than State of Missouri), local and foreign tax returns which the failure to file could not reasonably be expected to have a Material Adverse Effect, and (b) paid all taxes shown to be due and payable on such returns and all other taxes levied upon it or its properties, assets, income or franchises, to the extent such taxes have become due and payable and before they have become delinquent, except for any taxes (i) the amount of which is not individually or in the aggregate material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the applicable Borrower or the applicable Subsidiary, as the case may be, has established adequate reserves in accordance with generally accepted accounting principles on its books. The charges, accruals and reserves on the books of the Borrowers and each of their respective Subsidiaries in respect of any taxes or other governmental charges are, in the reasonable opinion of Borrowers, adequate.

     6.8  Subsidiaries. As of the date of this Agreement, the
          ------------
Borrowers have no Subsidiaries other than as set forth on Schedule 6.8
                                                          ------------
attached hereto. Parent owns 100% of the Voting Stock of each of the other Borrowers.

     6.9  Compliance With Other Instruments; None Burdensome.
          --------------------------------------------------
Neither any Borrower nor any Subsidiary of a Borrower is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Parent's consolidated financial statements heretofore submitted to Agent or the Lenders; none of the execution and delivery by any Borrower of any Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Borrower, or any of the provisions of such Borrower's certificate or articles of incorporation or bylaws or any of the provisions of any indenture or other material agreement, document, instrument or undertaking to which such Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than Liens in favor of Agent under the Collateral Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents (other than filings and recordings necessary to perfect the Liens granted under the Collateral Documents).

     6.10 Other Loans and Guarantees.  Except as disclosed on
          --------------------------
Schedule 6.10 attached hereto, neither any Borrower nor any Subsidiary
-------------
of a Borrower is a party to any loan transaction or Guarantee as of the date of this Agreement.

     6.11 Labor Matters.  Except as disclosed on Schedule 6.11
          -------------                          -------------
attached hereto, (a) no labor contract to which a Borrower or any Subsidiary of a Borrower is subject is scheduled to expire during the Term of this Agreement and (b) on the date of this Agreement, (i) neither any Borrower nor any Subsidiary of a Borrower is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which a Borrower or any Subsidiary of a Borrower is subject.

     6.12 Title to Property.  Each of the Borrowers and each
          -----------------
Subsidiary of a Borrower is the sole and absolute owner of, or has the legal right to use and occupy, all Property (including, without limitation, all Accounts and Inventory) it claims to own or which is necessary for such Borrower or such Subsidiary to conduct its business. Neither any Borrower nor any Subsidiary of a Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as created pursuant to the Transaction Documents or as disclosed on Schedule 6.12 attached hereto
                                         -------------
and except for Permitted Liens.

     6.13 Regulation U.  None of the Borrowers are engaged
          ------------
principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended). The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.3. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Agent, Borrowers shall furnish to Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     6.14 Multi-Employer Pension Plan Amendments Act of 1980.  Each
          --------------------------------------------------
of the Borrowers and each Subsidiary of a Borrower is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPP"), and has no liability for pension contributions pursuant to MEPP.

     6.15 Investment Company Act of 1940: Public Utility Holding
          ------------------------------------------------------
Company Act of 1935.  None of the Borrowers nor any of their respective
-------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers nor any of their respective Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a

"holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     6.16 Patents, Licenses, Trademarks, Etc.  Each of the Borrowers
          ----------------------------------
and each of their respective Subsidiaries possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without any present conflict with any patent, license, trademark, trade name or copyright of any other Person.

     6.17 Environmental and Health and Safety Matters.  Except for
          -------------------------------------------
matters which could not reasonably be expected to have a Material Adverse Effect, (i) the operations of any Borrower and each of its Subsidiaries comply with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of any Borrower or any of its Subsidiaries are subject to any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) none of the operations of any Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance, or (B) any unsafe or unhealthful condition at any premises of any Borrower or such Subsidiary; (iv) neither any Borrower nor any of its Subsidiaries has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of any Borrower or such Subsidiary; and (v) neither any Borrower nor any of its Subsidiaries has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of any Borrower or such Subsidiary.

     6.18 Corporate or Fictitious Names.  The Parent and each of its
          -----------------------------
Subsidiaries have not, during the five (5) year period preceding the date of this Agreement, been known by or used any corporate or fictitious name other than the names listed on Schedule 6.18 attached
                                               -------------
hereto.

     6.19 Year 2000 Compliance.  Each Borrower and each of its
          --------------------
Subsidiaries has (a) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of such Borrower or such Subsidiary, as the case may be, to be Year 2000 Compliant on a timely basis, (b) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis and (c) to date, implemented such plan in accordance with such timetable in all material respects. Each Borrower reasonably anticipates that it and each of its Subsidiaries will be Year 2000 Compliant on a timely basis, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any Subsidiary of a Borrower is aware that any of its key suppliers, vendors or customers will not, on a timely basis, be Year 2000 Compliant, except to the extent such noncompliance could not reasonably be expected to have a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of such Person. For purposes of this Section 6.19, "key suppliers, vendors and customers" refers to those suppliers, vendors and customers of a Borrower or the applicable Subsidiary, as the case may be, whose business failure could reasonably be expected to have a Material Adverse Effect.

     6.20 The Collateral Documents.  (a) The provisions of the
          ------------------------
Security Agreement are effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable security interest in all right, title and interest of the Borrowers in the Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements, creates a fully perfected security interest in, all right, title and interest in all of the Collateral described therein, to the extent that a security interest may be perfected therein by filing a financing statement under the Uniform Commercial Code, subject to no other Liens other than Permitted Liens. Each of the Borrowers has good and valid title to all Collateral owned by such Borrower described therein, free and clear of all Liens except those described above in this clause (a).

     (b) The security interests created in favor of the Agent, as Pledgee, for the benefit of the Lenders under the Pledge Agreement constitute first priority perfected security interests in the common stock or ownership interests described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings in the United States are required in order to perfect (or maintain the perfection or priority of) the security interests created in the common stock or ownership interests and the proceeds thereof under the Pledge Agreement.

     6.21 SPHL Acquisition.  At the time of consummation thereof,
          ----------------
the SPHL Acquisition shall have been consummated in all respects in accordance with the terms of the SPHL Acquisition Documents and all applicable laws. At the time of consummation of the SPHL Acquisition, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the SPHL Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the SPHL Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the SPHL Acquisition or the performance by the Borrowers of their obligations under the respective SPHL Acquisition Documents. All actions taken by the Borrowers pursuant to or in furtherance of the SPHL Acquisition have been taken in material compliance with the respective SPHL Acquisition Documents and all applicable laws.

SECTION 7.  COVENANTS.
----------------------

     7.1  Affirmative Covenants of Borrowers.  Each of the Borrowers
          ----------------------------------
covenants and agrees that, so long as Lenders have any obligation to make any Loan hereunder or any of Obligations remain unpaid or any Letter of Credit remains outstanding:

     (a)  Information.  Borrowers will deliver to Agent with
          -----------
sufficient copies for each of the Lenders:

          (i)   As soon as available and in any event within ninety
   (90) days after the end of each fiscal year of Parent, consolidated and consolidating balance sheets of Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with generally accepted accounting principles and reported on by and accompanied by the unqualified opinion of independent certified public accountants of recognized standing selected by Parent and reasonably acceptable to Agent;

          (ii)  As soon as available and in any event within thirty
   (30) days after the end of each fiscal month of each fiscal year of Parent, consolidated balance sheets of Parent and its Consolidated Subsidiaries for the month ending as of the end of such fiscal month and the related consolidated statements of income, retained earnings and cash flows for the month ending as of the end of such fiscal month and for the portion of Parent's fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form, the figures for the corresponding month and the corresponding portion of Parent's previous fiscal year, all certified (subject to normal year-end adjustments and the absence of footnotes and other disclosures) as to fairness of presentation, generally accepted accounting principles and consistency by the principal financial officer of Parent;

          (iii) Simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above with respect to the end of a fiscal year or fiscal quarter of Parent, a certificate of the principal financial officer of Parent, in the form attached hereto as Exhibit K and incorporated herein by reference,
                      ---------
   accompanied by supporting financial work sheets where appropriate;

          (iv) Promptly upon receipt thereof, any reports submitted to Parent or any Consolidated Subsidiary of Parent (other than reports previously delivered pursuant to Sections 7.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Parent or any Consolidated Subsidiary of Parent;

          (v) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports which any Borrower shall file with the Securities and Exchange Commission;

          (vi) Promptly upon the mailing thereof to the shareholders of any Borrower generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed; and

          (vii)  As soon as available and in any event within ninety
   (90) days after the start of each fiscal year of Parent, an operating and financial budget for Parent and its Consolidated Subsidiaries which shall be in form and substance reasonably satisfactory to the Agent and the Lenders; and

          (viii) With reasonable promptness, such further information regarding the business, affairs and financial position of a Borrower or any Subsidiary of a Borrower as Agent or any of the Lenders may from time to time reasonably request.

     Agent and each of the Lenders are hereby authorized to deliver a copy of any financial statement or other information made available by any Borrower to any regulatory authority having jurisdiction over Agent or such Lender, pursuant to any request therefor.

     (b)  Payment of Indebtedness.  Each of the Borrowers and each
          -----------------------
of its respective Subsidiaries will (i) pay any and all Indebtedness payable or Guaranteed by such Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon such Borrower or such Subsidiary, as the case may be, by any and all agreements, documents, instruments and indentures evidencing, securing or otherwise relating to such Indebtedness or Guarantee; provided, however, that neither any Borrower nor any Subsidiary of a
--------  -------
Borrower shall be required to pay any such Indebtedness arising out of trade payables or other Indebtedness not constituting Funded Debt incurred by such Borrower or any such Subsidiary in the ordinary course of business or perform, observe or discharge any related covenant, condition or obligation the payment, performance, observance or discharge of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with generally accepted accounting principles have been provided, except that such Borrower or such Subsidiary, as the case may be, shall pay or cause to be paid all such Indebtedness forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond.

     (c)  Consultations and Inspections.  Borrowers will permit and
          -----------------------------
will cause each Subsidiary of a Borrower to permit, upon reasonable prior notice, Agent and Lenders (and any Person appointed by Agent or any of the Lenders) to discuss the affairs, finances and accounts of Borrowers and each Subsidiary of a Borrower with the officers of the Borrowers and each Subsidiary of a Borrower and their independent public accountants all at such reasonable times and as often as Agent or any of the Lenders may reasonably request. Each of the Borrowers will also permit and will cause each of its Subsidiaries to permit, upon reasonable prior notice (provided, however, that no such notice shall be required if any Event of Default has occurred and is continuing), inspection of its Properties, books and records and the Collateral by Agent and Lenders during normal business hours or at other reasonable times. Each of the Borrowers will also permit, and will cause each of its Subsidiaries to permit, upon reasonable prior notice (provided however that no such notice shall be required if any Event of Default has occurred and is continuing), Agent and Lenders to conduct field inspections with respect to the Collateral at such reasonable times as Agent or any of the Lenders elects. Borrowers shall pay all reasonable costs and expenses incurred by Agent and the Lenders for any such inspection conducted while any Event of Default has occurred and is continuing. Borrowers and their respective Subsidiaries irrevocably authorize Agent and Lenders to communicate directly with their independent public accountants and irrevocably authorize and direct such accountants to disclose to Agent or any Lender any and all information with respect to the business and financial condition of Borrowers and their respective Subsidiaries as Agent or a Lender may from time to time reasonably request in writing.

     (d)  Payment of Taxes; Corporate Existence; Maintenance of
          -----------------------------------------------------
Properties; Insurance.  Each of the Borrowers and each of its
---------------------
Subsidiaries will:

          (i) Duly file all Federal, state and local income tax returns and all other tax returns and reports of such Person which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its Property; provided, however, that no Borrower nor any
                        --------  -------
   Subsidiary of a Borrower shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with generally accepted accounting principles have been provided, except that such Borrower and each such Subsidiary shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

          (ii) Do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchise and to be duly qualified to do business in all jurisdictions where the nature of its business requires such qualification, except for those jurisdictions in which the failure to be so qualified or remain in good standing could not reasonably be expected to have a Material Adverse Effect;

          (iii) Maintain and keep its Properties as a whole in good repair, working order and condition;

          (iv) Keep all of the Collateral in good and merchantable condition, and will, as applicable, shelter, store, secure, refrigerate, process and otherwise deal with the Collateral in accordance with the standards and practices adhered to generally by owners, bailees or processors, as applicable, of like properties; and

          (v) Insure with financially sound and reputable insurers reasonably acceptable to Lenders all Property of the Borrowers and their respective Subsidiaries of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, unless higher limits or coverage are reasonably required in writing by Agent, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by Agent. All such insurance may be subject to reasonable deductible amounts. Promptly upon Agent's request therefor, Borrowers shall provide Agent with evidence that Borrowers maintain, and that each Subsidiary of the Borrowers maintains, the insurance required under this Section 7.1(d)(v), and evidence of the payment of all premiums therefor. UNLESS BORROWERS PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AGENT MAY PURCHASE INSURANCE AT BORROWERS' EXPENSE TO PROTECT AGENT'S AND LENDERS' INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWERS' INTERESTS. THE COVERAGE THAT AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWERS MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST BORROWERS IN CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. IF AGENT PURCHASES INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN.

     (e)  Accountants.  Borrowers shall give Agent prompt notice of
          -----------
any change of Borrowers' independent certified public accountants and a statement of the reasons for such change. Borrowers shall at all times utilize independent certified public accountants of recognized standing reasonably acceptable to Agent.

     (f)  ERISA Compliance.  If a Borrower or any Subsidiary of a
          ----------------
Borrower shall have any Pension Plan, such Borrower and such Subsidiary or Subsidiaries shall promptly comply with all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, neither any Borrower nor any Subsidiary of a Borrower will:

          (i) permit any Pension Plan maintained by it to engage in any nonexempt "prohibited transaction," as such term is defined in
   Section 4975 of the Internal Revenue Code of 1986, as amended;

          (ii) permit any Pension Plan or Pension Plans maintained by it to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082 which in the aggregate exceeds $500,000.00, whether or not waived;

          (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of a Borrower or any Subsidiary of a Borrower pursuant to Section 4068 of ERISA, 29 U.S.C. Section 11368; or

          (iv) take any action which would constitute a complete or withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

     Borrowers shall have the affirmative obligation hereunder to report to Agent any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a Material Adverse Change and failure by Borrowers to report such act promptly upon a Borrower becoming aware of the existence thereof shall constitute an Event of Default hereunder.

     (g)  Maintenance of Books and Records.  Each of the Borrowers
          --------------------------------
and each of its Subsidiaries will maintain its books and records in a manner sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles and in which true, correct and complete entries will be made of all of its dealings and transactions.

     (h)  Further Assurances.  Each Borrower will execute any and
          ------------------
all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Agent or any of the Lenders may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Notes and the other Transaction Documents.

     (i)  Financial Covenants.
          -------------------

          (i)   Minimum EBITDA.  Parent will not permit EBITDA (as
                --------------
   calculated on a consolidated basis for Parent and its Consolidated Subsidiaries) to be less than the amount set forth opposite such period below.

          Fiscal Quarters Ending                     Amount
          ----------------------                     ------

          December 31, 1999                       $10,000,000.00
          March 31, 2000                          $12,000,000.00
          June 30, 2000                           $14,000,000.00
          September 30, 2000 and thereafter       $17,000,000.00




          (ii)  Maximum Total Funded Debt to EBITDA.  Parent will
                -----------------------------------
   not permit the ratio of Total Funded Debt to EBITDA (as calculated on a consolidated basis for Parent and its Consolidated Subsidiaries) as of the last day of any fiscal quarter set forth below to exceed the ratio set forth opposite such quarter:

          Fiscal Quarter Ending                     Ratio
          ---------------------                     -----

          December 31, 1999 - June 30, 2000       3.75 to 1.0
          September 30, 2000 and thereafter       3.0  to 1.0

          (iii) Minimum Net Worth.  Parent will not permit its
                -----------------
   Consolidated Net Worth exclusive of any cumulative translation adjustments as of the end of each fiscal quarter during the term hereof to be less than the sum of (A) $153,750,000, plus (B) 100% of Consolidated Net Income for each fiscal quarter in which net income was earned (with no deduction for a net loss) during the period from October 1, 1999 through the last day of the fiscal quarter immediately preceding the date of determination, plus (C) 100% of the net cash proceeds to Borrowers or any Subsidiary of the Borrowers of any public or private issuance of equity securities.

          (iv)  Minimum Fixed Charge Coverage Ratio.  Parent will not
                -----------------------------------
   permit the ratio of EBITDAR to Fixed Charges (as calculated on a consolidated basis for Parent and its Consolidated Subsidiaries) as of the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such quarter:

          Fiscal Quarter Ended                       Ratio
          --------------------                       -----

          June 30, 2000                           1.10 to 1.0
          September 30, 2000 - June 30, 2001      1.15 to 1.0
          September 30, 2001 and thereafter       1.20 to 1.0

   Notwithstanding the foregoing, for purposes of calculating Fixed Charges for the period ended June 30, 2000, Capital Expenditures shall mean all Capital Expenditures made during the period beginning October 1, 1999 and ending on June 30, 2000.

          (v)   Compliance Certificate.  Parent will deliver a
                ----------------------
   certificate of the principal financial officer of Parent containing the financial ratio calculations required in clauses (i) through (iv) above simultaneously with the financial statements referred to in
   Section 7.1(a)(i) and with the financial statements referred to in
   Section 7.1(a)(ii) which cover a period of three (3), six (6) or nine
   (9) fiscal months.

     (j)  Compliance with Law.  Borrowers will, and will cause each
          -------------------
Subsidiary of Borrowers to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of their Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

     (k)  Notices.  Borrowers will notify Agent and the Lenders in
          -------
writing of any of the following within three (3) Business Days after a Responsible Officer learns of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

          (i)    Default.  The occurrence of any Default or Event of
                 -------
   Default under this Agreement or any default or event of default by any Borrower or any Subsidiary of a Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, or any lease or other similar agreement, document or instrument to which a

      Borrower or any Subsidiary of a Borrower is a party or by which it is bound or to which it is subject;

          (ii)   Litigation.  The institution of any litigation,
                 ----------
   arbitration proceeding or governmental or regulatory proceeding affecting a Borrower, any Subsidiary of a Borrower, or any Collateral, (A) in which the amount involved is estimated to be $1,000,000 or more and whether or not considered to be covered by insurance; (B) or in which injunctive or similar relief is sought and which, if granted, would have a Material Adverse Effect;

          (iii)  Judgment.  The entry of any judgment or decree
                 --------
   against a Borrower or any Subsidiary of a Borrower;

          (iv)   Pension Plans.  The occurrence of a Reportable Event
                 -------------
   with respect to any Pension Plan; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by a Borrower, any ERISA Affiliate or any Subsidiary of a Borrower from any Multiemployer Plan; or the incurrence of any increase in an aggregate amount in excess of $250,000 (for all such plans) in the contingent liability of a Borrower or any Subsidiary of a Borrower with respect to any "employee welfare benefit plan" as defined in
   Section 3(1) of ERISA which covers retired employees and their beneficiaries;

          (v)    Change of Name.  Any change in the name of a
                 --------------
   Borrower or any Subsidiary of a Borrower;

          (vi)   Change in Place(s) of Business.  Any proposed
                 ------------------------------
   opening, closing or other change of any place of business of a Borrower or any Subsidiary of a Borrower;

          (vii)  Environmental Matters.  Receipt of any notice that
                 ---------------------
   the operations of a Borrower or any Subsidiary of a Borrower are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that a Borrower or any Subsidiary of a Borrower is subject to any federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of a Borrower or any Subsidiary of a Borrower are subject to an "Environmental Lien". For purposes of this Section 7.10(vii), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

          (viii) Material Adverse Change; Material Adverse Effect.
                 ------------------------------------------------
   The occurrence of any Material Adverse Change, or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

          (ix)   Change in Management or Line(s) of Business.  Any
                 -------------------------------------------
   material change in the senior management of a Borrower or any Subsidiary of a Borrower or any change in a Borrower's or any Subsidiary of a Borrower's line(s) of business; and

          (x)    Other Notices.  Any notices required to be provided
                 -------------
   pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Agent may from time to time reasonably specify.

     (l)  Protection of Collateral.  During the term of this
          ------------------------
Agreement, the Borrowers will:

          (i) do all things necessary to keep unimpaired the rights of the Borrowers in and to the Collateral;

          (ii)   pay or cause to be paid, promptly as and when due
   and payable, all expenses incurred in or arriving from the maintenance, storage and care of the Collateral; provided,
                                                    --------
   however, that Borrowers shall not be required to pay any such
   -------
   expense the payment of which is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with generally accepted accounting principles have been provided, except that Borrowers shall pay or cause to be paid all such expenses forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond; and

          (iii) cause the Inventory and other Collateral to be properly maintained and protected in accordance with prudent operating practices, giving consideration to and complying with applicable federal, state and local laws, rules and regulations.

     (m)  Compliance with Environmental Laws.  Each Borrower will:
          ----------------------------------

          (i) Comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by such Borrower or any of its Subsidiaries, the noncompliance with which could reasonably be expected to have a Material Adverse Effect, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens on such Real Property imposed pursuant to such Environmental Laws. None of such Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by such Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Property in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

          (ii) In the event that Agent or the Required Lenders reasonably believe, at any time or from time to time, that Hazardous Materials are present at any of such Real Property other than in compliance with the foregoing clause (i) of this subparagraph (m), or such Real Property is otherwise not in material compliance with all applicable Environmental Laws, at the written request of Agent or the Required Lenders, provide an environmental site assessment report concerning any Real Property now or hereafter owned or operated by such Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by Agent, indicating the presence or absence of Hazardous Materials on such Real Property. If such Borrower fails to provide the same within thirty (30) days after such request was made, Agent may order the same, and Borrowers shall grant and hereby grants to Agent and the Lenders and their agents access to such Real Property and specifically grants Agent and the Lenders an irrevocable non-exclusive license, to undertake such an assessment, all at the Borrowers' expense.

     7.2  Negative Covenants of Borrowers.  Each of the Borrowers
          -------------------------------
covenants and agrees that, so long as Lenders have any obligation to make any Loan hereunder or any of Obligations remain unpaid or any Letter of Credit remains outstanding, unless the prior written consent of the Required Lenders is obtained:

     (a)  Limitations on Liens.  Borrowers will not create, incur,
          --------------------
assume or suffer to exist, and will not cause or permit any Subsidiary of Borrower to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than Permitted Liens.

     (b)  Sale of Property.  Neither any Borrower nor any of its
          ----------------
Subsidiaries will sell, lease, transfer or otherwise dispose of any Property or assets of such Person, except (i) sales, leases, transfers and/or other dispositions of any Property or assets to the Parent or any Subsidiary; (ii) sales of inventory in the ordinary course of business;
(iii) the sale or disposition in the ordinary course of business of property and assets of such Borrower or any of its Subsidiaries no longer useful in the conduct of their respective businesses provided
                                                            --------
that the net proceeds thereof (subject to payment of any related purchase money Indebtedness and to the use of such proceeds to purchase replacement Property or assets) are used by such Person for the benefit of the business of such Person, in the ordinary course of business, provided further, that the aggregate net proceeds of all assets
--------
subject to sales or other dispositions pursuant to clause (iv) shall not exceed $500,000 in any period of twelve (12) consecutive months; (v) a sale or disposition of the assets of a foreign (non-U.S.) business unit or Subsidiary of any Borrower which yields net proceeds of less than $5,000,000; or (vi) an Asset Disposition so long as the Net Cash Proceeds are used by the applicable Borrower or any of its Subsidiaries to purchase replacement assets within 120 days of such Asset Disposition or are applied to prepay the Loans hereunder pursuant to Section 3.18(b)(ii).

     (c)  Mergers and Consolidations.  Neither any Borrower nor any
          --------------------------
of its Subsidiaries will merge or consolidate with any other Person or sell, transfer or convey all or a substantial part of its Property or assets to any Person, except for acquisitions permitted under Section 7.2(d) and provided that Subsidiaries of the Borrowers may merge with each other or into a Borrower.

     (d)  Acquisitions.  Neither any Borrower nor any of its
          ------------
Subsidiaries will make any Acquisition of any Person, except Acceptable Acquisitions.

     (e)  Fiscal Year.  Neither any Borrower nor any of its
          -----------
Subsidiaries will change their respective fiscal years without the consent of Agent, which consent shall not be unreasonably withheld.

     (f)  Stock Redemptions and Distributions.  Parent will not,
          -----------------------------------
directly or indirectly, make or declare or incur any liability to make any Distribution in respect of the capital stock of Parent, either in cash or property.

     (g)  Transactions with Related Parties.  Neither any Borrower
          ---------------------------------
nor any of its Subsidiaries will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Related Party except as otherwise expressly permitted in this Agreement, unless such transaction is upon fair market terms, is not disadvantageous in any material respect to Agent or the Lenders and has been approved by a majority of the disinterested directors of such Borrower or such Subsidiary, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of such Borrower or such Subsidiary, as the case may be. In addition, neither such Borrower nor any of its Subsidiaries shall (i) transfer any Property or assets to any Related Party or (ii) purchase or sign any agreement to purchase any stock or other securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto.

     (h)  Loans and Investments.  Neither any Borrower nor any of
          ---------------------
its Subsidiaries will make any loans or advances or extensions of credit to (other than extensions of credit in the ordinary course of business), purchase any stocks, bonds, notes, debentures or other securities of, make any expenditures on behalf of, or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of any Person, except that a Borrower and the Subsidiaries of a Borrower may:

          (i) Make or permit to remain outstanding loans or advances to any Borrower and/or any Subsidiary of a Borrower;

          (ii) Acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to such Borrower or any Subsidiary of such Borrower;

          (iii) Own, purchase or acquire (A) prime commercial paper and certificates of deposit in United States commercial banks (having capital resources in excess of $100,000,000.00), in each case due within one (1) year from the date of purchase and payable in the United States in United States dollars, (B) obligations of the United States government or any agency thereof, (C) obligations guaranteed directly by the United States government, (D) repurchase agreements of United States commercial banks (having capital resources in excess of $100,000,000.00) for terms of less than one (1) year, (E) shares in the Arch Fund or other mutual funds; or (F) for a period of six
   (6) months after the date of this

   Agreement, investments existing as of the date of this Agreement and described in Schedule 7.2(h)(iii) attached hereto;

          (iv) Make or permit to remain outstanding travel and other like advances to directors, officers and employees of a Borrower or any Subsidiary of a Borrower in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $250,000; and

          (v)   Acquire or invest in Acceptable Acquisitions.

     (i)  Dissolution or Liquidation.  Neither any Borrower nor any
          --------------------------
of its Subsidiaries will seek or permit the dissolution or liquidation of a Borrower or any Subsidiary of a Borrower in whole or in part.

     (j)  Change in Nature of Business.  Neither any Borrower nor
          ----------------------------
any of its Subsidiaries will make any material change in the nature of its business.

     (k)  Pension Plans.  Neither any Borrower nor any of its
          -------------
Subsidiaries shall (i) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (ii) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by a Borrower or any Subsidiary of a Borrower of any material liability, fine or penalty. Neither any Borrower nor any Subsidiary of a Borrower shall become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof, unless such new Pension Plan or Multi-Employer Plan is in compliance with ERISA and all other laws covering such plans and is in compliance with all of the representations, warranties and covenants contained herein.

     (l)  Limitation on Indebtedness.  Neither any Borrower nor any
          --------------------------
Subsidiary of a Borrower will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

          (i)   The Obligations;

          (ii) Unsecured trade accounts payable and normal accruals incurred in the ordinary course of business;

          (iii) Indebtedness existing as of the date of this
   Agreement and listed on Schedule 6.10 attached hereto (and any
                           -------------
   extensions, renewals, refinancings and replacements thereof in a principal amount not in excess of the amount of such Indebtedness outstanding immediately prior to the effectiveness of such extension, renewal, refinancing or replacement and otherwise on terms no less favorable than the terms of such Indebtedness as of the date of this Agreement;

          (iv)  Capitalized Lease Obligations and Purchase money
   Indebtedness secured by Liens permitted under Section 7.2(a) pursuant to subparagraph (j) of the definition of Permitted Liens, provided that in no event shall the
                                  --------
   aggregate outstanding principal amount of Indebtedness permitted by this clause (iv) exceed, at any one time or from time to time, $5,000,000.00;

          (v) Loans or advances by Parent or any Subsidiary of Parent to any Subsidiary of Parent;

          (vi) Loans or advances by any Subsidiary of Parent to Parent or any other Subsidiary of Parent;

          (vii) Guarantees of Indebtedness of Parent or any Subsidiary of Parent by Parent or any Subsidiary of Parent; and

          (viii) Indebtedness incurred pursuant to a Debt Offering by Parent or any Subsidiary of Parent so long as the Net Cash Proceeds are applied by the Parent or such Subsidiary of Parent to prepay the Loans hereunder in accordance with the provisions of Section
   3.18(b)(iii).

     (m)  Limitation on Stock Offerings.  Neither the Parent nor the
          -----------------------------
Subsidiary of Parent shall make a Stock Offering, unless the Net Cash Proceeds are applied in accordance with the provisions of Section
3.18(b)(iii).

     7.3  Use of Proceeds.  Borrowers agree that the proceeds of the
          ---------------
Loans will be used solely (a) for working capital requirements and other corporate needs and purposes of Borrowers in the ordinary course of Borrowers' businesses, (b) to refinance existing Indebtedness of the Borrowers, and (c) for Acceptable Acquisitions. The Borrowers shall not use any portion of the proceeds of the Loans, directly or indirectly (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U, T and X of The Board of Governors of the Federal Reserve System, as amended.

SECTION 8.  EVENTS OF DEFAULT.
------------------------------

     If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

     8.1 Any Borrower shall fail to pay any of the Obligations constituting principal as and when the same shall become due and payable, whether by reason of demand, acceleration, maturity or otherwise; or any Borrower shall fail to pay any of the Obligations (other than any Obligations constituting principal) within five (5) days after the date the same shall first become due and payable, whether by reason of demand, acceleration, maturity or otherwise;

     8.2 Any representation or warranty of a Borrower made in this Agreement, in any other Transaction Document, or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

     8.3 Any Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 7.1(i) or (k), Section 7.2 or Section 7.3;

     8.4 Any Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure remains unremedied for thirty (30) days after written notice thereof shall have been given to Borrowers by Agent or any of the Lenders;

     8.5 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by any Borrower, or if the transactions completed hereunder or thereunder shall be contested by any Borrower or if any Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

     8.6 Any Borrower or any Subsidiary of a Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

     8.7 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Subsidiary of a Borrower, or of a substantial part of the Property or assets of any Borrower or any Subsidiary of a Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of a Borrower or any Subsidiary of a Borrower or of a substantial part of the Property or assets of a Borrower or any Subsidiary of a Borrower or (iii) the winding-up or liquidation of a Borrower or any Subsidiary of a Borrower; and such proceeding or petition shall continue undismissed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) consecutive days;

     8.8 (i) A Borrower or any Subsidiary of a Borrower shall be in default in the payment of any principal of or interest on any Funded Debt having an aggregate outstanding principal balance equal to or in excess of $100,000 beyond any applicable period of grace provided with respect thereto; or (ii) any Borrower or any Subsidiary of a Borrower shall be in default in the performance of or compliance with any term, provision, condition or covenant contained in any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Funded Debt having an aggregate outstanding principal balance equal to or in excess of $100,000, and as a consequence of such default such Funded Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment;

     8.9 A Borrower or any Subsidiary of a Borrower shall have a judgment in an amount in excess of $100,000 entered against it, him or her by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by such Borrower or such Subsidiary of such Borrower, as the case may be, within the time period permitted by applicable law for the appeal of such judgment;

     8.10 The occurrence of a Reportable Event with respect to any Pension Plan; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by a Borrower, any ERISA Affiliate or any Subsidiary of a Borrower from any Multiemployer Plan; or the incurrence of any increase in an aggregate amount in excess of $100,000 (for all such plans) in the contingent liability of a Borrower or any Subsidiary of a Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

     8.11 The institution by a Borrower, any ERISA Affiliate or any Subsidiary of a Borrower of steps to terminate any Pension Plan if, in order to effectuate such termination, such Borrower, such ERISA Affiliate or such Subsidiary of a Borrower, as the case may be, would be required to make a contribution to such Pension Plan in excess of $100,000, or would incur a liability or obligation to such Pension Plan in excess of $100,000; or

     8.12 A Change of Control shall occur;

     THEN, and in each such event (other than an event described in Sections 8.6 or 8.7), Agent may, or if requested in writing by the Required Lenders shall, declare that the obligations of Lenders to make Loans and of Agent to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of Agent and Lenders shall be immediately and forthwith terminated, and Agent may further, or if requested in writing by the Required Lenders shall further, declare on behalf of each of the Lenders that the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Obligations to be due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all such other Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and Agent and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the Transaction Documents or under applicable law; provided, however, that upon the occurrence of
                      --------  -------
any event described in Sections 8.6 or 8.7, Lenders' obligations to make Loans and Agent's obligation to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and Agent and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the Transaction Documents or under applicable law. Following acceleration of the

Obligations hereunder as set forth above, Agent may, or if requested in writing by the Required Lenders and provided with the indemnity required under Section 9.6 shall, proceed to enforce any remedy then available to Agent or any of the Lenders under any applicable law, including, without limitation, all rights granted to Agent hereunder, the Security Agreement or under any Letter of Credit Application, and the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Missouri.

     Upon the occurrence and during the continuance of any Event of Default, Agent will have the right, in addition to all other rights and remedies available to Agent and the Lenders under this Agreement or under the other Transaction Documents, after oral or written notice is sent to the Borrowers, to take possession of, preserve and care for the Collateral, to execute and/or endorse as the Borrowers' agent any bills of sale or documents, instruments or chattel paper in or pertaining to the Collateral, to notify Account Debtors and obligors on documents, Accounts and instruments included in the Collateral to make payment directly to Agent, to take control of the Borrowers' cash, to collect and receive funds generated by the Collateral, including proceeds or refunds from insurance, or as a result of claims for the damage, loss, or destruction of the Collateral, and use the same to reduce any part of the Obligations.

     Agent shall give notice of a Default to Borrowers promptly upon being requested to do so by any Lender and shall thereupon notify all of the Lenders thereof.

     Following any Default or Event of Default and so long as any such Default or Event of Default is continuing, all payments and other amounts received by Agent and/or any of the Lenders, whether voluntary or involuntary, including but not limited to any proceeds of any Collateral, any right of offset or otherwise, shall be shared among the Lenders in accordance with their Pro Rata Shares of the outstanding principal indebtedness under all of the Loans and Letter of Credit obligations then outstanding of Borrowers. Such application shall be made first, to any costs or expenses of Agent or any of the Lenders incurred in connection with the collection of such proceeds, second, to any accrued and unpaid fees due hereunder or under any of the other Transaction Documents, third, to any and all accrued and unpaid interest on any of the Loans, fourth, to collateralize any outstanding Letters of Credit pursuant to Section 3.6 hereof, and fifth, to the unpaid principal amounts of any of the Loans outstanding hereunder and under the other Transaction Documents.

SECTION 9.  THE AGENT
---------------------

     9.1  Appointment and Authorization.  Each Lender irrevocably
          -----------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and other Transaction Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto.

     9.2  Agent and Affiliates.  The Agent shall have the same
          --------------------
rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrowers or any of their Subsidiaries or Affiliates as if it were not the Agent hereunder.

     9.3  Action By Agent.  The obligations of the Agent hereunder
          ---------------
are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 8.

     9.4  Consultation with Experts.  The Agent may consult with
          -------------------------
legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or other experts.

     9.5  Liability of Agent.  Neither the Agent nor any of its
          ------------------
directors, officers, employees, agents or advisors shall be liable to any of the Lenders for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the requisite percentage in interest of the Lenders set forth herein or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Loan hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrowers; (iii) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     9.6  Indemnification.  Notwithstanding any other provision
          ---------------
contained in this Agreement to the contrary, to the extent Borrowers fail to reimburse the Agent pursuant to Section 10.3, Section 10.4 or
Section 10.5, or if any Default or Event of Default shall occur under this Agreement, the Lenders shall ratably in accordance with their respective Pro Rata Shares, indemnify the Agent and hold it harmless from and against any and all liabilities, losses, costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Lender to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only
                                                     --------
that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.

     9.7  Credit Decision.  Each Lender acknowledges that it has,
          ---------------
independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     9.8  Resignation of Agent.  The Agent may resign at any time by
          --------------------
giving written notice thereof to the Lenders and Borrowers, which resignation shall become effective upon the appointment of a successor Agent. Upon any such resignation, Lenders shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Borrowers and shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the Agent shall, on behalf of all of the Lenders, appoint a successor Agent with the prior consent of Borrowers, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $500,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.9  Removal of Agent.  The Agent may be removed at any time,
          ----------------
for or without cause, by an instrument or instruments in writing executed by all of the Lenders and delivered to the Agent with a copy to Borrowers, specifying the removal and the date when it shall take effect (which shall be the date of the appointment of a successor Agent). Upon any such removal, Lenders shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Borrowers and shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $300,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after the date of the removal of the Agent, then the Required Lenders shall, on behalf of all of the Lenders, appoint a successor Agent, which successor Agent shall be reasonably acceptable to Borrowers and shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $300,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all of its duties and obligations under this Agreement. After any such removal, the provisions of this Section 9 shall inure to such former Agent's benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10. GENERAL.
--------------------

     10.1 No Waiver.  No failure or delay by Agent or any of the
          ---------
Lenders in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Agent or any of the Lenders to exercise any statutory or common law right of banker's lien or setoff.

     10.2 Right of Setoff.  Upon the occurrence and during the
          ---------------
continuance of any Event of Default, each of the Lenders is hereby authorized at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by Borrowers) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by any such Lender and any and all other indebtedness at any time owing by any such Lender to or for the credit or account of Borrowers against any and all of the Obligations irrespective of whether or not such Lender shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Such Lender agrees to promptly notify Borrowers after any such setoff end application made by such Lender, provided, however, that the failure to give such notice shall not
--------  -------
affect the validity of such setoff and application. The rights of Lenders under this Section 10.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lenders may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of each of the Lenders to exercise any right of setoff or counterclaim it may have against Borrowers and to apply the amount subject to such exercise to the payment of indebtedness of Borrowers unrelated to this Agreement or the other Transaction Documents.

     10.3 Cost and Expenses.  Borrowers agree, whether or not any
          -----------------
Loan is made hereunder, to pay Agent upon demand (a) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Agent in connection with the preparation, negotiation and execution of this Agreement, the Notes and the other Transaction Documents, (b) all recording and filing fees incurred in connection with this Agreement and the other Transaction Documents, (c) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of Agent in connection with the preparation of any waiver or consent hereunder or any amendment hereof,
(d) all out-of-pocket costs and expenses and all Attorneys' Fees of Agent and each of the Lenders in connection with or any Event of Default hereunder, (e) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Agent and each of the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (f) all other Attorneys' Fees incurred by Agent and each of the Lenders relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. The Borrowers further agree to pay or reimburse Agent and each of the Lenders for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Security Agreement or any of the other Transaction Documents. All of the obligations of Borrowers under this
Section 10.3 shall survive the satisfaction and payment of Obligations and the termination of this Agreement.

     10.4 Environmental Indemnity.  Borrowers hereby agree to
          -----------------------
indemnify the Indemnitees and hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against the Indemnitees with respect to or as a direct or indirect result of the violation by Parent or any Subsidiary of Parent of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Parent and/or any Subsidiary of Parent in the conduct of their receptive businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injures, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 10.4 shall survive the satisfaction and payment of Obligations and the termination of this Agreement.

     10.5 General Indemnity.  In addition to the payment of expenses
          -----------------
pursuant to Section 10.3, whether or not the transactions contemplated hereby shall be consummated, Borrowers hereby agree to indemnify, pay and hold Agent, each of the Lenders and any other holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of any of them (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnities shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnities, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrowers in connection herewith or therewith, the statements contained in any commitment letters delivered by Agent or any of the Lenders, the Lender's agreements to make the Loans hereunder the Agent's agreement to issue Letters of Credit, or the use or intended use of the proceeds of any Loan or Letter of Credit hereunder; provided that Borrowers shall
                                        --------
have no obligation to an Indemnitee hereunder with respect to indemnified liabilities (a) arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction or (b) arising out of dispute between the Agent and one or more of the Lenders and/or a dispute among one or more of the Lenders (collectively, the "indemnified liabilities"). To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this Section 10.5 shall survive satisfaction and payment of the Obligations and the termination of this Agreement.

     10.6 Authority to Act. Agent and the Lenders shall each be
          ----------------
entitled to act on any notices and instructions (telephonic or written) believed by Agent or any such Lender to have been delivered by Zsolt Rumy, Daniel Greenwell or James Burch (or any other person from time to time authorized to act on behalf of Borrowers pursuant to a resolution adopted by the respective Boards of Directors of the Borrowers and certified by the Secretary of each such Borrower and delivered to Agent), regardless of whether such notice or instruction was in fact delivered by such person, and

Borrowers hereby agree to indemnify Agent and each of the Lenders and hold Agent and each of the Lenders harmless from and against any and all losses and expenses, if any, ensuing from any such action.

     10.7 Capital Adequacy.  If, after the date of this Agreement,
          ----------------
Agent or any of the Lenders shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Lenders with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on Agent's or such Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's or such Lender's policies with respect to capital adequacy), then from time to time Borrowers shall pay to Agent or such Lender upon demand such additional amount or amounts as will compensate Agent or such Lender for such reduction. All determinations made by Agent or such Lender of the additional amount or amounts required to compensate Agent or such Lender in respect of the foregoing shall be conclusive in the absence of demonstrable error. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging and attribution methods.

     10.8 Notices  Any notice, request, demand, consent,
          -------
confirmation or other communication hereunder shall be in writing and delivered in person or sent by telegram, telex, telecopy or registered or certified mail, return receipt requested and postage prepaid, if to Borrowers at the each Borrower's address specified opposite its signature below, or if to Agent at One Mercantile Center, 7th and Washington, St. Louis, Missouri 63101, Attention: Thomas S. Sherman, Telecopy No. (314) 418-8074, or if to Lenders, at their respective addresses or telecopy numbers set forth on the signature pages of this Agreement, or at such other address as any party may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telegram, telex or telecopy, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

     10.9 Consent to Jurisdiction.  BORROWERS IRREVOCABLY SUBMIT TO
          -----------------------
THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWERS MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT 1N ANY SUCH COURT, AND BORROWERS FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. BORROWERS HEREBY EXPRESSLY WAIVE ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWERS MAY NOW OR HEREAFTER HAVE BY REASON OF THEIR PRESENT OR SUBSEQUENT DOMICILES. BORROWERS AUTHORIZE THE SERVICE OF PROCESS UPON BORROWERS BY REGISTERED MAIL SENT TO BORROWERS AT THEIR RESPECTIVE ADDRESSES IN ACCORDANCE WITH SECTION 10.8.

     10.10  Agent's and Lenders' Books and Records.  Agent's and each
            --------------------------------------
Lender's books and records showing the account between Borrowers and Agent or any of the Lenders shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof in the absence of manifest error.

     10.11  Governing Law: Amendments.  This Agreement shall be
            -------------------------
governed by and construed in accordance with the internal laws of the State of Missouri. Any provision of this Agreement, the Notes, the Security Agreement or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and the Required Lenders (and if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all
--------
of the Lenders, (i) increase the Revolving Credit Commitment, Acquisition Revolving Credit Commitment, or Term Loan Commitment of any Lender, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) release any collateral security or any guaranty for any Loan hereunder, (v) amend or waive any Event of Default, (vii) change the percentage in the definition of Required Lenders, or (viii) amend this
Section 10.11.

     10.12  Participations and Assignments.
            ------------------------------

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement. Any of the Lenders may sell participations in its Notes and its rights under this Agreement, the other Transaction Documents, and in the Collateral, in whole or in part, in minimum amounts equal to the lesser of (i) $2,500,000 or (ii) such Lender's Pro Rata Share of the Loan Commitments to any commercial bank organized under the laws of the United States or any state thereof; provided,
                                                          --------
that the sale of any participation shall require the consent of the Agent. Each agreement pursuant to which any such participation is granted shall provide that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants' rights against the Lender granting its participation to be those set forth in the Participation Agreement between the participant and such Lender), and such selling Lender shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent the Lender granting such participation would have been so entitled had not such participation been sold.

          (i)   Any Lender which, in accordance with Section
   10.12(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice describing the details thereof to the Agent and Borrowers.

          (ii) Unless otherwise agreed to by Borrowers in writing, no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations under this Agreement as a result of such Lender's granting of a participation in all or any part of such Lender's Notes or all or any part of such Lender's rights under this Agreement.

     (b)  Each Lender may, upon prior notice to and consent of
Borrowers and Agent, which consent shall not be unreasonably withheld, from time to time sell or assign to other banking institutions having a Thomson BankWatch Global Issuer Rating of "B" or better all or a pro rata part of all of the indebtedness evidenced by the Notes then owed by it together with an equivalent proportion of its obligation to make Loans hereunder and the credit risk incidental to the Letters of Credit pursuant to an Assignment Agreement substantially in the form of
Exhibit L attached hereto, executed by the assignor, the assignee and
---------
the Borrowers, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignor and the portion of the Loan Commitments of the assignor and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by it (the "Assignment Agreements"), provided that nothing herein contained shall
                          --------
restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a Federal Reserve Bank. Any such portion of the indebtedness assigned by any Lender pursuant to this Section 10.12(b) shall not be less than $5,000,000. Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrowers and consent thereto by the Agent (i) such assignee shall thereupon become a "Lender" for all purposes of this Agreement with Loan Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor shall have no further liability for funding the portion of its Loan Commitments assumed by such other Lender and (iii) the address for notices to such Lender shall be as specified in the Assignment Agreement, and the Borrowers shall, in exchange for the cancellation of the Notes held by the assignor Lender, execute and deliver Notes to the assignee Lender in the amount of its Loan Commitments and new Notes to the assignor Lender in the amount of the Loan Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $2,500 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor or the assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged by the Borrowers.

     (c) The Lender may, in connection with any assignment or proposed assignment or grant or proposed grant of a participation, disclose to the proposed assignee or participant any information relating to the Borrowers furnished to the Lender by or on behalf of the Borrowers, provided that Lender shall give the Agent and Borrowers written notice of any proposed assignee or participant prior to the making of any such disclosure.

     10.13      [Reserved.]
                 --------

     10.14  References:  Headings for Convenience.  Unless otherwise
            -------------------------------------
specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, and all references herein to
Exhibits A, B, C, E, F, G, H, I, J, K, L and M refer to annexed
----------------------------------------------
Exhibits A, B, C, E, F, G, H, I, J, K, L and M which are hereby
----------------------------------------------
incorporated herein by reference and all references herein to Schedules 6.5, 6.6, 6.8, 6.10, 6.11, 6.12, 6.18 referred to annexed Schedules 6.5,
6.6, 6.8, 6.10, 6.11, 6.12, 6.18 which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

     10.15  Subsidiary Reference.  Any reference herein to a
            --------------------
Subsidiary or Consolidated Subsidiary of Parent, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to Parent and its Subsidiaries or Consolidated Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent Parent has any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with Parent for financial reporting purposes.

     10.16  No Oral Agreements: Entire Agreement.  ORAL AGREEMENTS OR
            ------------------------------------
COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWERS) AND US (AGENT AND LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THIS AGREEMENT AND THE NOTE EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENT AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF, PROVIDED THAT, WHERE NOT INCONSISTENT WITH THE TERMS OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, THE TERMS OF THE COMMITMENT LETTER DATED NOVEMBER 12, 1999 SHALL SURVIVE AND REMAIN BINDING UPON BORROWERS.

     10.17  Severability.  In case any one or more of the provisions
            ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     10.18  Counterparts.  This Agreement may be executed in any
            ------------
number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.19  Resurrection of Obligations.  To the extent that Agent or
            ---------------------------
any of the Lenders receives any payment on account of any of Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrowers and theretofore created and/or existing in favor of Agent for the benefit of the Lenders as security for the payment of Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Agent or any such Lender and applied on account of Obligations.

     10.20  U.S. Dollars.  Except as otherwise expressly set forth in
            ------------
this Agreement, all currency references set forth herein, in any other Transaction Documents and in any transactions referenced herein or therein shall be denominated in Dollars of the United States of America.

     10.21  Subordination of Intercompany Indebtedness.  Each of the
            ------------------------------------------
Borrowers agrees that any and all claims of such Borrower against any other Borrower, any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any other Borrower, all rights, liens and security interests of any Borrower, whether now or hereafter arising and howsoever existing, in any assets of any other Borrower (whether constituting part of Collateral given to the Agent for the benefit of the Lenders to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Agent and the Lenders in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated. So long as any Default shall have occurred and be continuing, if all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Borrower to any other Borrower ("Intercompany Indebtedness") shall be paid or delivered directly to the Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. The Borrowers irrevocably authorize and empower the Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the applicable Borrower such proofs of claim and take such other action, in the Agent's own name or in the name of the applicable Borrower or otherwise, as the Agent may deem necessary or advisable for the enforcement of this Section 10.21; provided, that the Agent agrees
                    -------------  --------
not to exercise such powers unless an Event of Default shall have occurred and be continuing. The Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness at any time a Default shall have occurred and be continuing and prior to the satisfaction of all of the Obligations and the termination of all financing arrangements among the Borrowers and the Lenders, the applicable Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall so long as any Default shall have occurred and be continuing promptly deliver the same to the Agent, for the benefit of the

Lenders, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Borrower as the property of the Lenders. If any Borrower fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. So long as any Default shall have occurred and be continuing, the Borrowers agree that until the Obligations have been paid in full (in cash) and satisfied and all financing arrangements among the Borrowers and the Lenders have been terminated, the Borrowers will not assign or transfer to any Person (other than the Agent) any claim such Borrower has or may have against any other Borrower.

     10.22  Post Closing Actions.  Notwithstanding anything to the
            --------------------
contrary contained in this Agreement or the other Transaction Documents, the parties hereto acknowledge and agree that:

     (a) The Parent will, within sixty (60) days from the date hereof, deliver properly reissued share certificates evidencing ownership of 65% of the Voting Stock of each of Structural Polymer (Holdings) Limited and Zoltek Rt. and shall take all steps necessary to consummate a legal mortgage of 65% of the Voting Stock of each of Structural Polymer (Holdings) Limited and Zoltek Rt. pursuant to the jurisdiction of incorporation of such Person; and

     (b) ZPI will deliver or cause to be delivered to the Agent, within sixty (60) days from the date hereof, each of the items in respect of the Abilene Facility as are described in Section 4.1(a)(xvii) and the Borrowers shall take any further action, including, without limitation, obtaining the consent of the Development Corporation of Abilene, Inc. to the encumbrance of such property, to assure that the mortgagee policy with respect to the Abilene Facility is in the form and substance satisfactory to the Agent;

     (c) The Borrowers shall cause to be delivered to the Agent, within sixty (60) days from the date hereof, the opinion of Texas local counsel to the Borrowers described in Section 4.1(a)(viii);

     (d) The Borrowers shall cause to be delivered to the Agent, within sixty (60) days from the date hereof, the Acknowledgment Agreements described in Section 4.1(a)(xv);

     (e) The Borrowers shall have caused, within ninety (90) days from the date hereof, each of Ramal, Inc., Composite Machines
   Company, Inc. and Motimation, Inc. to be merged with and into ETC, with ETC as the surviving corporation; and

     (f) The Borrowers shall deliver to the Agent, within five (5) Business Days from the date hereof, evidence of repayment of the credit facilities with ABN Amro and RZB described on Schedule 6.10 to this Agreement.

     All conditions precedent and representations and warranties contained in this Agreement and the other Transaction Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of actions described above within the time periods required above, rather than as elsewhere provided in the Transaction Documents); provided, that (x) to the
                                        --------
extent any representation and warranty would not be true because the foregoing actions were not taken on the date of this Agreement, the respective representation and warranty shall be required to be true and correct at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section
10.22 and (y) all representations and warranties relating to the Collateral shall be required to be true immediately after the actions required to be taken by this Section 10.22 have been taken (or were required to be taken). The acceptance of the benefits of each Loan or Letter of Credit shall constitute a representation, warranty and covenant by the Borrowers to each of the Lenders that the actions required pursuant to this Section 10.22 will be taken within the relevant time periods referred to in this Section 10.22 and that, at such time, all representations and warranties contained in this Agreement and the other Transaction Documents shall then be true and correct without any modification pursuant to this Section 10.22. In the event any of the post closing actions described in clauses (a)-(e) above are not consummated within the applicable time periods, the obligations of Lenders to make additional Revolving Credit Loans and of Agent to issue additional Letters of Credit shall terminate without any further action by Agent or Lenders.

   IN WITNESS WHEREOF, the parties have executed this Credit Agreement this 19th day of November, 1999.

Address:                      ZOLTEK COMPANIES, INC.
-------

3101 McKelvey Road
St. Louis, Missouri 63044     By:
Telecopy: (314) 291-9082         -------------------------------
Attention:  Zsolt Rumy        Name:
                                   -----------------------------
                              Title:
                                    ----------------------------



c/o Zoltek Companies, Inc.    ZOLTEK CORPORATION
3101 McKelvey Road
St. Louis, Missouri 63044
Telecopy:  (314) 291-9082     By:
Attention:  Zsolt Rumy           -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------


c/o Zoltek Companies, Inc     ZOLTEK INTERMEDIATES CORPORATION
3101 McKelvey Road
St. Louis, Missouri 63044
                              By:
                                 -------------------------------
Telecopy:  (314) 291-9082     Name:
Attention:  Zsolt Rumy             -----------------------------
                              Title:
                                    ----------------------------


c/o Zoltek Companies, Inc     ZOLTEK PROPERTIES, INC.
3101 McKelvey Road
St. Louis, Missouri 63044
                              By:
                                 -------------------------------
Telecopy:  (314) 291-9082     Name:
Attention:  Zsolt Rumy             -----------------------------
                              Title:
                                    ----------------------------



c/o Zoltek Companies, Inc     CAPE COMPOSITES, INC.
3101 McKelvey Road
St. Louis, Missouri 63044
                              By:
                                 -------------------------------
Telecopy:  (314) 291-9082     Name:
Attention:  Zsolt Rumy             -----------------------------
                              Title:
                                    ----------------------------
c/o Zoltek Companies, Inc     ENGINEERING TECHNOLOGY CORPORATION
3101 McKelvey Road
St. Louis, Missouri 63044
                              By:
                                 -------------------------------
Telecopy:  (314) 291-9082     Name:
Attention:  Zsolt Rumy             -----------------------------
                              Title:
                                    ----------------------------

Revolving Credit Commitment   MERCANTILE BANK NATIONAL
                              ASSOCIATION, as Agent, as a Swingline
$26,000,000.00                Lender, and as a Lender

Term Loan Commitment

$35,000,000.00

Acquisition Revolving Credit
  Commitment

$10,000,000.00


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------
                              Address:      One Mercantile Center
                                            7th and Washington
                                            St. Louis, Missouri 63101
                                            Attention:  Thomas S. Sherman
                              Telecopy No.: (314) 418-8074

                                                       Schedule 6.5

                             LITIGATION

None, except as described below. Zoltek Intermediates ("Intermediates") initiated a lawsuit against Dan Tingley and Wood Science Technologies Ltd. (collectively, "Tingley"), parties to that certain license agreement under which Tingley licensed to Intermediates certain patent rights and other technologies used in manufacturing carbon fiber reinforced wood panels. Intermediates claimed, among other things, that the inventory and processing equipment purchased from Tingley pursuant to the license agreement was defective and that Tingley made certain misrepresentations to induce Intermediates to enter into the license agreement. Pursuant to the license agreement, the matter was referred to arbitration. In the arbitration, Tingley has asserted a claim that Intermediates breached the license agreement and interfered with Tingley's efforts to commercialize the technology. Intermediates is vigorously prosecuting and defending the arbitration and expects to prevail on the merits of its claims against Tingley. Intermediates does not expect the outcome of the arbitration will be materially adverse to Zoltek Companies, Inc. and its subsidiaries take as a whole.

                                                       Schedule 6.6

                     PENSION AND WELFARE PLANS

None

                                                     Schedule 6.8

                    SUBSIDIARIES OF THE BORROWER


Zoltek Corporation

Zoltek Properties, Inc.

Zoltek Intermediates Corporation

Engineering Technology Corporation

Cape Composites, Inc.

Ramal International, Inc.

Motimation, Inc.

Composite Machines Company, Inc.

Zoltek Rt.

Viscotrade Rt.

Mavipol Rt.

Note: Pursuant to the SPHL Acquisition dated the date hereof the Borrower has acquired the following entities:

Structural Polymer (Holdings) Ltd.

Structural Polymer Systems Limited

SP Systems (Australia) Pty. Ltd.

SP Systems (New Zeland) Ltd.

                                                    Schedule 6.10

                     OTHER LOANS AND GUARANTEES


Zoltek Properties, Inc.

Loan from GE Capital                      $1,462,598.23
Loan from City of Abilene                 $2,432,988.21

Zoltek Corporation

Loan from Southwest Bank                  $2,158,510.72

Zotlek Rt.

Loan from ABN Amro                        $1,108,250.00
Loan from RZB                               $346,737.00

                                                       Schedule 6.11

                           LABOR MATTERS

Zoltek Rt. labor agreement covering approximately 1,200 employees is scheduled to expire during the term of this agreement.

                                                       Schedule 6.12

                               LIENS

Leasehold Deed of Trust executed by Zoltek Properties, Inc. for the benefit of GE Capital.

Deed of Trust dated September 29, 1998, executed by Zoltek Properties, Inc. for the benefit of Development Corporation of Abilene, Inc.

Deed of Trust encumbering property at 3101 McKelvey Road, St. Louis, Missouri 63044, executed by Zoltek Corporation for the benefit of Southwest Bank.

                                                       Schedule 6.18

                OTHER CORPORATE OR FICTITIOUS NAMES

Zoltek Rt. formerly known as Zoltek Magyar Viscosa Rt. formerly known as Magyar Viscosa Rt.

Zoltek Intermediates Corporation formerly known as Composite
Intermediates Corporation

Cape Composites, Inc. formerly known as Waters Technology, Inc.

                            EXHIBIT A
                            ---------

                  FORM OF REVOLVING CREDIT NOTE
                  -----------------------------

                      REVOLVING CREDIT NOTE



$_____________                                     St. Louis, Missouri
                                                     ____________, ___

     FOR VALUE RECEIVED, on November 18, 2005, the undersigned, ZOLTEK COMPANIES, INC., a Missouri corporation; ZOLTEK CORPORATION, a Missouri corporation; ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation; ZOLTEK PROPERTIES, INC., a Missouri corporation; CAPE COMPOSITES, INC., a California, corporation; and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (each, individually, a "Borrower" and, collectively, the "Borrowers"), hereby promise, jointly and severally, to pay to the order of ___________________, a ___________ ("Lender"), the principal sum of ________________ ($__________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to the Borrowers pursuant to the Credit Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed ___________________ Dollars ($___________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement referred to below.

     The Borrowers further promise, jointly and severally, to pay interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rates, at the time or times and in the manner which shall be determined in accordance with the Credit Agreement. All payments hereunder shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal.
Interest shall be computed on an actual day, 360-day year basis.

     All payments of principal and interest under this Note shall be made in lawful currency of the United States (or in such Optional Currency as the terms of the Credit Agreement may require) in immediately available funds at the office of Mercantile Bank National Association ("Agent") situated at One Mercantile Center, St. Louis, Missouri 63101, or at such other place as the Agent may from time to time designate in writing.

     Lender shall record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto, and may, if Lender so elects in connection with any transfer or enforcement of this Note, endorse on the schedules forming a part of this Note appropriate notations to evidence the foregoing information with respect to each such Revolving Credit Loan then outstanding; provided, however, that the joint and several obligation of the Borrowers to repay each Revolving Credit Loan made to the Borrowers hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or endorsement or any mistake by Lender in connection with any such recordation or endorsement. Lender is hereby irrevocably authorized by the Borrowers to so endorse this Note and to attach to and make a part of this Note a continuation of any such schedule as and when required. The books and records of Lender (including, without limitation, the schedules attached to this Note) showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

     Subject to the terms of the Credit Agreement referred to below, the Borrowers shall have the right to prepay all at any time or any portion from time to time of the unpaid principal amount of this Note prior to maturity, without premium or penalty.

     This Note is one of the Revolving Credit Notes referred to in that certain Credit Agreement dated the date hereof by and among the Borrowers, the Agent and the lenders party thereto (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     If any Event of Default shall occur under or within the meaning of the Credit Agreement, then Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or if this Note is placed in the hands of an attorney or attorneys for representation of Agent and/or Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers promise, jointly and severally, to pay to the order of Agent or such Lender, as the case may be, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

This Note shall be governed by and construed in accordance with the laws of the State of Missouri (without reference to conflict of law principles).

ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

   SCHEDULE FOR ENDORSEMENT OF ADVANCES AND (PRE)PAYMENTS
                           TO
      REVOLVING CREDIT NOTE DATED ____________, _____


             Amount       Amount       Balance
             of           of           Remaining    Notation
Date         Advance      (Pre)Payment Unpaid       Made By
----         -------      ------------ ---------    -------

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

                             EXHIBIT B
                             ---------
                      FORM OF SWINGLINE NOTE
                      ----------------------

                                                    St. Louis, Missouri
$5,000,000                                            November 19, 1999

     For value received on November 18, 2005, the undersigned, ZOLTEK COMPANIES, INC., a Missouri corporation; ZOLTEK CORPORATION, a Missouri corporation; ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation; ZOLTEK PROPERTIES, INC., a Missouri corporation; CAPE COMPOSITES, INC., a California corporation; and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (each, individually, a "Borrower" and, collectively, the "Borrowers") promise, jointly and severally, to pay to the order of MERCANTILE BANK NATIONAL ASSOCIATION (the "Swingline
                                                        ---------
Lender"), the lesser of (i) the principal sum of Five Million Dollars
------
($5,000,000), or (ii) the aggregate unpaid principal amount of each Swingline Loan made by the Swingline Lender to the Borrowers pursuant to the terms of the Credit Agreement referred to below. The Borrowers promise, jointly and severally, to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in Federal or other immediately available funds at the office of the Swingline Lender, One Mercantile Center, St. Louis, Missouri 63101

     The Swingline Lender shall record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto, and may, if the Swingline Lender so elects in connection with any transfer or enforcement of this Note, endorse on the schedules forming a part of this Note appropriate notations to evidence the foregoing information with respect to each such Swingline Loan then outstanding; provided, however, that the joint and several obligation of the Borrowers to repay each Swingline Loan made to the Borrowers hereunder shall be absolute and unconditional, notwithstanding any failure of the Swingline Lender to make any such recordation or endorsement or any mistake by the Swingline Lender in connection with any such recordation or endorsement. The Swingline Lender is hereby irrevocably authorized by the Borrowers to so endorse this Note and to attach to and make a part of this Note a continuation of any such schedule as and when required. The books and records of the Swingline Lender (including, without limitation, the schedules attached to this Note) showing the account between the Swingline Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

     Subject to the terms of the Credit Agreement referred to below, the Borrowers shall have the right to prepay all at any time or any portion from time to time of the unpaid principal amount of this Note prior to maturity, without premium or penalty.

     This Note is the Swingline Note referred to in that certain Credit Agreement dated the date hereof by and among the Borrowers, the Agent and the lenders party thereto (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     If any Event of Default shall occur under or within the meaning of the Credit Agreement, then the Swingline Lender's obligation to make additional Swingline Loans under this Note may be terminated in the manner and with the effect as provided in the Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or if this Note is placed in the hands of an attorney or attorneys for representation of Agent and/or the Swingline Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers promise, jointly and severally, to pay to the order of Agent or the Swingline Lender, as the case may be, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the laws of the State of Missouri (without reference to conflict of law principles).

      [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

    SCHEDULE FOR ENDORSEMENT OF ADVANCES AND (PRE)PAYMENTS
                            TO
          SWINGLINE NOTE DATED ____________, _____


             Amount       Amount       Balance
             of           of           Remaining    Notation
Date         Advance      (Pre)Payment Unpaid       Made By
----         -------      ------------ ---------    -------

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

                             EXHIBIT C
                             ---------

             FORM OF ACQUISITION REVOLVING CREDIT NOTE
             -----------------------------------------

                 ACQUISITION REVOLVING CREDIT NOTE


$______________________                             St. Louis, Missouri
                                                      ____________, ___

     FOR VALUE RECEIVED, on November 18, 2005, the undersigned, ZOLTEK COMPANIES, INC., a Missouri corporation; ZOLTEK CORPORATION, a Missouri corporation; ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation; ZOLTEK PROPERTIES, INC., a Missouri corporation; CAPE COMPOSITES, INC., a California corporation; and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (each, individually, a "Borrower" and, collectively, the "Borrowers"), hereby promise, jointly and severally, to pay to the order of __________________, a ___________ ("Lender"), the principal sum of ________________ ($__________), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Acquisition Revolving Credit Loans made by Lender to the Borrowers pursuant to the Credit Agreement referred to below. The aggregate principal amount of Acquisition Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed ___________________ Dollars ($___________), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Credit Agreement referred to below.

     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement referred to below, the terms of which are incorporated herein by reference. The Borrowers further promise, jointly and severally, to pay interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rates, at the time or times and in the manner which shall be determined in accordance with the Credit Agreement. All payment hereunder shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal.
Interest shall be computed on an actual day, 360-day year basis.

     All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank National Association ("Agent") situated at One Mercantile Center, St. Louis, Missouri 63101, or at such other place as the Agent may from time to time designate in writing.

     Lender shall record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto, and may, if Lender so elects in connection with any transfer or enforcement of this Note, endorse on the schedules forming a part of this Note appropriate notations to evidence the foregoing information with respect to each such Acquisition Revolving Credit Loan then outstanding; provided, however, that the joint and several obligation of the Borrowers to repay each Acquisition Revolving Credit Loan made to the Borrowers hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or endorsement or any mistake by Lender in connection with any such recordation or endorsement. Lender is hereby irrevocably authorized by the Borrowers to so endorse this Note and to attach to and make a part of this Note a continuation of any such schedule as and when required. The books and records of Lender (including, without limitation, the schedules attached to this Note) showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

     Subject to the terms of the Credit Agreement referred to below, the Borrowers shall have the right to prepay all at any time or any portion from time to time of the unpaid principal amount of this Note prior to maturity, without premium or penalty.

     This Note is one of the Acquisition Revolving Credit Notes referred to in that certain Credit Agreement dated the date hereof by and among the Borrowers, the Agent and the lenders party thereto (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     If any Event of Default shall occur under or within the meaning of the Credit Agreement, then Lender's obligation to make additional Acquisition Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or attorneys for representation of Agent and/or Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers promise, jointly and severally, to pay to the order of Agent or such Lender, as the case may be, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------



ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------



CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

   SCHEDULE FOR ENDORSEMENT OF ADVANCES AND (PRE)PAYMENTS
                             TO
ACQUISITION REVOLVING CREDIT NOTE DATED ____________, _____


             Amount       Amount       Balance
             of           of           Remaining    Notation
Date         Advance      (Pre)Payment Unpaid       Made By
----         -------      ------------ ---------    -------

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

                            EXHIBIT D
                            ---------

                         FORM OF TERM NOTE
                         -----------------


$____________                                        St. Louis, Missouri
                                                       November 19, 1999

     FOR VALUE RECEIVED, the undersigned, ZOLTEK COMPANIES, INC., a Missouri corporation; ZOLTEK CORPORATION, a Missouri corporation; ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation; ZOLTEK PROPERTIES, INC., a Missouri corporation; CAPE COMPOSITES, INC., a California corporation; and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (each, individually, a "Borrower" and, collectively, the "Borrowers"), hereby promise, jointly and severally, to pay to the order of _____________________________, a ______________ ("Lender"), the
principal sum of _____________________ ($____________) in the amounts and on the dates set forth in the Credit Agreement referred to below.

     The Borrowers further promise, jointly and severally, to pay interest on the principal amount from time to time outstanding hereunder prior to maturity from the date disbursed until paid at the rates, at the time or times and in the manner which shall be determined in accordance with the provisions of the Credit Agreement. All payments hereunder shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. Interest shall be computed on an actual day, 360-day basis.

     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the office of the Agent located at One Mercantile Center, St. Louis, Missouri 63101, or at such other place as the Agent may from time to time designate in writing.

     Lender shall record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto, and may, if Lender so elects in connection with any transfer or enforcement of this Note, endorse on the schedules forming a part of this Note appropriate notations to evidence the foregoing information with respect to the Term Loan then outstanding; provided, however, that the joint and several obligation of the Borrowers to repay the Term Loan made to the Borrowers hereunder shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or endorsement or any mistake by Lender in connection with any such recordation or endorsement. Lender is hereby irrevocably authorized by the Borrowers to so endorse this Note and to attach to and make a part of this Note a continuation of any such schedule as and when required. The books and records of Lender (including, without limitation, the schedules attached to this Note) showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

     Subject to the terms of the Credit Agreement referred to below, the Borrowers shall have the right to prepay all at any time or any portion from time to time of the unpaid principal amount of this Note prior to maturity, without premium or penalty.

     This Note is one of the Term Notes referred to in that certain Credit Agreement dated the date hereof by and among the Borrowers, the Agent and the lenders party thereto (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Credit Agreement.

     If any Event of Default shall occur under or within the meaning of the Credit Agreement, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Credit Agreement.

     In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or if this Note is placed in the hands of an attorney or attorneys for representation of Agent and/or Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers promise, jointly and severally, to pay to the order of Agent or such Lender, as the case may be, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

     This Note shall be governed by and construed in accordance with the laws of the State of Missouri (without reference to conflict of law principles).


ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------



CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

   SCHEDULE FOR ENDORSEMENT OF ADVANCES AND (PRE)PAYMENTS
                             TO
            TERM NOTE DATED ____________, _____


             Amount       Amount       Balance
             of           of           Remaining    Notation
Date         Advance      (Pre)Payment Unpaid       Made By
----         -------      ------------ ---------    -------

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

_________    _________    _________    _________    _________

                            EXHIBIT E
                            ---------

                      [BORROWER'S LETTERHEAD]

                        NOTICE OF BORROWING

                               [DATE]

Mercantile Bank National Association, as Agent
One Mercantile Center
St. Louis, Missouri  63101
Attention:  __________________


          Re: Credit Agreement dated November 19, 1999 (as amended, restated, replaced or otherwise modified, the "Credit Agreement").

Gentlemen:

     The undersigned desires to borrow on _______________, ____, a(n) [Revolving Credit Loan, Swingline Loan, Acquisition Revolving Credit Loan] (as defined in the Credit Agreement) in an aggregate principal amount of _____________ pursuant to the Credit Agreement. Such Loan shall be (check one):

                ______   Prime Loan

                ______   LIBOR Loan

if a Revolving Credit Loan, shall be borrowed and repaid in [US Dollars, Pounds Sterling, Deutsche Marks, Euros]; and if a LIBOR Loan, shall be for an Interest Period of _________ (one, two, three or six) months. Accordingly, the undersigned requests that you make available to the undersigned said amount on said date.

     The undersigned hereby represents and warrants to you that as of the date hereof all of the representations and warranties of the undersigned contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall remain true and correct in all material respects on and as of such earlier date and for purposes of this Notice, the representations and warranties made by Borrowers in Section 6.4 of the Credit Agreement shall be deemed to refer to the most recent financial statements of Parent delivered to the Lenders pursuant to Section 7.1(a) of the Credit Agreement, and no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing, and that no such Default or Event of Default will result from the loan requested hereby.

                           Very truly yours,

ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

                             EXHIBIT F
                             ----------

                 FORM OF BORROWING BASE CERTIFICATE
                 ----------------------------------

     This Borrowing Base Certificate is delivered pursuant to Section 3.1(c) of that certain Credit Agreement dated as of November 19, 1999 (as the same may from time to time be amended, modified, extended or renewed, the "Credit Agreement"), by and among Zoltek Companies, Inc., a Missouri corporation, Zoltek Corporation, a Missouri corporation, Zoltek Intermediates Corporation, a Missouri corporation, Zoltek Properties, Inc., a Missouri corporation, Cape Composites, Inc., a California corporation, and Engineering Technology Corporation, a Missouri corporation (collectively, the "Borrowers"), Mercantile Bank National Association, as agent (the "Agent"), and the lenders party thereto.
Each capitalized term used herein without definition shall have the meaning ascribed to such term in the Credit Agreement.

     The Borrowers hereby jointly and severally represent and warrant to the Agent and the Lenders that the following information is true, correct and complete in all material respects as of _________________, ______:


1.   80% of face amount of Eligible Accounts                $______________

2.   50% of Eligible Inventory (not to exceed $15,000,000)  $______________

3.   Borrowing Base (Sum of Items 1 and 2 above)            $______________

4.   Total Revolving Credit Commitments                     $______________

5.   Borrower's Maximum Revolving Credit Availability
     (Lesser of Item 3 or Item 4)                           $______________

6.   Total Revolving Credit Usage                           $______________

7.   Unused Revolving Credit Availability (Item 5 minus
                                                  -----
     Item 6) (Negative amount requires mandatory repayment)
                                                            $______________


     If Item 7 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 3.1(d) of the Credit
Agreement.

     This Borrowing Base Certificate is dated the _____ day of _________, _____.


ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

                        EXHIBIT G
                        ---------

       FORM OF STANDBY LETTER OF CREDIT APPLICATION
       --------------------------------------------

                        EXHIBIT H
                        ---------

     FORM OF COMMERCIAL LETTER OF CREDIT APPLICATION
     -----------------------------------------------

                            EXHIBIT I
                            ---------

                      FORM OF LETTER OF CREDIT
                     PARTICIPATION CERTIFICATE

     This Letter of Credit Participation Certificate is issued pursuant to Section 3.7 of that certain Credit Agreement dated November 19, 1999, by and among ZOLTEK COMPANIES, INC., a Missouri corporation; ZOLTEK CORPORATION, a Missouri corporation; ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation; ZOLTEK PROPERTIES, INC., a Missouri corporation; CAPE COMPOSITES, INC., a California corporation; and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (each, individually a "Borrower" and, collectively, the "Borrowers"), the Agent and the lenders party thereto, as the same may from time to time be amended, modified, extended or renewed (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     Subject to the terms, provisions and conditions contained in the Credit Agreement, Agent hereby issues to ____________________ a __________ Percent (_____%) undivided participation interest in all Letters of Credit issued by the Agent from time to time under the Credit Agreement (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letters of Credit and in all payments and Revolving Credit Loans made in connection with such Letters of Credit).

     This Certificate may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

     Executed this ____ day of ____________, _____.

                              MERCANTILE BANK NATIONAL
                              ASSOCIATION, as Agent

                              By:
                                 --------------------------
                              Title:
                                    -----------------------

     The foregoing Letter of Credit Participation Certificate is hereby accepted this ____ day of _____________, ____.


                              -----------------------------

                              By:
                                 --------------------------
                              Title:
                                    -----------------------

                            EXHIBIT J
                            ---------

                FORM OF BORROWERS' COUNSEL OPINION
                ----------------------------------

                 [LETTERHEAD OF BORROWERS' COUNSEL]

                         November 19, 1999

The Lenders party to the Credit
Agreement referred to below and
Mercantile Bank National Association,
as the Agent for the Lenders

Ladies and Gentlemen:

     We are counsel to ZOLTEK COMPANIES, INC., a Missouri corporation, ZOLTEK CORPORATION, a Missouri corporation, ZOLTEK INTERMEDIATES CORPORATION, a Missouri corporation, ZOLTEK PROPERTIES, INC., a Missouri corporation, CAPE COMPOSITES, INC., a California corporation and ENGINEERING TECHNOLOGY CORPORATION, a Missouri corporation (individually a "Borrower" and collectively, the "Borrowers"). We are providing this opinion in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement"), dated as of November 19, 1999, by and among the Borrowers, the Lenders and Mercantile Bank National Association, as Agent (the "Agent"), for the purpose of satisfying the condition set forth in Section 4.1(a)(viii) of the Credit Agreement. Capitalized but undefined terms used herein shall have the meanings assigned to them in the Credit Agreement.

     We have examined and considered, in addition to such other documents, records of proceedings and information as we have deemed appropriate for purposes of this opinion, the following documents:

     (i) A copy of the Certificate of the Secretary of each of the Borrowers and exhibits thereto listed supplied to us by each such
   Borrower:

             Exhibit A  Articles of Incorporation certified by the
                        Secretary of State of the State of
                        incorporation;

             Exhibit B  Bylaws;

             Exhibit C  Resolutions;

             Exhibit D  Certificate of Incumbency;

     (ii)    the Credit Agreement;

     (iii)   the Notes;

     (iv)    the Security Agreement;

     (v)     the Pledge Agreement;

     (vi)    the Deed of Trust;

     (vii)   each of the Financing Statements on Form UCC-1 (the
   "Financing Statements") executed by Borrowers showing a Borrower as debtor and Agent as secured party and to be filed [identify filing locations]; and

     (viii) the [acquisition agreement regarding Structured Polymer Holdings, Ltd. and other documents].

     The documents referred to in clauses (ii) through (vii) above are hereinafter sometimes referred to collectively as the "Credit
Documents."   The documents referred to in clause (viii) above are
hereinafter sometimes referred to collectively as the "Acquisition
Documents."

     In rendering this opinion, we have assumed the genuineness of all signatures on documents, statements and certificates which we have reviewed, the accuracy and authenticity of all documents, statements and certificates which we have reviewed, the legal competence of all natural persons who are signatories thereto, and the conformity to authentic original documents of all documents, statements and certificates submitted to us as certified, conformed or photostatic copies (except for the signatures of the Borrower, which we have personally witnessed and observed, and with respect to which no such assumptions are required).

     Subject to the qualifications expressly set forth herein, we are of the opinion that:

     1. Each of the Borrowers is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation, and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

     2. Each of the Borrowers has all requisite corporate power, authority and legal capacity and legal right (a) to own, lease and operate its properties and assets and to carry on its business as now being conducted, (b) to execute and deliver the Credit Documents to which it is a party, and (c) to perform its obligations thereunder.

     3. The execution, delivery, and performance by each of the Borrowers of each of the Credit Documents to which it is a party have been duly authorized by all requisite corporate action on the part of the Borrower. Each of the Credit Documents has been duly executed and delivered by each of the Borrowers which is a party thereto.

     4. All corporate action on the part of each of the Borrowers requisite for the execution, delivery and performance of the Credit Documents to which it is a party has been fully and effectively taken.

     5. The execution and delivery by each of the Borrowers of the Credit Documents to which it is a party, and the performance of its obligations thereunder, will not violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) such Borrower's Articles of Incorporation, By-laws or any resolution of its Board of Directors or any committee thereof, (ii) any license or franchise to which such Borrower is a party or by which it or its properties may be bound or affected, or (iii) any federal, state or local law (including, without limitation, environmental or occupational health and safety laws), any statute, regulation, rule, order or other legal requirement of any court or any federal, state, county or municipal government or public authority or agency. The execution and delivery by each of the Borrowers of the Credit Documents will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under, the agreements and indentures to which such Borrower is a party, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any property of such Borrower.

     6. Each of the Borrowers has obtained any and all consents, approvals or other authorizations required to be obtained in connection with the execution, delivery and performance of the Credit Documents.
No consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution and delivery by Borrowers of the Credit Documents.

     7. There are no actions, proceedings or investigations pending or, to the best of our knowledge (after due inquiry), threatened against any Borrower which question the validity of the Credit Documents or the transactions contemplated thereby or which involve the possibility of adversely affecting the ability of any Borrower to perform its obligations under the Credit Documents.

     8. Each of the Credit Documents has been duly executed and delivered by a duly authorized officer of each Borrower which is a party thereto, and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and subject to general principles of equity.

     9. The use of proceeds of the Loans does not violate the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     10. None of the Borrowers is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by the Credit Documents.

     11. The Security Agreement creates a security interest in favor of the Agent in the collateral of the Borrowers described therein. Without limiting the generality of the foregoing opinion, we expressly advise you that the chief executive office of Borrower is located in the County of St. Louis, Missouri and that the Agent has and will have, under the Security Agreement, a valid, perfected security interest in the collateral described therein.

     12.  The filing of the Financing Statements in the locations indicated on Schedule A hereto are sufficient to perfect a security
             ----------
interest in favor of the Agent in the collateral described therein.

     13. The Pledge Agreement creates a security interest in favor of the Agent in the collateral of the Borrowers described therein and the pledged shares referenced in and pledged under the Pledge Agreement represent 65% of the issued and outstanding stock of such Subsidiaries which are pledged thereunder. Delivery to the Agent of actual physical possession of the pledged shares is sufficient to perfect a security interest in favor of the Agent under the Uniform Commercial Code as in effect in the State of Missouri.

     14. The execution, delivery and performance by each of the Borrowers of each of the Acquisition Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Borrower. Each of the Acquisition Documents to which a Borrower is a party has been duly executed and delivered by each Borrower which is a party thereto. The execution, delivery and performance by each of the Borrowers of the Acquisition Documents to which it is a party do not
(a) violate any provision of any Federal or state statute, rule or regulation, (b) violate any provision of any order, writ, judgment, injunction decree, determination or award presently in effect which affects or binds such Borrower or any of its respective properties, (c) violate any provision of the Articles of Incorporation of such Borrower or the Bylaws of such Borrower or (d)(i) conflict with, or result in the breach of, or constitute a default under, any agreement, document or instrument to which such Borrower is a party or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the property of such Borrower pursuant to any agreement, document or instrument to which such Borrower is a party. The transaction contemplated by the Acquisition Documents have been effected in accordance with the terms of the Acquisition Documents.

     We are qualified to practice law in the State of Missouri and our opinions are limited to the laws of the State of Missouri and the federal laws of the United States of America.


                              Very truly yours,

                            EXHIBIT K
                            ---------

                   FORM OF OFFICER'S CERTIFICATE

                                    ,
                    ----------------   --------


Mercantile Bank National Association, as Agent
One Mercantile Center
St. Louis, Missouri 63101
Attention: _________________

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated November 19, 1999, by and among you, the lenders party thereto and the undersigned, as the same may from time to time be amended, modified, extended or renewed (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

     The Borrowers hereby certify to Agent and the Lenders that as of the date hereof:

     (a) all of the representations and warranties of the Borrowers contained in the Credit Agreement and in the other Transaction Documents are true and correct in all material respects as if made on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall remain true and correct in all material respects on and as of such earlier date, and for purposes of this Certificate, the representations and warranties made by Borrowers in Section 6.4 of the Credit Agreement shall be deemed to refer to the most recent financial statements of Parent delivered to the Lenders pursuant to Section 7.1(a);

     (b) no violation or breach of any of the affirmative covenants of the Borrowers contained in the Credit Agreement has occurred and is continuing;

     (c) no violation or breach of any of the negative covenants of the Borrowers contained in the Credit Agreement has occurred and is continuing;

     (d) no Default or Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing;

     (e) the financial statements of the Parent delivered to you with this letter are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently applied; and

     (f)  the financial covenant information set forth in Schedule 1
                                                          ----------
to this letter is true and correct.

ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------


CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

                         SCHEDULE 1

               Financial Covenant Information

           ___________________as of ________19___


      Financial Covenant                Actual Required
      ------------------                ---------------

                             EXHIBIT L
                             ---------

                    FORM OF ASSIGNMENT AGREEMENT

                                            DATE:  __________, ____

     Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________________ (the "Assignor") and _______________ (the
"Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Term Loans, Revolving Credit Loans, Acquisition Revolving Credit Loans and Letters of Credit.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or the other Transaction Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Transaction Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [; and (v) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].<F1>

     4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Agent and the Borrowers, receipt by the Agent of the assignment fee referred to in
Section 10.12 of the Credit Agreement, and the recordation by the Agent of the assignment effected hereby in its records, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

     5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Transaction Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Transaction Documents.

     6. It is agreed that upon the effectiveness hereof, the Agent shall make all payments in respect of the Assigned Share (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Settlement Date or accrued subsequent to the Settlement Date. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

     7.   THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).



[FN]
--------------
<F1> If the Assignee is organized under the laws of a jurisdiction outside the United States.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.


                         [NAME OF ASSIGNOR],
                         as Assignor


                         By
                           ----------------------------------------
                           Title:



                         [NAME OF ASSIGNEE],
                         as Assignee


                         By
                           ----------------------------------------
                           Title:

Acknowledged and Agreed:


MERCANTILE BANK NATIONAL ASSOCIATION, as Agent


By:
   ---------------------------
   Title:


ZOLTEK COMPANIES, INC.           ZOLTEK CORPORATION


By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------



ZOLTEK INTERMEDIATES             ZOLTEK PROPERTIES, INC.
   CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------



CAPE COMPOSITES, INC.            ENGINEERING TECHNOLOGY
                                    CORPORATION

By:                              By:
   ---------------------------      -------------------------------
Name:                            Name:
     -------------------------        -----------------------------
Title:                           Title:
      ------------------------         ----------------------------

               ANNEX FOR ASSIGNMENT AGREEMENT

                          ANNEX I

1.   The Borrower:  Zoltek Companies, Inc.
                    Zoltek Corporation
                    Zoltek Intermediates Corporation
                    Zoltek Properties, Inc.
                    Cape Composites, Inc.
                    Engineering Technology Corporation

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of November 19, 1999, among the Borrowers, the Agent and the Lenders.

3.   Date of Assignment Agreement:  ______________________

4.   Amounts (as of date of item #3 above):

                                                                             Acquisition
                                                            Revolving        Revolving
                                                            Credit           Credit
                                          Term Loan         Commitment       Commitment
                                          ---------         ----------       ----------
a.    Aggregate Amount for all Lenders    $___________      $__________      $__________

b.    Assigned Share                      $___________      __________%      __________%

c.    Amount of Assigned Share            $___________      $__________      $__________

5.   Settlement Date:  _____________________

     Payment Instructions:

          ASSIGNEE:
                ____________________________
                ____________________________
                ____________________________
                Attention:
                Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]            [NAME OF ASSIGNOR]


By                            By
  --------------------------    ------------------------------

  --------------------------    ------------------------------
  (Print Name and Title)        (Print Name and Title)

                            EXHIBIT M
                            ---------

                     FORM OF JOINDER AGREEMENT

     THIS JOINDER AGREEMENT (the "Agreement"), dated as of
                                  ---------
_____________, _____, is by and between _____________________, a
___________________ (the "Subsidiary"), and MERCANTILE BANK NATIONAL
                          ----------
ASSOCIATION, in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of November 19, 1999,
                   ----------------
by and among the Borrowers party thereto (the "Borrowers"), the
                                               ---------
lenders party thereto, and Mercantile Bank National Association, as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

     The Borrowers are required by Section 5.2 of the Credit Agreement to cause the Subsidiary to become a "Borrower".
                                     --------

     Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

     1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally agrees with the other Borrowers to pay to each Lender and the Agent, or otherwise perform as provided in the Credit Agreement, the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

     2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an obligor and grantor under the Security Agreement as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

          (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto
                                           ----------
     and the Subsidiary keeps its books and records at such locations.

          (ii)  The type of Collateral owned by the Subsidiary and
     the location of all Collateral owned by the Subsidiary is as shown on Schedule 2 attached hereto.
        ----------

          (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in
     Schedule 3 attached hereto.
     ----------

     3. The address of the Subsidiary for purposes of all notices and other communications is ____________________,
____________________________, Attention of ______________ (Facsimile No.
____________).

     4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the undertakings by the Subsidiary under the Credit Agreement upon the execution of this Agreement by the Subsidiary.

     5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same contract.

     6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the Subsidiary has caused this Joinder
Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.


                              [SUBSIDIARY]



                              By:
                                 --------------------------
                              Name:
                                   ------------------------
                              Title:
                                    -----------------------



                              Acknowledged and accepted:


                              MERCANTILE BANK NATIONAL
                                ASSOCIATION, as Agent



                              By:
                                 --------------------------
                              Name:
                                   ------------------------
                              Title:
                                    -----------------------

                        SCHEDULE 1
                        ----------

               TO FORM OF JOINDER AGREEMENT
               ----------------------------

               [Chief Executive Office and
          Chief Place of Business of Subsidiary]

                        SCHEDULE 2
                        ----------

               TO FORM OF JOINDER AGREEMENT
               ----------------------------



            [Types and Locations of Collateral]

                        SCHEDULE 3
                        ----------

               TO FORM OF JOINDER AGREEMENT
               ----------------------------



                       [Tradenames]